Prospectus Supplement (To Prospectus Filed February 9, 2007)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-137236
LIME ENERGY CO.
Up To 38,825,160 Shares of Common Stock
We are distributing at no charge to the holders of our common stock, other than a group (the “Excluded Group”) consisting of Daniel W. Parke and the 11 former holders of our Series E Convertible Preferred Stock (the “Former Series E Holders”) who converted all outstanding shares of Series E Convertible Preferred Stock (“Series E”) into shares of common stock on June 29, 2006, non-transferable subscription rights to purchase up to an aggregate of 38,825,160 shares of our common stock at a cash subscription price of $1.00 per share, or an aggregate of $38,825,160. The members of the Excluded Group have all waived their rights to participate in this rights offering in order to maximize the number of shares available for purchase by our other stockholders.
Each stockholder of Lime Energy Co. (formerly named Electric City Corp.), other than the Excluded Group, will receive five subscription rights for each share of our common stock owned on February 23, 2007. Each subscription right will entitle you to purchase one share of our common stock.
The subscription rights will expire if they are not exercised prior to 5:00 p.m., New York City time, on March 23, 2007, the expiration date of this rights offering. We, in our sole discretion, may extend the period for exercising the subscription rights. We will extend the duration of the rights offering as required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in this rights offering. Subscription rights that are not exercised by the expiration date of this rights offering will expire and will have no value. You should carefully consider whether or not to exercise your subscription rights before the expiration date.
The rights may not be sold or transferred except by operation of law.
Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “LMEC.” On February 6, 2007, the closing bid price of our common stock as reported on the OTC Bulletin Board was $1.05 per share.

	Per Share	Aggregate
Subscription Price	$1.00	$38,825,160
Estimated Expenses	0.00	130,000

Net Proceeds to Lime Energy	$1.00	$38,695,160
     Our principal executive office is located at 1280 Landmeier Road, Elk Grove Village, Illinois, 60007. Our telephone number at that address is (847) 437-1666. Our web site is located at http://www.lime-energy.com.

Investing in our common stock involves significant risks described beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 23, 2007.

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ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC” or “Commission”) using a “shelf registration” process. You should rely only on the information provided in this prospectus or any supplement or amendment. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus or any supplement or amendment is accurate as of any date other than the date on the front of this prospectus or any supplement or amendment.
     Unless the context otherwise requires, “Lime Energy,” the “Company,” “we,” “our,” “us” and similar expressions refers to Lime Energy Co. and its subsidiaries, and the term “common stock” means Lime Energy Co.’s common stock, par value $0.0001 per share.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus includes “forward-looking” statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors, including the factors set forth under “Risk Factors,” that could cause our actual results, performance, prospects or opportunities in 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, our limited operating history, our history of operating losses, fluctuations in retail electricity rates, our reliance on licensed technologies, customers’ acceptance of our new and existing products, the risk of increased competition, our ability to successfully integrate acquired businesses, products and technologies, the recent changes in our management, our ability to manage our growth, our possible need for additional financing in the future and the terms and conditions of any financing that might be consummated, the possible volatility of our stock price, the concentration of ownership of our stock and the potential fluctuation in our operating results. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus

THE RIGHTS OFFERING

Rights	We will distribute to each stockholder of record on February 23, 2007, other than the Excluded Group, at no charge, five non-transferable subscription rights for each share of our common stock then owned. The rights will be evidenced by non-transferable rights certificates. If and to the extent that our stockholders receiving such rights exercise their right to purchase our common stock we will issue up to 38,825,160 shares and receive gross proceeds of up to $38,825,160 in the rights offering.

Basic Subscription Privilege	Each right will entitle the holder to purchase one share of our common stock for $1.00, the per share subscription price.

Over-Subscription Privilege	Each rights holder who elects to exercise its basic subscription privilege in full may also subscribe for additional shares that are not otherwise subscribed for by other rights holders, at the same subscription price per share. If an insufficient number of shares are available to fully satisfy the over-subscription privilege requests, any available shares will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription privilege. The subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the rights offering.

Subscription Price	$1.00 per share

Record Date	February 23, 2007

Expiration Date	March 23, 2007, subject to extension

Non-Transferability of Rights	The rights are not transferable, except by operation of law.

Procedure for Exercising Rights	You may exercise your rights by properly completing and signing your rights certificate. You must deliver your rights certificate with full payment of the subscription price (including any amounts in respect of the over-subscription privilege) to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures” beginning on page 29. If you hold shares of our common stock through a broker, custodian bank or other nominee, see “How Rights Holders Can Exercise Rights Through Others” below.

No Revocation	Once you have exercised your subscription privilege your exercise may not be revoked. Rights not exercised prior to the expiration of the rights offering will expire.

How Rights Holders Can Exercise Rights Through Others	If you hold our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

How Foreign Stockholders and Stockholders with APO or FPO Addresses Can Exercise Rights	The subscription agent will mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, on March 20, 2007, and take all other steps which are necessary to exercise your rights, on or prior to the date on which the rights offering expires. If you do not follow these procedures prior to the expiration of the rights offering, your rights will expire.

Material United States Federal Income Tax Consequences	A holder should not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. For a detailed discussion, see “Material United States Federal Income Tax Consequences.”

Issuance of Our Common Stock	We will issue certificates representing shares purchased in the rights offering as soon as practicable after the expiration of the rights offering.

No Recommendation to Rights Holders	We are not making any recommendations as to whether or not you should subscribe for shares of our common stock. You should decide whether to subscribe for shares based upon your own assessment of your best interests.

Use of Proceeds	The proceeds from the sale of common stock will be used for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that we believe are complementary to our own. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

Subscription Agent	LaSalle Bank National Association

OTC Bulletin Board Symbol for our common stock	LMEC
     For additional information concerning the rights offering, see “The Rights Offering,” beginning on page 24.

     An investment in our common stock involves significant risks. See “Risk Factors” beginning on page 14.
QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q:	What is the rights offering?

A:	The rights offering is a distribution to holders of our common stock, other than the Excluded Group, of five non-transferable subscription rights for each share of common stock owned as of February 23, 2007, with each right evidencing the right to purchase one share of our common stock at a price of $1.00, for a total of 38,825,160 subscription rights.

Q:	What is a subscription right?

A:	Each subscription right is a basic right to purchase one share of our common stock at a price of $1.00 and carries with it an over-subscription privilege, as described below.

Q:	How many shares may I purchase if I exercise my subscription rights?

A:	You will receive five non-transferable subscription rights for each share of our common stock that you owned on February 23, 2007, the record date. Each subscription right contains the basic subscription privilege and the over-subscription privilege.

Q:	What is the basic subscription privilege?

A:	The basic subscription privilege of each subscription right entitles you to purchase one share of our common stock at the subscription price of $1.00 per share.

Q:	What is the over-subscription privilege?

A:	The over-subscription privilege of each subscription right entitles each holder who fully exercises his basic subscription privilege with respect to all of his rights, to subscribe for additional shares of our common stock at the same subscription price per share if any rights offering shares are not purchased by other holders of subscription rights under their basic subscription privileges as of the expiration date.

Q:	What if there are an insufficient number of shares to satisfy the over-subscription requests?

A:	If there are an insufficient number of shares of our common stock available to fully satisfy the over-subscription requests of rights holders, subscription rights holders who exercised their over-subscription privilege will receive the available shares pro rata based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege. Any excess subscription payments will be returned, without interest or deduction, promptly after the expiration of the rights offering.

Q:	Why are we engaging in a rights offering?

A:	The rights offering is being made to raise equity capital in a cost-effective manner and to offer our common stockholders an opportunity to reduce the dilution they sustained as a result of three transactions which closed at the end of June, 2006 by purchasing of shares of our common stock at the same price per share ($1.00) at which shares were issued in those transactions. The three transactions were: (a) the private placement transaction (the “PIPE Transaction”) in which we issued 17,875,000 shares to certain investors (the “PIPE Investors”) at a purchase price of $1.00 per share; (b) the conversion (the “Series E Conversion Transaction”) of all outstanding shares of our Series E

Convertible Preferred Stock into shares of common stock at a conversion price of $1.00 per share; and (c) the acquisition of Parke P.A.N.D.A. Corporation for cash and 5,000,000 shares of common stock, which were value in this transaction at $1.00 per share. We believe this is a cost-effective way to raise capital because we will not pay any underwriters’ or brokers commissions or discounts with respect to any shares that are sold.

Q:	Am I required to subscribe in the rights offering?

A:	No.

Q:	What happens if I choose not to exercise my subscription rights?

A:	You will retain your current number of shares of common stock even if you do not exercise your subscription rights. However, if you do not exercise your basic subscription privileges, the percentage of our common stock that you own will decrease and your voting and other rights will be diluted if and to the extent that other stockholders exercise their basic and over-subscription rights.

Q:	Do you need to have a certain participation level in order to complete the rights offering?

A:	No. We may choose to consummate the rights offering regardless of the number of shares actually purchased.

Q:	Can the board of directors cancel the rights offering?

A:	Yes. Our board of directors may decide to cancel the rights offering at any time prior to the expiration of the rights offering for any reason. If we cancel the rights offering, any money received from subscribing stockholders will be refunded promptly, without interest or deduction. See “The Rights Offering—Cancellation Right.”

Q:	May I transfer my rights if I do not want to purchase any shares?

A:	No. You may not sell, give away or otherwise transfer your rights. However, rights will be transferable by operation of law, for example, upon death of the recipient.

Q:	When will the rights offering expire?

A:	The subscription rights will expire, if not exercised prior thereto, at 5:00 p.m., New York City time, on March 23, 2007, unless we decide to extend the rights offering until some later time. See “The Rights Offering—Expiration of the Rights Offering and Extensions and Termination.” The subscription agent must actually receive all required documents and payments before that time and date. There is no maximum duration for the rights offering.

Q:	How do I exercise my subscription rights?

A:	You may exercise your subscription rights by properly completing and signing your subscription rights certificate. Your subscription rights certificate, together with full payment of the subscription price, must be received by the subscription agent on or prior to the expiration date of the rights offering. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

Q:	What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, custodian bank or other nominee?

A:	If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form (or the broker’s equivalent form) from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q:	What should I do if I want to participate in the rights offering, but I am a stockholder with a foreign address or a stockholder with an APO or FPO address?

A:	The subscription agent will not mail subscription rights certificates to you if you are a stockholder of record as of the rights offering record date with an address outside the United States or with an Army Post Office or a Fleet Post Office address. To exercise your subscription rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, on March 20, 2007 and establish to the satisfaction of the subscription agent that you are permitted to exercise your subscription rights under applicable law. In addition, you must take all other steps that are necessary to exercise your subscription rights, on or prior to the date required for participation in the rights offering. If you do not follow these procedures prior to the expiration of the rights offering, your rights will expire.

Q:	Will I be charged a sales commission or a fee if I exercise my subscription rights?

A:	We will not charge a brokerage commission or a fee to rights holders for exercising their subscription rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee.

Q:	Are there any conditions to my right to exercise my subscription rights?

A:	Yes. The rights offering is subject to certain limited conditions. Please see “The Rights Offering—Conditions to the Rights Offering.”

Q:	What is the board of directors recommendation regarding the rights offering?

A:	Neither we, nor our board of directors is making any recommendation as to whether or not you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering and after considering all of the information herein, including the “Risk Factors” section of this document. You should not view the recent purchase of shares by three of our directors in the PIPE Transaction as a recommendation or other indication that the exercise of your subscription rights is in your best interests.

Q:	How was the $1.00 per share subscription price established?

A:	The subscription price per share is equal to the price at which we recently sold shares of our common stock to the PIPE Investors in the PIPE Transaction, and the price at which the Series E Conversion was effected, and the price at which the common stock was valued for purposes of the Parke P.A.N.D.A. Corporation acquisition. This per share price was established through arm’s length negotiations with the PIPE Investors, including certain members of our board of directors, in the PIPE Transaction and with Dan Parke (another member of our board) in connection with the acquisition of Parke P.A.N.D.A. Corporation from The Parke Family Trust. Because the PIPE Transaction and the Parke acquisition involved potential conflicts of interest on the part of certain of our directors, these transactions and the terms of this rights offering were reviewed by a special committee comprised of disinterested, independent directors. Rittenhouse Capital, LLC (“Rittenhouse”) acted as a financial advisor to the committee and provided a fairness opinion relating to the consideration paid by the Company in connection with the acquisition of Parke P.A.N.D.A. Corporation, and also advised the committee on market conditions and financing options, including the PIPE Transaction and this rights offering. After reviewing the proposed transactions and considering the information provided by Rittenhouse, the committee approved the Parke acquisition, the PIPE Transaction and recommended to the Board that the Company proceed with the rights offering at a price of $1.00 per share.

Q:	May stockholders in all states participate?

A:	Although we intend to distribute the rights to all stockholders (except the Excluded Group), we reserve the right in some states to require stockholders, if they wish to participate, to state and agree that upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired.

Q:	Is exercising my subscription rights risky?

A:	The exercise of your subscription rights involves significant risks. Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the significant risks described under the heading “Risk Factors,” beginning on page 14.

Q:	How many shares will be outstanding after the rights offering?

A:	The number of shares of common stock currently outstanding is 50,316,902. We may issue as many as 38,825,160 additional shares through the rights offering, which represents five shares for every share owned by our common stockholders, excluding those shares owned by the members of the Excluded Group. The actual number of shares issued pursuant to the rights is expected to be less, perhaps significantly less than this, and will depend on the level of participation by rights holders.

Q:	How will the rights offering affect the ownership of the common stock by the Former Holders of Series E Preferred and Daniel Parke?

A:	The former holders of our Series E stock (the “Former Series E Holders”) collectively own approximately 75% of our outstanding common stock. (There are 11 Former Series E Holders. If Daniel Parke, one of our directors, is also included (he is not a Former Series E Holder), the group of 12 stockholders collectively owns approximately 85% of our outstanding common stock. In the unlikely event that the rights holders exercise their rights to purchase all 38,825,160 shares of common stock being offered in this rights offering, the ownership of the Former Series E Holders and Mr. Parke as a group would be reduced to approximately 48%. If rights to purchase 10,000,000 shares are exercised, the ownership of the Former Series E Holders and Mr. Parke as a group would be reduced to approximately 70%.

Q:	After I exercise my rights, can I change my mind and cancel my purchase?

A:	No. Once you send in your subscription rights certificate and payment you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable and even if the market price of our common stock is below the $1.00 per share subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $1.00 per share. Subscription rights not exercised prior to the expiration of the rights offering will expire and have no value. See “The Rights Offering—No Revocation.”

Q:	What are the United States Federal income tax consequences of exercising my subscription rights?

A:	A holder should not recognize income or loss for United States Federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to the particular consequences to you of the rights offering. See “Material United States Federal Income Tax Consequences.”

Q:	If the rights offering is not completed, will my subscription payment be refunded to me?

A:	Yes. The subscription agent will hold all funds it receives in escrow until completion of the rights offering. If the rights offering is not completed, the subscription agent will return promptly, without interest, all subscription payments.

Q:	If I exercise my subscription rights, when will I receive shares of common stock purchased in the rights offering?

A:	We will deliver certificates representing the shares of our common stock purchased in the rights offering as soon as practicable after the expiration date of the rights offering and after all pro rata allocations and adjustments have been completed. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date of the rights offering, which is the latest time by which subscription rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

Q:	Who is the subscription agent for the rights offering?

A:	The subscription agent is LaSalle Bank N.A.. The address for delivery to the subscription agent is as follows:

By Mail, Overnight Courier or by Hand:

LaSalle Bank N.A.
135 S. LaSalle Street
Suite 1946
Chicago, IL 60603

Your delivery to an address or other than by the methods set forth above will not constitute valid delivery.
               For a more complete description of the rights offering, see “The Rights Offering” beginning on page 24.

PROSPECTUS SUMMARY
     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.
Our Company
     We were organized as Electric City LLC, a Delaware limited liability company, on December 5, 1997. On June 5, 1998 we merged Electric City LLC with and into Electric City Corp., a Delaware corporation. On June 10, 1998, we issued approximately six (6%) percent of our then issued and outstanding common stock to the approximately 330 stockholders of Pice Products Corporation (“Pice”), an inactive, unaffiliated company with minimal assets, pursuant to the merger of Pice with and into Electric City. This merger facilitated the establishment of a public trading market for our common stock. Trading in our common stock commenced on August 14, 1998 through the OTC Bulletin Board under the trading symbol “ECCC”. From December 12, 2000 through June 9, 2006, our common stock traded on the American Stock Exchange under the trading symbol “ELC”. Beginning on June 12, 2006, our common stock began trading once again on the OTC Bulletin Board under the trading symbol “ELCY.” On September 13, 2006 we changed our name to Lime Energy Co. after merging with a wholly owned subsidiary which was set up solely for the purpose of effecting a name change. On September 22, 2006 our stock began trading on the OTC Bulletin Board under the trading symbol “LMEC.”
Our Products
     We are a developer, manufacturer and integrator of energy saving technologies. Our energy saving products include the eMAC line of HVAC controllers and the EnergySaver system. The EnergySaver reduces energy consumed by lighting, typically by 20% to 30%, with minimal lighting level reduction. This technology has been installed in applications in commercial buildings, factories and office structures, as well as street lighting and parking lot lighting.
     On May 3, 2005 we acquired Maximum Performance Group, Inc. (“MPG”), a technology-based provider of energy and asset management products and services. MPG currently manufactures and markets its eMAC line of controllers for commercial and industrial HVAC and lighting applications. The eMAC line of microprocessor based controllers are used to optimize the performance of HVAC systems and provide continuous monitoring, control and reporting. The eMAC system generally reduces energy consumption by 15% to 20% through the use of intelligent operating algorithms which learn the rate of cooling or heating required to achieve the desired space temperature while optimizing compressor run time within these limits. The eMAC also monitors up to 126 points of system operation. This system information is captured on a real time basis and transmitted via wireless two-way communication to MPG’s central eMAC servers where it is analyzed to ensure maximum system reliability. If the system detects a problem in an HVAC unit, the problem can be diagnosed and the appropriate action can be taken to minimize or avoid system downtime. MPG’s customers can also remotely control their HVAC equipment and view historical operating information via the Internet using a standard Internet browser.
     Effective June 30, 2006 we acquired Parke P.A.N.D.A. Corporation (“Parke”), an energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. We believe that the addition of Parke will broaden the product offering to our existing customers and allow us to sell our technology products to its current and former customers.
     Effective September 27, 2006, we acquired Kapadia Consulting, Inc. (“Kapadia”), an energy engineering firm that specializes in energy conservation and energy management. We believe that the acquisition of Kapadia will further expand our product offering, increases our customer base and brings valuable energy engineering experience to the Company.

     Our EnergySaver product line is manufactured at our facilities in Elk Grove Village, Illinois, with manufacturing and assembly scaled to order demand. Maximum Performance Group has offices in New York City and San Diego, California, but contracts for the manufacturing of its hardware products with third party contract manufacturers. Parke is headquartered in Glendora, California and has offices in Danville and Carmel, California. Kapadia is headquartered in Peekskill, New York and has an office in Ventura, California.
     Giorgio Reverberi has patented in the United States and Italy certain technologies underlying the EnergySaver products. We have entered into a license agreement and series of agreements with Mr. Reverberi and our founder, Mr. Joseph Marino, relating to the license of the EnergySaver technology in the United States and certain other markets. We own all the patents and trademarks related to MPG’s products.
     Due to changes in lighting technology we expect revenue from the EnergySaver system to decline in future periods and the eMAC line of HVAC controllers to become our leading line of technology products.
     We are pursuing a multi-channel marketing and sales distribution strategy to bring our energy saving products to market. Our multi-channel approach includes the use of a direct sales force and independent manufacturers’ representatives and dealers.
Recent Events
AMEX Delisting
     On April 21, 2006, we received a notice from the American Stock Exchange informing us that after a review of our most recent Annual Report on Form 10-K it determined that we were not in compliance with Section 1003(a)(iii) of its Company Guide. Section 1003(a)(iii) requires a listed company to maintain shareholder equity of at least $6 million if it has sustained losses from continuing operations and/or new losses in its most recent five fiscal years. On May 22, 2006, we notified the American Stock Exchange of our decision to delist our common stock from the Exchange. On June 12, 2006, our common stock began trading on the OTC Bulletin Board under the ticker symbol “ELCC”.
Reverse Stock Split
     In June, 2006, our board of directors approved and we announced a 1 for 15 reverse split of our common stock, effective on June 15, 2006. Our common stock has been trading on this basis since that date. We took such action in order to permit us to raise additional capital, which we did on June 29, 2006. We did not ask our stockholders to approve the Reverse Split in June because we did not believe it was necessary based on the advice of our counsel. Thereafter, on June 29, 2006, we closed four transactions (the “June 29 Transactions”) and acquired Kapadia Consulting, Inc., which transactions are described under “The PIPE Transaction”, “Acquisition of Parke P.A.N.D.A Corporation”, and “Acquisition of Kapadia Consulting, Inc.” in the paragraphs below. All of the June 29 Transactions, and the acquisition of Kapadia Consulting, Inc., were premised on the belief of the parties thereto that the 1 for 15 reverse split was completed on June 15, 2006, and all of these transactions valued our common stock at a price of $1 per share. Subsequently, the staff of the Securities and Exchange Commission requested advice as to whether our Certificate of Incorporation should have been amended (which requires stockholder approval) under Delaware law to effect the reverse split. We then engaged Delaware counsel to assist us. We were advised by Delaware counsel that, although our board had approved the reverse split, in the view of Delaware counsel the reverse split would not be effective until it had been set forth in an amendment to our Certificate of Incorporation approved by our stockholders and filed with the Delaware Secretary of State. We completed such actions on January 23, 2007 and the reverse split became effective on that date. As a result of the reverse split, the number of outstanding shares of our common stock was reduced from 97,663,927 shares outstanding immediately prior to filing of the amendment to 6,510,925 shares of common stock immediately after filing the amendment.

     However, because the reverse split became effective January 23, 2007 and not on June 15, 2006, the shares of common stock that were issued in the June 29 Transactions and the acquisition of Kapadia Consulting, Inc. were reduced on a 1 for 15 basis when the amendment was filed. Since both we and the other parties to those transactions intended that the shares we issued were post-reverse split shares, following the filing of the amendment and the reverse split becoming effective, we offered to each of the recipients of shares in the June 29 Transactions and the Kapadia acquisition additional shares of common stock so that each would have the specific number of post-reverse split shares of which were intended in those transactions, in satisfaction of any claims such recipients might have in respect of such matter. All of them accepted such offer and we thereupon issued a total of 43,275,686 shares of common stock to such parties, bringing our total outstanding shares of common stock to 50,316,902. The table below shows, for each such party, the number of shares acquired in the June 29 Transactions and the Kapadia acquisition, the effect of the reverse split on those shares, and the number of ‘catch up’ shares which we have issued to each such party in satisfaction of any claims they might otherwise have:

		Number Of
		Shares Held
	No. Of Shares	After	Number Of
	Actually	Amendment and	“Catch Up”
Stockholder	Acquired	Reverse-Split	Shares Issued
David R. Asplund	1,854,200	123,613	1,730,587
Augustine Fund LP	2,628,000	175,200	2,452,800
Chris Capps	25,000	1,667	23,333
Cinergy Ventures II, LLC	3,002,293	200,153	2,802,140
John Donohue	294,000	19,600	274,400
Gregory Ekizian	400,000	26,667	373,333
Robert L. Gipson	2,363,600	157,573	2,206,027
Thomas Gipson	1,500,000	100,000	1,400,000
Julia Gluck	100,000	6,667	93,333
John Thomas Hurvis Revocable Trust	540,053	36,004	504,049
Rebecca Kiphart	200,000	13,333	186,667
Richard P. Kiphart	14,603,400	973,560	13,629,840
Laurus Master Fund Ltd	1,343,461	89,564	1,253,897
Leaf Mountain	3,315,900	221,060	3,094,840
Martin Mellish	250,000	16,667	233,333
Nikolaos D. Monoyios	2,363,600	157,573	2,206,027
Nettlestone Enterprise Ltd.	1,500,000	100,000	1,400,000
SF Capital Partners	4,237,600	282,507	3,955,093
David W. Valentine	345,700	23,047	322,653
The Parke Family Trust	5,000,000	333,333	4,666,667
Pradeep Kapadia	500,000	33,333	466,667

Total	46,366,807	3,091,121	43,275,686

The PIPE Transaction, Series E Preferred Conversion and Laurus Repayment
     On June 29, 2006, we entered into a securities purchase agreement with a group of 17 investors (the “PIPE Investors”) pursuant to which we issued to such purchasers an aggregate of 17,875,000 shares of our common stock at a price of $1.00 per share for total gross proceeds of $17,875,000 (the “PIPE Transaction”). Ten of the PIPE Investors, who purchased an aggregate of 13,900,000 shares of common stock in the PIPE Transaction, were holders of Series E Convertible Preferred stock (“Series E Preferred”), including three members of our board of directors (who, together with members of their families, purchased 7,700,000 shares of common stock in the PIPE Transaction).
     Prior to the PIPE Transaction, the Series E Preferred stock was convertible into our common stock at $6.67 per share, after adjustment for the reverse split. However, the Series E Preferred contained anti-dilution provisions which required automatic reduction of the conversion price of the Series E Preferred if we issued stock or securities convertible into common stock at a price below the Series E Preferred conversion price then in effect to the price of the new issuance. Because we issued common stock in the PIPE Transaction at $1.00 per share, the Series E Preferred conversion price was automatically reduced to $1.00 per share.
     In connection with the PIPE Transaction, the holders of the Series E Preferred agreed to convert all outstanding shares of Series E Preferred into common stock at the new conversion price on the closing of the PIPE Transaction (the “Series E Conversion”). As a result, we issued 21,648,346 shares of our common stock upon the conversion of the Series E Preferred on June 29, 2006.
     Prior to closing the PIPE Transaction, we owed Laurus Master Fund, Ltd. (“Laurus”), $943,455 under a revolving convertible loan, $5,038,030 under two convertible term loans, $54,726 in accrued interest and fees and $161,096 in liquidated damages for failing to register common stock with the SEC for resale by Laurus as required in connection with the $5 million term loan which we borrowed from Laurus in November 2005. In connection with the PIPE Transaction Laurus agreed to convert the outstanding balance on the revolving convertible loan and related accrued interest into common stock at $1.00 per share and accept payment of the liquidated damages in shares of our common stock, again valued at $1.00 per share. We used $5,601,418 of the proceeds from the PIPE Transaction to repay the convertible term loans and pay related accrued interest and fees and prepayment penalties thereon, and, we issued 1,111,961 shares of common stock to Laurus upon conversion of the revolving convertible loan and to pay the accrued interest and the liquidated damages. Laurus also agreed, in exchange for 231,500 shares of our common stock, to terminate the requirement that we pay it a portion of the cash flows generated by own two “Virtual Negawatt Power Plan” (or “VNPP”) projects as required by the $5 million term loan of November 2005.
     We also used $2,720,000 of the proceeds of the PIPE Transaction to fund the cash portion of the purchase price of the Parke acquisition (described below) and $400,000 of such proceeds to repay Parke’s revolving line of credit. The remaining proceeds will be used for general corporate purposes. We may also use a portion of the proceeds to selectively acquire businesses, products and/or technologies that are complementary to our own.
     A provision of the PIPE Transaction required us to file and have declared effective by November 3, 2006, a registration statement registering the shares issued as part of the PIPE Transaction. Largely as a result of the questions regarding the need to amend our Certificate of Incorporation to effect the June 15, 2006 reverse split of out stock, we were not able to have the registration statement declared effective before the November 3, 2006 deadline. All of the investors in the PIPE Transaction agreed to accept shares of our common stock, valued at $1.00 per share, as payment of this registration penalty. As a result, on January 24, 2007 and February 2, 2007 we issued, total of 530,291 shares of common stock to these PIPE investors in satisfaction of the penalties owed through January 31, 2007. We are in the process of filing an amendment to the registration statement for these PIPE shares, which we hope will be declared effective some time during February, in the meantime we continue to accrue penalties at the rate of approximately

$178,750 per month, the majority of which will be satisfied through the issuance of additional shares of common stock.
Acquisition of Parke P.A.N.D.A. Corporation
     On June 30, 2006, we completed the previously announced acquisition of Parke for consideration consisting of $2.72 million in cash and $5 million of our common stock (5,000,000 shares valued at $1.00 per share). The acquisition was effective as of June 30, 2006. As part of the acquisition, we assumed debt of approximately $446,000, $400,000 of which we repaid upon closing. Parke was owned by The Parke Family Trust, whose trustees are Daniel Parke, one of our directors, and his wife Michelle Parke.
     Parke (now named Parke Industries, LLC) is an energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. Parke has 30 employees and is headquartered in Glendora, California, with offices in Danville and Carmel, California.
     Dan Parke, the president and founder of Parke, continues to serve as the President of Parke and, as of June 30, 2006, also assumed the position of President and Chief Operating Officer of Lime Energy.
Special Committee of the Board of Directors
     Due to potential conflicts of interest resulting from (i) certain members of our board of directors beneficially owning Series E shares and being asked to purchase shares of common stock in the PIPE Transaction and concurrently convert their Series E shares into our common stock, and (ii) Dan Parke’s ownership interest in Parke P.A.N.D.A. Corporation, our board of directors established a special committee comprised of disinterested, independent directors to review, negotiate and approve the acquisition of Parke and the PIPE Transaction. The special committee retained Rittenhouse Capital Partners, LLC (“Rittenhouse”) to act as its financial advisor, and legal counsel to assist it in its review of these transactions. Rittenhouse reviewed the Parke acquisition and delivered to the special committee an opinion to the effect that the purchase price paid for Parke was fair to us from a financial point of view. It also provided information, advice and analysis to assist the committee in its review of the structure and pricing of the PIPE Transaction. Legal counsel assisted the special committee in its review of these transactions and advised the committee on its duties and responsibilities. After considering all of the information it had gathered, the committee concluded that these transactions were in the best interests of the Company and its stockholders, and approved the Parke acquisition and the PIPE Transaction.
Name Change to Lime Energy Co.
     On September 13, 2006, we changed our name to Lime Energy Co. by merging with a wholly owned subsidiary set up solely for the purpose of effecting the name change. We changed our name because we felt the Lime Energy brand reflects the image that we wish to convey to our customers, shareholders and the broader electricity and energy efficiency industry. Lime is an acronym for ’Less Is More Efficient,’ which we feel more accurately describes the “green” energy efficiency technologies offered by Lime Energy and further positions us as a unique player in the energy market. In connection with the name change, our ticker symbol changed to LMEC effective on September 22, 2006.
Acquisition of Kapadia Consulting, Inc.
     On September 26, 2006, we acquired Kapadia Consulting, Inc., effective September 27, 2006, for consideration consisting of $1.25 million in cash and 500,000 shares of Lime Energy common stock. Kapadia, which we have renamed Kapadia Energy Services, Inc., is an engineering firm that specializes in energy management consulting and energy efficient lighting upgrades for commercial and industrial users. Kapadia has seven employees, is headquartered in Peekskill, New York and has an office in Ventura, California.

Amendment to Certificate of Incorporation
     As described under “Reverse Stock Split” above, on January 23, 2007 we filed an amendment to our Certificate of Incorporation to make effective a 1 for 15 reverse split of our common stock on that date. The amendment made no other changes to our capital stock or to any other provisions of our Certificate of Incorporation.
New Director
     Effective January 26, 2007, Joseph F. Desmond joined our Board of Directors. See Directors, Promoters, Executive Officers and Control Persons for additional information regarding Mr. Desmond.
The Restructured Company
     After effecting the PIPE Transaction and the Parke and Kapadia acquisitions, we have the following:
•	Cash of approximately $7 million (as of September 30, 2006);

•	No debt, except for the mortgage on our headquarters in the amount of $532,000, a $150,000 demand note owed to one of our stockholders, and various auto loans and capitalized leases totaling approximately $53,000 (all balances as of September 30, 2006);

•	One class of outstanding equity (common stock), with no outstanding preferred stock or convertible debt;

•	Approximately 78 employees;

•	Eight sales offices located in New York, Chicago, Salt Lake City, San Diego, Glendora, California, Danville, California, Carmel, California and Ventura, California;

•	Proprietary technology that controls and reduces energy consumed in commercial lighting and HVAC applications;

•	A business that designs, engineers and installs energy efficient lighting upgrades for commercial and industrial users; and

•	A largely revamped board of directors (4 of the 7 directors have joined the board since October 2005) and senior management team (our CEO and our President are both new to the Company in 2006).
     We believe that as a result of these recently implemented changes we will be better positioned to take advantage of the growth in demand for energy efficiency products and services, hopefully leading to improved profitability and cash flow. We also believe that there are opportunities for future acquisitions that could broaden our product line, increase our geographic reach and lead us to new markets for our products, all of which we hope would also contribute to increased sales and to profitability.
RISK FACTORS
     The following disclosure of risk factors includes all material risks known to us at this time. Additional risks we are not presently aware of or that we currently believe are immaterial may prove to impair our business and financial performance. Our business could be harmed by any of these risks, whether stated or unstated. We operate in a continually changing business environment and may as a result enter into new businesses and product lines. We cannot predict new risk factors that may arise in the future, and we cannot assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, you should not rely on forward-looking statements as a prediction of actual results. In addition, our estimates of future operating results are based on our current complement of businesses, which is subject to change as we continue to assess and refine our business strategy. If any of the following risks actually occur, our business, results of operations, and financial condition could be adversely affected in a material manner and could negatively affect the value of your investment.

Risks Related to Our Business
     We have a limited operating history upon which to evaluate our potential for future success.
     We were formed in December 1997. To date, we have generated limited revenues from the sale of our products and do not expect to generate significant revenues until we sell a significantly greater amount of our products and services. Accordingly, we have only a limited operating history upon which you can base an evaluation of our business and prospects. Moreover, we have acquired five businesses over the past six years and subsequently sold two of them because of changes in our overall strategy. The likelihood of our success must be considered in light of the risks and uncertainties frequently encountered by early stage companies like ours in an evolving market. If we are unsuccessful in addressing these risks and uncertainties, our business will be materially harmed or in the worst case, could fail.
We have incurred significant operating losses since inception and may not achieve or sustain profitability in the future.
     We have experienced operating losses and negative cash flow from operations since our inception and we currently have an accumulated deficit. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is ultimately dependent on our ability to increase sales to a level that will allow us to operate profitably and sustain positive operating cash flows. Although we are continuing our efforts to improve profitability through expansion of our business in both current and new markets, we must overcome significant manufacturing hurdles, including gearing up to produce large quantities of product or arranging to outsource the production of our products, and marketing hurdles, including gaining market acceptance, in order to sell large quantities of our products and services. In addition, we may be required to reduce the prices of our products or services in order to increase sales. If we reduce prices, we may not be able to reduce costs sufficiently to achieve acceptable profit margins. As we strive to grow our business, we have spent and expect to continue to spend significant funds (1) for general corporate purposes, including working capital, marketing, recruiting and hiring additional personnel; and (2) for research and development. To the extent that our revenues do not increase as quickly as these costs and expenditures, our results of operations and liquidity will be materially adversely affected. If we experience slower than anticipated revenue growth or if our operating expenses exceed our expectations, we may not achieve profitability. Even if we achieve profitability in the future, we may not be able to sustain it.
     Our auditors have modified their opinion to our audited financial statements for the year ended December 31, 2005 to include an emphasis paragraph, stating that our continuing losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern. We have recently raised gross proceeds of $17,875,000 through the issuance of shares of our common stock, which has improved our current liquidity. We have also recently sold a subsidiary and acquired Parke P.A.N.D.A. Corporation (now named Parke Industries, LLC) and Kapadia Consulting, Inc. (now named Kapadia Energy Services, Inc.) and we are in the process of making other changes to our business which we hope will lead to an improvement in our cash flow in future periods. Whether these changes will lead to us becoming cash flow positive remains to be seen.
Our independent registered public accountants have issued a “going concern” opinion raising doubt about our financial viability.
     As a result of our continuing losses and negative cash flows, our independent registered public accounting firm, BDO Seidman, LLP, issued a “going concern” opinion in connection with their audit of our financial statements for the year ended December 31, 2005. This opinion expressed substantial doubt as to our ability to continue as a going concern. The going concern opinion could have an adverse impact on our ability to execute our business plan, result in the reluctance on the part of certain suppliers to do business with us, result in the inability to obtain new business due to potential customers’ concern about our ability to deliver products or services, or adversely affect our ability to raise additional debt or equity capital.

Failure to replace a significant customer could materially and adversely affect our results of operations and financial condition.
     We have historically derived a significant portion of our annual revenue from a limited number of customers. Seldom has any one customer represented 10% or more of our revenues for more than one year in a row. This requires that we continually replace major customers, whose needs we have satisfied, with one or more new customers. The failure to replace a major customer could have a significant negative effect on our results of operations and financial condition.
A decrease in electric retail rates could lessen demand for our products.
     Our principal products, our EnergySaver and eMAC products and our lighting retro-fit services and energy engineering services, have the greatest profit potential in areas where commercial electric rates are relatively high. However, retail electric rates for commercial establishments in the United States may not remain at their current levels. Due to a potential overbuilding of power generating stations in certain regions of the United States, wholesale power prices may decrease in the future. Because the price of commercial retail electric power is largely attributed to the wholesale cost of power, it is reasonable to expect that commercial retail rates may decrease as well. In addition, much of the wholesale cost of power is directly related to the price of certain fuels, such as natural gas, oil and coal. If the prices of those fuels decrease, the prices of the wholesale cost of power may also decrease. This could result in lower electric retail rates and reduced demand for our energy saving products and services.
We have a license to use certain patents and our ability to sell our products may be adversely impacted if the license expires or is terminated.
     We have entered into a license agreement with Messrs. Giorgio Reverberi and Joseph Marino with regard to the core technology used in our EnergySaver product. Mr. Reverberi holds a U.S. patent and has applied for several patents in other countries. Pursuant to the terms of the license, we have been granted the exclusive right to manufacture and sell products containing the load reduction technology claimed under Mr. Reverberi’s U.S. patent or any other related patent held by him in the U.S., the remainder of North America, parts of South America and parts of Africa. However, the exclusive rights that we received may not have any value in territories where Mr. Reverberi does not have or does not obtain protectable rights. The term of the license expires when the last of these patents expires. We expect that these patents will expire around November 2017. The license agreement may be terminated if we materially breach its terms and fail to cure the breach within 180 days after we are notified of the breach. If our license is terminated it could impact our ability to manufacture, sell or otherwise commercialize EnergySaver products in those countries where Mr. Reverberi holds valid patents relating to our products, including the United States.
If we are not able to protect our intellectual property rights against infringement, or if others obtain intellectual property rights relating to energy management technology, we could lose our competitive advantage in the energy management market.
     We regard our intellectual property rights, such as patents, licenses of patents, trademarks, copyrights and trade secrets, as important to our success. Although we have entered into confidentiality and rights to inventions agreements with our employees and consultants, the steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our intellectual property rights or we may not be able to detect unauthorized use and take appropriate steps to enforce our rights. Failure to take appropriate protective steps could materially adversely affect any competitive advantage we may have in the energy management market. Furthermore, our patents and our license to use Mr. Reverberi’s patents may have little or no value to us if our patents or Mr. Reverberi’s patents are not valid. In addition, patents held by third parties may limit our ability to manufacture, sell or otherwise commercialize products and could result in the assertion of claims of patent infringement against us. If that were to happen, we could try to modify our products to be non-infringing, but we might not be successful or such modifications might not avoid infringing on the intellectual property rights of third parties.
     Claims of patent infringement against us, regardless of merit, could result in the expenditure of significant financial and managerial resources by us. We could be forced to seek to enter into license agreements with third parties (other than Mr. Reverberi) to resolve claims of infringement by our products of the intellectual property rights of third parties. Such licenses may not be available on acceptable terms or at all. The failure to obtain such licenses on acceptable terms could have a negative effect on our business.
David Asplund, our new Chief Executive Officer has limited experience operating a company such as ours and no direct industry experience.
     Mr. Asplund, who has been on our board since June 2002, has a degree in mechanical engineering and has had a successful career in the financial industry. Mr. Asplund founded an investment banking firm in 1999 and operated the firm as its president for six years, but Mr. Asplund has not operated a manufacturing company and he has limited industry experience. His past experience does not assure that he will be successful in his new role as CEO of Lime Energy.
If we are unable to achieve or manage our growth, it will adversely affect our business, the quality of our products and services, and our ability to attract and retain key personnel.
     If we succeed in growing our sales as we need to do, we will be subject to the risks inherent in the expansion and growth of a business enterprise. Growth in our business will place a strain on our operational and administrative resources and increase the level of responsibility for our existing and new management personnel. To manage our growth effectively, we will need to:
•	further develop and improve our operating, information, accounting, financial and other internal systems and controls on a timely basis;

•	improve our business development, marketing and sales capabilities; and

•	expand, train, motivate and manage our employee base.
     Our systems currently in place may not be adequate if we grow and may need to be modified and enhanced. The skills of management currently in place may not be adequate if we experience significant growth.
If our management fails to properly identify companies to acquire and to effectively negotiate the terms of these acquisition transactions, our growth may be impaired.
     As part of our growth strategy, we have recently acquired Parke Industries and Kapadia Energy Services and intend to seek to acquire other companies with complementary technologies, products and/or services. Our management, including our board of directors, will have discretion in identifying and selecting companies to be acquired by us and in structuring and negotiating these acquisitions. In general, our common stockholders may not have the opportunity to approve these acquisitions. In addition, in making acquisition decisions, we will rely, in part, on financial projections developed by our management and the management of potential target companies. These projections will be based on assumptions and subjective judgments. The actual operating results of any acquired company or the combination of us and an acquired company may fall significantly short of projections.

     We may be unable to acquire companies that we identify as targets for various reasons, including:
•	our inability to interest such companies in a proposed transaction;

•	our inability to agree on the terms of an acquisition;

•	incompatibility between our management and management of a target company; and

•	our inability to obtain the approval of the holders of our common stock, if required.
     If we cannot consummate acquisitions on a timely basis or agree on terms at all, or if we cannot acquire companies with complementary technologies, products and/or services on terms acceptable to us, our future growth may be impaired.
Our growth may be impaired and our current business may suffer if we do not successfully address risks associated with acquisitions.
     Since January 1, 2000, we have acquired five companies; Switchboard Apparatus Inc., Great Lakes Controlled Energy Corporation, Maximum Performance Group, Inc., Parke P.A.N.D.A. Corporation (now called Parke Industries, LLC) and Kapadia Consulting, Inc. (now called Kapadia Energy Services, Inc.), two of which (Switchboard Apparatus and Great Lakes Controlled Energy) we subsequently sold at a loss. Our future growth may depend, in part, upon our ability to successfully identify, acquire and operate other complementary businesses. We may encounter problems associated with such acquisitions, including the following:
•	difficulties in integrating acquired operations and products with our existing operations and products;

•	difficulties in meeting operating expectations for acquired businesses;

•	diversion of management’s attention from other business concerns;

•	adverse impact on earnings of amortization or write-offs of goodwill and other intangible assets relating to acquisitions; and

•	issuances of equity securities that may be dilutive to existing stockholders to pay for acquisitions.
     In addition, often an acquired company’s performance is largely dependent on a few key people, particularly in smaller companies. If these key people leave the company, become less focused on the business or less motivated to make the business successful after the acquisition, the performance of the acquired company may suffer.
If our products and services do not achieve or sustain market acceptance, our ability to compete will be adversely affected.
     To date, we have not sold our eMAC or EnergySaver product lines in very large quantities and a sufficient market may not develop for them. Significant marketing will be required in order to establish a sufficient market for these products. The technology underlying our products may not become a preferred technology to address the energy management needs of our customers and potential customers. Failure to successfully develop, manufacture and commercialize products on a timely and cost-effective basis will have a material adverse effect on our ability to compete in the energy management market or survive as a business.

Failure to meet customers’ expectations or deliver expected technical performance could result in losses and negative publicity.
     Customer engagements involve the installation of energy management equipment to help our clients reduce energy/power consumption. We often rely on outside contractors to install our EnergySaver and eMAC products. Any defects in this equipment and/or its installation or any other failure to meet our customers’ expectations could result in:
•	delayed or lost revenues due to adverse customer reaction;

•	requirements to provide additional products, replacement parts and/or services to a customer at no charge;

•	negative publicity regarding us and our products, which could adversely affect our ability to attract or retain customers; and

•	claims for substantial damages against us, regardless of whether we have any responsibility for such failure.
If sufficient additional funding is not available to us, the commercialization of our products and services and our ability to grow is likely to be hindered.
     Our operations have not generated positive cash flow since the inception of the Company in 1997. We have funded our operations through the issuance of common and preferred stock and secured debt. Our ability to continue to operate until our cash flow turns positive may depend on our ability to continue to raise funds through the issuance of equity or debt. If that becomes necessary and we are not successful in raising additional funds, we might have to significantly scale back or delay our growth plans, or possibly cease operations altogether. Any reduction or delay in our growth plans could materially adversely affect our ability to compete in the marketplace, take advantage of business opportunities and develop or enhance our products. If we should have to cease operations altogether, your investment is likely to be lost.
Raising additional capital or consummation of additional acquisitions through the issuance of equity or equity-linked securities could dilute your ownership interest in us.
     We have recently raised additional capital through the issuance of common stock to repay debt, fund an acquisition, grow our product development, manufacturing, marketing and sales activities at the pace that we intend, and to continue to fund operating losses until our cash flow turns positive. We may find it necessary to raise capital again some time in the future. If we determine that we do need to raise additional capital in the future and we are not successful in doing so, we might have to significantly scale back or delay our growth plans, reduce staff and delay planned expenditures on research and development and capital expenditures in order to continue as a going concern. Any reduction or delay in our growth plans could materially adversely affect our ability to compete in the marketplace, take advantage of business opportunities and develop or enhance our products.
     If we raise additional funds in the future through the issuance of equity securities or convertible debt securities, our existing stockholders will likely experience dilution of their present equity ownership position and voting rights. Depending on the number of shares issued and the terms and conditions of the issuance, new equity securities could have rights, preferences, or privileges senior to those of our common stock. Depending on the terms, common stock holders may not have approval rights with respect to such issuances. For example, we may issue shares of our authorized but unissued preferred stock without stockholder approval.

Failure to effectively market our energy management products and services could impair our ability to sell significant quantities of these products and services.
     One of the challenges we face in commercializing our energy management products and services is demonstrating the advantages of our products and services over competitive products and services. To do this, we will need to further develop our marketing and sales force. If we do not successfully develop and expand our internal sales force, our ability to generate significant revenues may be harmed.
If we do not successfully compete with others in the very competitive energy management market, we may not achieve profitability.
     In the energy management market, we compete with other manufacturers of energy management products that are currently used by our potential customers. Many of these companies have substantially greater financial resources, larger research and development staffs and greater manufacturing and marketing capabilities than we do. Our competitors may provide energy management products at lower prices and/or with superior performance. If we are unable to successfully compete with conventional and new technologies, our business may be materially harmed.
Product liability claims could result in losses and could divert our management’s time and resources.
     The manufacture and sale of our products creates a risk of product liability claims. Any product liability claims, with or without merit, could result in costly litigation and reduced sales, cause us to incur significant expenses and divert our management’s time, attention and resources. We do have product liability insurance coverage; however, there is no assurance that such insurance is adequate to cover all potential claims. The successful assertion of any such claim against us could materially harm our liquidity and operating results.
Risks Related to the Rights Offering
If you do not exercise your full basic subscription right, your percentage ownership and voting rights in us will be lower than it would have been in the absence of the rights offering.
     If you choose not to exercise your basic subscription right in full, your relative ownership interest in us will be lower than it would have been in the absence of the rights offering if and to the extent others exercise their basic subscription and over-subscription rights. Your voting rights and percentage interest in any potential future earnings will also be lowered if you do not exercise your rights in full.
The subscription price determined for this offering is not an indication of our value.
     The subscription price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of our value. In addition, you should not rely on the decision of the PIPE Investors (which included three of our directors) to purchase shares of common stock at a price equal to the subscription price or the decision of Dan Parke, another of our directors, to accept the merger consideration which included $5.0 million of common stock valued at a price per share equal to the subscription price to be a recommendation or an indication that the subscription price is reflective of our value.

You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.
     Once you exercise your subscription rights, you may not revoke the exercise for any reason unless we amend the offering. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below $1.00, you will have committed to buying shares of common stock at a price above the prevailing market price. Once you have exercised your subscription rights, you may not revoke your exercise. Moreover, you may be unable to sell your shares of our common stock at a price equal to or greater than the offering price.
Because we may terminate the offering at any time, your participation in the offering is not assured.
     We may terminate the offering at any time. If we decide to terminate the offering, we will not have any obligation with respect to the subscription rights except to return any subscription payments, without interest or deduction.
You will need to act promptly and carefully follow subscription instructions.
     Stockholders who desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 pm on March 23, 2007, the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.
If you use a personal check to pay for the shares, it may not clear in time.
     Any personal check used to pay for shares must clear prior to the expiration date, and the clearing process may require seven or more business days. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received and clears by that time.
Risks Related to Our Common Stock Generally
Due to the current market price of our common stock, in conjunction with the fact that we are a relatively small company with a history of operating losses, the future trading market for our stock may not be active on a consistent basis, which may make it difficult for you to sell your shares.
     The trading volume of our stock in the future depends in part on our ability to increase our revenue and reduce or eliminate our operating losses, which should increase the attractiveness of our stock as an investment, thereby leading to a more liquid market for our stock on a consistent basis. If we are unable to achieve these goals, the trading market for our stock may be negatively affected, which may make it difficult for you to sell your shares. In addition, we have recently moved from The American Stock Exchange to the OTC Bulletin Board because we no longer meet AMEX listing criteria. Our move to the OTC Bulletin Board may result in reduced liquidity and increased volatility for our stock. If an active and liquid trading market does not exist for our common stock, you may have difficulty selling your shares.

Due to the move from The American Stock Exchange to the OTC Bulletin Board, holders of our common stock no longer have certain approval rights available under the AMEX Rules.
     The American Stock Exchange has rules which listed companies must comply with. Among other things, the AMEX Rules require shareholder approval as a prerequisite to approving applications to list additional shares to be issued in connection with certain transactions. For example, AMEX Rule 713 requires shareholder approval if a company issues shares equal to or greater than 20% of its currently outstanding shares, if such issuance is at a price below the greater of book or market value of the shares. Although we are subject to the Delaware General Corporation Law, it is less restrictive and does not require stockholder approval of such a transaction. Accordingly, now that our stock is no longer listed on the AMEX, we may issue shares for less than the greater of book or market value and take certain other actions without stockholder approval which we could not have taken without stockholder approval when our common stock was listed on AMEX.
Due to the concentration of holdings of our stock, a limited number of investors may be able to control matters requiring common stockholder approval or could cause our stock price to decline through future sales because they beneficially own a large percentage of our common stock.
     There were 50,316,902 shares of our common stock outstanding as of February 7, 2007, of which the PIPE Investors (a total of 17 investors) and The Parke Family Trust beneficially own in the aggregate approximately 90%. As a result of their significant ownership, these investors may have the ability to exercise a controlling influence over our business and corporate actions requiring stockholder approval, including the election of our directors, a sale of substantially all of our assets, a merger between us and another entity or an amendment to our certificate of incorporation. This concentration of ownership could delay, defer or prevent a change of control and could adversely affect the price investors might be willing to pay in the future for shares of our common stock. Also, in the event of a sale of our business, these investors could be able to seek to receive a control premium to the exclusion of other common stockholders.
     A significant percentage of the outstanding shares of our common stock, including the shares beneficially owned by these holders, can be sold in the public market from time to time, subject to limitations imposed by Federal securities laws. The market price of our common stock could decline as a result of sales of a large number of our presently outstanding shares of common stock by these investors or other stockholders in the public market or due to the perception that these sales could occur. This could also make it more difficult for us to raise funds through future offerings of our equity securities or for you to sell your shares if you choose to do so.
     The large concentration of our shares held by this small group of shareholders could result in increased volatility in our stock price due to the limited number of shares available in the market.
Provisions of our charter and by-laws, in particular our “blank check” preferred stock, could discourage an acquisition of our company that would benefit our stockholders.
     Provisions of our charter and by-laws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders. In particular, shares of our preferred stock may be issued in the future without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine. In the past, we have issued preferred stock with dividend and liquidation preferences over our common stock, and with certain approval rights not accorded to our common stock, and which was convertible into shares of our common stock at a price lower than the market price of our common stock. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock we may issue in the future. The issuance of our preferred stock, while providing desirable flexibility in pursuing possible additional equity financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire control of us. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock and discourage these investors from acquiring a majority of our common stock. In addition, the price that future investors may be willing to pay for our common stock may be lower due to the conversion price and exercise price granted to investors in any such private financing.
We do not intend to pay dividends on shares of our common stock in the foreseeable future.
     We currently expect to retain our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.
Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.
     Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, are creating uncertainty for companies such as ours. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest reasonably necessary resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities, which could harm our business prospects.
USE OF PROCEEDS
     The proceeds from the rights offering will be used for general corporate purposes. We are also continuously seeking to acquire or invest in businesses, products and technologies that we believe are complementary to our own, thus may use a portion of the proceeds for this purpose if such an opportunity arises. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.
CAPITALIZATION
     As of September 30, 2006, we had cash of $6,825,874, total stockholders’ equity of $21,136,866 and total capitalization of $21,867,717. If holders of 10,000,000 subscription rights were to exercise their rights our cash, total stockholders’ equity and total capitalization would all increase by $10,000,000, to $16,825,874, $31,136,866 and $31,867,717, respectively.

THE RIGHTS OFFERING
Reasons for the Rights Offering
     The rights offering is being made to raise equity capital in a cost-effective manner and to offer our common stockholders an opportunity to reduce the dilution they sustained as a result of the recently completed PIPE Transaction, Series E Conversion and Parke acquisition through the purchase of shares of our common stock at the same per share price paid by the PIPE Investors and used as the common stock value for the Parke acquisition and the Series E Conversion.
The Rights
     We are distributing to each holder of our common stock who is a record holder of our common stock (except the members of the Excluded Group, who have all waived their rights to receive subscription rights in the rights offering in order to maximize the number of shares available for purchase by other stockholders) on the record date, which is February 23, 2007, at no charge, five non-transferable subscription rights for each share of common stock owned, for a total of 38,825,160 subscription rights . The subscription rights are evidenced by non-transferable subscription rights certificates. Each subscription right will allow you to purchase one share of our common stock at a price of $1.00 per share. Stockholders who elect to exercise their basic subscription privilege in full may also subscribe, at the subscription price, for additional shares of our common stock under their respective over-subscription privileges to the extent that other rights holders do not exercise their basic subscription privileges in full. The total shares issuable pursuant to the over-subscription privilege shall be limited the number of shares that are not subscribed to by other rights holders. If a sufficient number of shares of our common stock is unavailable to fully satisfy the over-subscription privilege requests, the available shares of common stock will be sold pro rata among subscription rights holders who exercised their over-subscription privilege based on the number of shares each subscription rights holder subscribed for under the basic subscription privilege. If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information included below the heading “—Beneficial Owners.”
Expiration of the Rights Offering and Extensions, Amendments and Termination
     You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time, on March 23, 2007, the expiration date for the rights offering. We may, in our sole discretion, extend the time for exercising the subscription rights. If the commencement of the rights offering is delayed for a period of time, the expiration date of the rights offering may be similarly extended. We will extend the duration of the rights offering if required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in the rights offering. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.
     We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering. If you do not exercise your subscription rights before the expiration date of the rights offering, your unexercised subscription rights will be null and void of no value. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except if you have timely transmitted the documents under the guaranteed delivery procedures described below.

Subscription Privileges
     Your subscription rights entitle you to a basic subscription privilege and an over-subscription privilege.
     Basic Subscription Privilege. With your basic subscription privilege you may purchase one share of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price of $1.00 per share. You are not required to exercise all of your subscription rights unless you wish to purchase shares under your over-subscription privilege. We will deliver to the record holders who purchase shares in the rights offering certificates representing the shares purchased with a holder’s basic subscription privilege as soon as practicable after the rights offering has expired.
     Over-Subscription Privilege. In addition, if you exercise your basic subscription privilege in full you may subscribe for additional shares of our common stock at the same cash price of $1.00 per share for shares of common stock that are not purchased by other rights holders pursuant to their basic subscription privilege (the “Excess Shares”). To subscribe for additional shares you must properly complete the required documents and pay the subscription price of $1.00 per share before the expiration of the rights offering. Excess Shares will be allocated as follows:
•	on a pro rata basis among those that fully exercised their basic subscription rights and have subscribed for additional shares pursuant to their over-subscription privilege (the “Initial Allocation”). In this instance “pro rata” means in proportion to the number of shares of our common stock that you and the other subscribers for Excess Shares have purchased by exercising your and their basic subscription privileges. This Initial Allocation may result in you receiving fewer shares than you requested pursuant to your over-subscription privilege. If the Initial Allocation results in you receiving an allocation of a greater number of shares than you subscribed for under your over-subscription privilege, we will allocate to you only the number of shares for which you subscribed; and

•	if, following the Initial Allocation there remain any unfilled requests for additional shares pursuant to over-subscription privileges, we will allocate any remaining Excess Shares to the holders of the unfilled requests on a pro rata basis, in proportion to their unfilled requests (such allocation shall be referred to as the “Secondary Allocation”).
     Full Exercise of Basic Subscription Privilege. You may exercise your over-subscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privileges held by you in the same capacity. For example, suppose that you were granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own collectively with your spouse. If you wish to exercise your over-subscription privilege with respect to the subscription rights you own individually, but not with respect to the subscription rights you own collectively with your spouse, you only need to fully exercise your basic subscription privilege with respect to your individually owned subscription rights. You do not have to subscribe for any shares under the basic subscription privilege owned collectively with your spouse to exercise your individual over-subscription privilege.
     When you complete the portion of your subscription rights certificate to exercise your over-subscription privilege, you will be representing and certifying that you have fully exercised your subscription privileges as to shares of our common stock that you hold in that capacity. You must exercise your over-subscription privilege at the same time you exercise your basic subscription privilege in full.

     Return of Excess Payment. If you exercised your over-subscription privilege and are allocated less than all of the shares of our common stock for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering. We will deliver to the record holders who purchase shares in the rights offering certificates representing the shares of our common stock that they purchased as soon as practicable after the expiration date of the rights offering and after all pro rata allocations and adjustments have been completed.
Conditions to the Rights Offering
     We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. See also “—Cancellation Rights.”
Method of Subscription—Exercise of Rights
     You may exercise your subscription rights by delivering the following to the subscription agent, prior to 5:00 p.m., New York City time, on March 23, 2007, the expiration date of the rights offering:
•	Your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

•	Your full subscription price payment for each share subscribed for under your subscription privileges.
     If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank or other nominee, you should instruct your broker, custodian bank or other nominee to exercise your rights and deliver all documents and payment on your behalf prior to 5:00 p.m. New York City time on March 23, 2007, the expiration date of the rights offering.
     Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., New York City time, on March 23, 2007, the expiration date of the rights offering.
Method of Payment
     Your payment of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by check or bank draft drawn upon a United States bank, or by postal, telegraphic or express money order, payable to the subscription agent.

Receipt of Payment
     Your payment will be considered received by the subscription agent only upon:
•	Clearance of any uncertified check;

•	Receipt by the subscription agent of any certified check or bank draft drawn upon a United States bank or of any postal, telegraphic or express money order payable to the subscription agent; or

•	Receipt of collected funds in the subscription account designated above.
Clearance of Uncertified Checks
     If you are paying by uncertified personal check, please note that uncertified checks may take seven to ten business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights offering expires to ensure that your payment is received by the subscription agent and clears by the rights offering expiration date. We urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights.
Delivery of Subscription Materials and Payment
     You should deliver your subscription rights certificate and payment of the subscription price or, if applicable, notice of guaranteed delivery, to the subscription agent by one of the methods described below:
By Mail, Overnight Courier or by Hand:
     LaSalle Bank N.A.
     135 S. LaSalle Street
     Suite 1946
     Chicago, IL 60603-4298
Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.
Calculation of Subscription Rights Exercised
     If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of our common stock with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of the rights offering.
Your Funds will be Held by the Subscription Agent Until Shares of Our Common Stock are Issued
     The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other subscription rights holders until we issue your shares of our common stock to you upon consummation of the rights offering.

Medallion Guarantee May be Required
     Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:
•	Your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	You are an eligible institution.
Notice to Beneficial Holders
     If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on February 23, 2007, the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.
Beneficial Owners
     If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Subscription Rights Certificate
     You should read and follow the instructions accompanying the subscription rights certificates carefully. You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the subscription agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. Because uncertified personal checks may take seven to ten business days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier’s check, money order or wire transfer of funds.
Determinations Regarding the Exercise of Your Subscription Rights
     We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.
     Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law.
Regulatory Limitation
     We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the rights offering expires, you have not obtained such clearance or approval.
Guaranteed Delivery Procedures
     If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent on or before the time the rights offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:
•	Deliver to the subscription agent prior to the rights offering expiration date your subscription price payment in full for each share you subscribed for under your subscription privileges in the manner set forth above in “—Method of Payment”;

•	Deliver to the subscription agent prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the “Instructions as to Use of Lime Energy Co. Subscription Rights Certificates” distributed with your subscription rights certificate; and

•	Deliver the properly completed subscription rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent within three (3) business days following the date of your Notice of Guaranteed Delivery.
     Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to the Use of Lime Energy Co. Subscription Rights Certificates, which have been distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institution, that is a member of, or a participant in, a signature guarantee program acceptable to the subscription agent.
     In your Notice of Guaranteed Delivery, you must state:
•	Your name;

•	The number of subscription rights represented by your subscription rights certificate(s), the number of shares of our common stock for which you are subscribing under your basic subscription privilege and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and

•	Your guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.
     You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificates at the address set forth above under “—Delivery of Subscription Materials and Payment.” You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission (Fax No.: 312-904-2079). To confirm facsimile deliveries, you may call 312-904-5761.
     The subscription agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call 312-904-5761 to request any copies of the form of Notice of Guaranteed Delivery.
Questions About Exercising Subscription Rights
     If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document, the Instructions as to the Use of Lime Energy Co. Subscription Rights Certificates or the Notice of Guaranteed Delivery, you should contact the subscription agent at the address and telephone number set forth above under “Questions and Answers About the Rights Offering” included elsewhere in this document.
Subscription Agent
     We have appointed LaSalle Bank N.A. to act as subscription agent for the rights offering. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from liabilities that it may incur in connection with the rights offering.
No Revocation
     Once you have exercised your subscription privileges, you may not revoke your exercise. Subscription rights not exercised prior to the expiration date of the rights offering will expire and will have no value.

Procedures for DTC Participants
     We expect that the exercise of your basic subscription privilege and your over-subscription privilege may be made through the facilities of the Depository Trust Company (“DTC”). If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your over-subscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your subscription price payment for each share of our common stock that you subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.
Subscription Price
     The subscription price is $1.00 per share. For more information with respect to how the subscription price was determined, see “Questions and Answers About the Rights Offering” included elsewhere in this document.
Foreign and Other Stockholders
     We will not mail subscription rights certificates to stockholders on the record date, or to subsequent transferees, whose addresses are outside the United States. Instead, we will have the subscription agent hold the subscription rights certificates for those holders’ accounts. To exercise its subscription rights, a foreign holder must notify the subscription agent before 11:00 a.m., New York City time, on March 20, 2007, three business days prior to the expiration date, and must establish to the satisfaction of the subscription agent that it is permitted to exercise its subscription rights under applicable law. If these procedures are not followed prior to the expiration date and you are a foreign holder, your rights will expire.
Non-Transferability of the Rights
     Except in the limited circumstances described below, only you may exercise the basic subscription privilege and the over-subscription privilege. You may not sell, give away or otherwise transfer the basic subscription privilege or the over-subscription privilege. Notwithstanding the foregoing, your rights may be transferred by operation of law; for example a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the rights offering.
Cancellation Rights
     Our board of directors may cancel the rights offering, in whole or in part, in its sole discretion at any time prior to the time the rights offering expires for any reason (including a change in the market price of our common stock). If we cancel the rights offering, any funds you paid to the subscription agent will be promptly refunded, without interest or deduction.

No Board Recommendation
     An investment in shares of our common stock must be made according to each investor’s evaluation of its own best interests and after considering all of the information herein, including the “Risk Factors” section of this document. Neither we nor our board of directors nor their financial advisors make any recommendation to subscription rights holders regarding whether they should exercise their subscription rights. In addition, you should not rely on the decision of the PIPE Investors (which included three of our directors) to purchase shares of common stock at a price equal to the subscription price, or the decision of Dan Parke, another of our directors, when selling Parke to us to accept the consideration which included $5.0 million of common stock valued at a price per share equal to the subscription price, to be a recommendation or an indication that the subscription price is reflective of our value.
Shares of Common Stock Outstanding After the Rights Offering
     Based on the 50,316,902 shares of our common stock currently outstanding, and the potential that we may issue as many as 38,825,160 shares pursuant to this rights offering, 89,142,062 shares of our common stock may be issued and outstanding following the rights offering, an increase in the number of outstanding shares of our common stock of approximately 77%.
Other Matters
     We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
     The following discussion is a summary of the material United States Federal income tax consequences of the rights offering to holders of our common stock. This discussion assumes that the holders of our common stock hold such common stock as a capital asset for United States Federal income tax purposes. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are United States persons and does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.
     We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States Federal income tax consequences of the rights offering or the related share issuance. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCE TO SUCH HOLDER.
     The United States Federal income tax consequences to a holder of our common stock of the receipt and exercise of subscription rights under the rights offering should be as follows:
     1. A holder should not recognize taxable income for United States Federal income tax purposes in connection with the receipt of subscription rights in the rights offering.
     2. Except as provided in the following sentence, a holder’s tax basis in the subscription rights received in the rights offering should be zero. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in its United States Federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then upon exercise or transfer of the subscription rights, the holder’s tax basis in the common stock should be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. A holder’s holding period for the subscription rights received in the rights offering should include the holder’s holding period for the common stock with respect to which the subscription rights were received.
     3. A holder which allows the subscription rights received in the rights offering to expire should not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed should be equal to the tax basis in such common stock immediately before the receipt of the subscription rights in the rights offering.
     4. A holder should not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights should equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, in the rights as described above. The holding period for the common stock acquired through exercise of the subscription rights should begin on the date the subscription rights are exercised.

PLAN OF DISTRIBUTION
          We are making this rights offering directly to you, the holders of our common stock, on a pro rata basis for each share of our common stock held at the close of business on February 23, 2007, the record date for this rights offering. The members of the Excluded Group have all waived their rights to participate in the rights offering in order to maximize the number of shares available for purchase by other stockholders.
          We will pay LaSalle Bank N.A., the subscription agent, a fee of approximately $6,000 for its services in connection with this rights offering (which includes the subscription agent’s fees associated with the exercise of rights). We have also agreed to reimburse LaSalle Bank N.A., the subscription agent, its reasonable expenses and indemnify it from liabilities it may incur in connection with the rights offering.
          We estimate that our total expenses in connection with the rights offering, including registration, legal and accounting fees, will be approximately $130,000.
          We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights. Except as described in this section, we are not paying any other commissions, fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of rights, but we will not pay our employees any commissions or compensation for such services other than their normal employment compensation.
LEGAL PROCEEDINGS
          From time to time, the Company has been a party to pending or threatened legal proceedings and arbitrations that are routine and incidental to its business. Based upon information presently available, and in light of legal and other defenses available to the Company, management does not consider the liability from any threatened or pending litigation to be material to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          The table below shows certain information about our directors, executive officers and significant employees:

Name	Age	Principal Positions
David R. Asplund	48	Chief Executive Officer and Director
Gregory T. Barnum	51	Director (1)
William R. Carey, Jr.	59	Director (1)(3)
Joseph F. Desmond	42	Director
Richard P. Kiphart	65	Director (2)(3)
Jeffrey R. Mistarz	48	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Daniel W. Parke	51	President, Chief Operating Officer, President Parke Industries and Director
Gerald A. Pientka	51	Director (2)(3)
Leonard Pisano	44	Executive Vice President, President of Maximum Performance Group
David W. Valentine	37	Director (1)(2)

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Governance and Nominating Committee.
          Our Board of Directors is currently authorized for a membership of twelve directors. As of February 7, 2007, our Board of Directors had four vacancies.
          David R. Asplund has been one of our directors since June 2002 and has been our Chief Executive Officer since January 2006. Mr. Asplund has a degree in mechanical engineering from the University of Minnesota. Prior to becoming CEO of Lime Energy, Mr. Asplund was president of Delano Group Securities, LLC, an investment banking firm in Chicago, Illinois, which he founded in 1999 and continues to own. Mr. Asplund also serves on the board of Agenet, Inc.
          Gregory T. Barnum has been one of our directors since March 2006. Mr. Barnum is currently the vice president of finance and chief financial officer of Datalink Corporation, an information storage architect. Prior to joining Datalink in March 2006, Mr. Barnum was the vice president of finance, chief financial officer and corporate secretary of Computer Network Technology Corporation. From September 1992 to July 1997, Mr. Barnum served as senior vice president of finance and administration, chief financial officer and corporate secretary at Tricord Systems, Inc., a manufacturer of enterprise servers. From May 1988 to September 1992, Mr. Barnum served as the executive vice president, finance, chief financial officer, treasurer and corporate secretary for Cray Computer Corporation, a development stage company engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers. Mr. Barnum is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.
          William R. (“Max”) Carey has been one of our directors since March 2006. Mr. Carey is the chairman and founder of Corporate Resource Development, a sales and marketing consulting firm he founded in 1981. He is also a managing director of Entrepreneur Equity Corporation, an insurance broker that creates specialty products for middle market companies. Mr. Carey also serves on the boards of Outback Steakhouse Inc., Kforce, Inc., Crosswalk.com and J.B. Hanauer & Co.

          Joseph F. Desmond has been one of our directors since January 2007. Mr. Desmond is the Senior Vice President, External Affairs for NorthernStar Natural Gas, a developer of liquefied natural gas import terminals. From May 2005 until November 2006, Mr. Desmond served as the Chairman of the California Energy Commission. From May 2006 to November 2006 Mr. Desmond also served as the Under Secretary for Energy Affairs in the California Resources Agency. Prior to his public service for the State of California, Mr. Desmond served as President and Chief Executive Officer of Infotility, Inc., an energy consulting and software development firm based in Boulder, Colorado. From 1997 to 2000, Mr. Desmond was President and Chief Executive Officer of Electronic Lighting, Inc., a manufacturer of controllable lighting systems, and from 1991 to 1997 he was with Parke Industries, where he served as vice president.
          Richard P. Kiphart has been one of our directors since January 2006, when he also became chairman of our board of directors. Mr Kiphart is the head of the Corporate Finance Department and a Principal of William Blair & Company, an investment firm. In addition, Mr. Kiphart currently serves as a member of the board of directors of First Data Corp., and previously served on the Concord EFS board of directors from 1997 until 2004 and was chairman of the Concord board of directors from February 2003 until March 2004. Mr. Kiphart is also currently a director of SAFLINK Corporation, Advanced Biotherapy, Inc. and Nature Vision, Inc. In addition he is the former chairman of the Merit Music School, is the president and chief executive officer of the Lyric Opera of Chicago, and the vice chairman of the Erikson Institute. He also serves on the board of DATA (Debt AIDS Trade Africa). Mr. Kiphart is the father in-law of David Valentine, one of our directors.
          Jeffrey R. Mistarz has been our Chief Financial Officer since January 2000, our treasurer since October 2000, an executive vice president since November 2002 and our assistant secretary/secretary since February 2003. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, responsible for all areas of finance and accounting, managing capital and stockholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now JPMorgan Chase & Co.) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.
          Daniel W. Parke has been our President and Chief Operating Officer since we acquired Parke P.A.N.D.A. Corporation, which he owned and served as its president from its founding in 2001. In addition to serving as our President and Chief Operating Officer, Mr. Parke continues to serve as the president of Parke, which is now named Parke Industries LLC. Mr. Parke was previously a founder of Parke Industries, Inc., an energy solutions provider which was acquired in February 1998 by Strategic Resource Solutions, an unregulated subsidiary of Carolina Power & Light.
          Gerald A. Pientka has been one of our directors since May 2000. Mr. Pientka is currently, and has been since February 2006 the executive vice president of development for First Industrial Realty Trust, Inc. From September 2003 to February 2006 he was the founder and principal of Verus Partners, a real estate development company located in Chicago, Illinois. Prior to this, from May 1999 through March 2003, Mr. Pientka was president of Higgins Development Partners, LLC (the successor to Walsh, Higgins & Company), a national real estate development company controlled by the Pritzker family interests. From May 1992 until May 1999, Mr. Pientka served as president of Walsh, Higgins & Company. Mr. Pientka is also a member of Leaf Mountain Company, LLC. Mr. Pientka is also board president of Christopher House, a Chicago-based social services agency.
          Leonard Pisano has been our executive vice president of sales since June 7, 2006, prior to this, from May 3, 2005, the date we acquired Maximum Performance Group, Inc., he served as our Chief Operating Officer. He is also Maximum Performance Group’s president and has been from its founding in February 2003. Prior to that, Mr. Pisano founded Maximum Energy Services in early 2001 and served as its president until it merged with Pentech Solutions to form Maximum Performance Group in February 2003. During his career, Mr. Pisano has held various senior management positions at companies within the energy services sector, including Parke Industries Inc. and SRS, a division of Carolina Power and Light. Prior to entering the energy services sector, Mr. Pisano spent ten years in facilities management at New York University, leaving NYU in 1996 when he was Director of Facilities.
          David W. Valentine has been one of our directors since May 2004. Mr. Valentine is currently a senior investment professional of a private investment firm. Prior to taking his current position, Mr. Valentine was the Global Head of Debt Private Placements at UBS Investment Bank where he had been a Director of Leveraged Finance. Before joining UBS, Mr. Valentine held various investment banking positions at Nesbitt Burns Securities Inc. and ABN Amro Chicago Corporation. Mr. Valentine is the son in-law of Richard Kiphart, our chairman.
Independent Directors
      Of the eight directors currently serving on the Board, the Board has determined that each of Messrs. Barnum, Carey, Desmond, Kiphart, Pientka and Valentine are independent directors as defined in Section 121(A) of the American Stock Exchange listing standards.

DESCRIPTION OF SECURITIES
          In the following summary, we describe the material terms of our capital stock by summarizing material provisions of our charter and by-laws. We have incorporated by reference these organizational documents as exhibits to the registration statement of which this prospectus is a part.
General
          As of February 7, 2007, we had 200,000,000 authorized shares of common stock, par value $.0001 per share, and 5,000,000 shares of authorized preferred stock, par value $.01 per share, of which:
•	50,316,902 shares are issued and outstanding (excluding the escrow shares described below);

•	166,149 shares of common stock were being held in escrow for the benefit of the selling shareholders of Maximum Performance Group (“MPG”) to be released over the two year period following the purchase of MPG (May 3, 2005) if it achieves certain revenue targets during the period. Any shares not issued to the selling shareholders will be returned to the Company at the end of the two year period. To date, no shares have been released from such Escrow.

•	1,245,869 shares of common stock are issuable upon exercise of outstanding common stock warrants;

•	11,059,604 shares of common stock are issuable upon exercise of outstanding stock options; and

•	No shares of preferred stock or other rights or options, warrants to acquire preferred stock are outstanding.
Common Stock
          Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and will share ratably on a per share basis in any dividends declared on our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Upon our liquidation, dissolution or winding up and after payment of all prior claims, the holders of shares of common stock would share ratably on a per share basis in all of our assets. All shares of common stock currently outstanding are fully paid and nonassessable. Any shares of common stock which the selling stockholders acquire through exercise of their warrants will also be fully paid and nonassessable.
Preferred Stock
          Our board of directors, without further stockholder approval, may authorize the issuance of preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors (1) may authorize the issuance of preferred stock that ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation, (2) can fix limitations and restrictions upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding, and (3) can also issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.

Delaware Anti-Takeover Law
          We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:
•	before the date on which the stockholder became an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction in which the person became an interested stockholder;

•	the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

•	the business combination is approved by the board of directors and is approved by two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder at a meeting of the stockholders held on or after the date of the business combination.
          An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation’s voting stock. Business combinations include, without limitation, mergers, consolidations, stock sales, asset sales or other transactions resulting in a financial benefit to interested stockholders.
Anti-Takeover Effects of Certain Charter and By-Law Provisions
          Our charter and by-laws contain provisions relating to corporate governance and to the rights of stockholders. Our by-laws provide that special meetings of stockholders may only be called by our Board of Directors, our Chairman of the Board or our President and shall be called by our Chairman, President or Secretary at the request in writing of stockholders owning at least one-fifth of the outstanding shares of capital stock entitled to vote. In addition, our charter provides that our Board of Directors may authorize the issuance of preferred stock without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine.
Transfer Agent and Registrar
          The transfer agent and registrar for our common stock is LaSalle Bank N.A.

DESCRIPTION OF BUSINESS
Overview/History
          We are a developer, manufacturer and integrator of energy saving technologies. Our energy saving products include the eMAC system, which provides intelligent control and continuous monitoring of HVAC and lighting equipment via wireless communication technology to reduce energy usage and improve system reliability and the EnergySaver system, which reduces energy consumed by lighting with minimal lighting level reduction. Our technology has been installed in applications in commercial buildings, factories and office structures, as well as street lighting and parking lot lighting. Our GlobalCommander integrates with the EnergySaver, allowing us to link multiple EnergySaver units together and to provide remote communications, measurement and verification of energy savings.
          From June 2001 through March 2006 we also provided, through our subsidiary, Great Lakes Controlled Energy Corporation, a Delaware Corporation (“Great Lakes”), integrated building and environmental control solutions for commercial and industrial facilities.
          Until June 1, 2003, we also manufactured custom electrical switchgear through our subsidiary Switchboard Apparatus Inc. (“Switchboard”)
          On December 5, 1997, we were initially formed as Electric City LLC, a Delaware limited liability company. On June 5, 1998, we changed from a limited liability company into a corporation by merging Electric City LLC into Electric City Corp., a Delaware corporation.
          On June 10, 1998, Electric City issued shares of our common stock with a fair market value of $1,200,272, representing approximately six (6%) percent of Electric City’s then issued and outstanding common stock, to the approximately 330 shareholders of Pice Products Corporation (“Pice”), an inactive, unaffiliated company with minimal assets, pursuant to a merger agreement under which Pice was merged with and into Electric City. The purpose of the merger was to substantially increase the number of our shareholders to facilitate the establishment of a public trading market for our common stock. Trading in our common stock commenced on August 14, 1998 through the OTC Bulletin Board under the trading symbol “ECCC”.
          In May 1999, we purchased most of the assets of Marino Electric, Inc., an entity engaged in the business of designing and manufacturing custom electrical switchgear and distribution panels.
          On August 31, 2000 we acquired Switchboard Apparatus.
          On June 7, 2001 we acquired Great Lakes.
          On June 3, 2003, we entered into an asset purchase agreement with Hoppensteadt Acquisition Corp., whereby Hoppensteadt acquired all of the assets, except for certain receivables and cash, and assumed all of the liabilities, except for bank debt, of Switchboard Apparatus, as of May 31, 2003.
          On May 3, 2005, we acquired Maximum Performance Group, Inc. (“MPG”). MPG is a technology based provider of energy and asset management products and services. MPG manufactures and markets its eMAC line of controllers for HVAC and lighting applications. The eMAC line of controllers provide intelligent control and continuous monitoring of HVAC and lighting equipment via wireless communication technology to reduce energy usage and improve system reliability. MPG has offices in New York City and San Diego, California.
          On April 3, 2006, we sold all of the capital stock of Great Lakes Controlled Energy Corporation to its former owners, effective as of March 31, 2006.

          On June 30, 2006, we acquired Parke P.A.N.D.A. Corporation (“Parke”). Parke (now named Parke Industries, LLC) is an energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. Parke has 30 employees and is headquartered in Glendora, California, with offices in Danville and Carmel, California.
          On September 13, 2006 we changed our name to Lime Energy Co. after merging with a wholly owned subsidiary which was set up solely for the purpose of effecting a name change. On September 22, 2006 our stock began trading on the OTC Bulletin Board under the trading symbol “LMEC,”
          On September 27, 2006, we acquired Kapadia Consulting, Inc. (now named Kapadia Energy Services, Inc.). Kapadia is an engineering firm that specializes in energy management consulting and energy efficient lighting upgrades for commercial and industrial users. Kapadia has seven employees, is headquartered in Peekskill, New York, and has an office in Ventura, California.
Products And Services
          The Company currently manufactures products and provides services under two distinct business segments. The energy technology segment includes the manufacturing and sale of the eMAC and uMAC product lines and the EnergySaver and the GlobalCommander. Commencing June 30, 2006, we formed an energy services business segment, which is served by our subsidiaries, Parke Industries, LLC and Kapadia Energy Services, Inc. Parke specializes in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users and Kapadia is an engineering consulting firm that specializes in energy efficiency and energy management.
eMAC & uMAC
          The eMAC system is comprised of a heating, ventilating and air conditioning (“HVAC”) controller with wireless communication capabilities and a central, server based, Internet accessible software that monitors and controls the operation of the connected HVAC units. The eMAC system is designed for use in commercial and industrial applications with packaged (primarily rooftop) HVAC equipment of 2 to 40 tons (1 ton = 12,000 Btu/hr cooling capacity) and up to 500,000 Btu/hr of heating capacity.
          The eMAC controller is contained in a small box that is mounted on the exterior of a customer’s HVAC unit. The controller is wired into the HVAC equipment and monitors up to 126 points of the equipment’s operation. In addition, each eMAC contains a Pentech Energy Recovery Controller (“PERC”), a patented third generation microprocessor-based technology.
          PERC was developed by Pentech Solutions, a predecessor company to MPG, and is designed to dynamically match a HVAC system’s output to any given load condition, thereby improving the operating efficiency of the equipment. Since most HVAC systems are designed to maintain comfortable environmental conditions on both the hottest and coldest days likely to be experienced, there exists substantial excess system capacity on most days of the year. Due to this excess capacity, the system quickly satisfies a thermostat’s call for heating or cooling, and in doing so overshoots the thermostat set point and leaves Btu’s of heat or cooling in the heat exchanger, cooling coils and air ducts. The PERC controller acts to correct this by periodically turning off the air conditioner’s compressor and condenser fan while continuing to run the evaporator fan, thereby continuing to deliver cooling to the conditioned space utilizing the energy stored in the cooling coils, heat exchanger and air ducts. In heating applications, PERC periodically closes the gas valve while continuing to operate the indoor air fan, delivering heated air into the space utilizing the heat stored in the heat exchanger and air ducts. At the same time, the PERC controller is monitoring the rate of temperature change in the conditioned space in order to avoid overshooting the desired temperature setting. The PERC technology typically will result in energy savings of 15% to 20% for our end user customers.

          The wireless communication capabilities of the eMAC allow us to monitor and remotely manage the operation of a customer’s HVAC equipment. A customer can log on to our eMAC web site and obtain information regarding the operation of its HVAC equipment and change equipment operating parameters, such as hours of operation and temperature. The eMAC will also send alarms to our central server when any of the up to 126 monitored points of operation fall outside predetermined operating ranges. This often permits us to react to a potential equipment problem before the occupants of the space are aware of an equipment malfunction. We charge our customers for this ability to communicate and remotely monitor and mange their equipment, though we often include an initial monitoring period with the purchase of the eMAC so that our customers can become familiar with the benefits of this service.
          The uMAC is a version of the eMAC which has been simplified to remotely control the operation of a facility’s lights via wireless communications. Using the uMAC a customer can remotely, via the Internet, turn lights on and off and change the daily schedule for the operation of a facility’s lighting.
EnergySaver
          The EnergySaver system is a lighting control system that reduces energy consumption of indoor and outdoor commercial, institutional and industrial ballasted lighting systems, while maintaining appropriate lighting levels. The EnergySaver is a freestanding enclosure that contains control panels with electrical parts and is connected between the incoming power line and the building’s electrical lighting circuits. The EnergySaver also contains a microprocessor with software that allows the customer to control the amount of energy savings desired which, depending on the application, is typically between 20% and 30%, and provides self-diagnosis and self-correction. The customer can access the EnergySaver’s microprocessor directly or remotely via modem, network or two-way radio.
          The EnergySaver is manufactured to varying sizes and capacities to address differing lighting situations. We can interface our EnergySaver products with most new and existing lighting panels, ballasts and lamps without modification. In addition, the EnergySaver system reduces the power consumed by lamps, resulting in a reduction of heat generated within the lighting system, which enhances ballast and lamp life and reduces the amount of air conditioning necessary to cool the building.
          Due to changes in lighting technology we expect revenue from the EnergySaver system (which includes the GlobalCommander) to decline in future periods, but we believe this will be more than offset by increases in eMAC revenue and revenue from our other recently acquired business: Parke Industries and Kapadia Energy Services.
GlobalCommander
          The GlobalCommander system is an advanced lighting controller designed to permit central control and monitoring of multiple EnergySaver units and allows for large-scale demand side management and savings measurement and verification without turning off the user’s lights. The GlobalCommander bundles the EnergySaver technology with an area-wide communication package to allow for energy reductions across entire systems in response to the guidelines of a customer’s facility manager. In addition, the GlobalCommander has the ability to measure and store information about the actual savings generated from the use of the EnergySaver. This information, which can be viewed in a tabular or graphical format and can be downloaded to a user’s computer, is often required for a customer to qualify for utility incentives for energy savings and curtailment. The GlobalCommander also allows customers to control their facilities’ loads and lighting requirements from a single control point. This single-point control is available for a virtually unlimited number of remote facilities and can be accessed through the Internet, intranet or over standard telephone lines through dial-up modems.

Energy Services
          Through our wholly owned subsidiary, Parke Industries, LLC, which we acquired on at the end of June 2006, we market, design, engineer and install energy efficient lighting upgrades for commercial and industrial users. Parke will determine the best lighting solutions for its customers, taking into consideration factors such as lighting requirements, building environmental conditions, energy costs, available utility and/or tax incentives, and installation, operating and maintenance costs of various lighting alternatives, to select the best solution for its customers. It will then remove the existing lighting system and replace it with the new lighting system using its own installation crews. In most situations, Parke’s customer will realize paybacks of 12 to 24 months on their lighting system upgrade and very often also improve the overall quality of lighting in their facilities.
          Our other recently acquired subsidiary, Kapadia Energy Services, Inc., provides energy engineering services to assist customers in improving their energy efficiency and to better manage their energy costs. Some of the services that Kapadia offers its customers include building energy audits to determine ways to improve energy efficiency, HVAC and boiler system optimization, energy management planning, engineering design review with a view to optimizing energy efficiency and energy rebates, energy project management, and lighting engineering and design. Kapadia will also provide turnkey lighting upgrades in which it will purchase all of the materials and labor for energy efficient lighting upgrades, much like Parke does, except that it does not have its own installation crews.
Marketing, Sales and Distribution
          The majority of our sales are derived through the efforts of our internal sales force. Prior to late 2005, each of our subsidiaries had their own sales force which primarily sold only their products. In late 2005, we began to integrate our subsidiaries and establish geographic profit centers in which our salespeople will sell all of the Company’s subsidiaries’ products. Initially we will be organized into three profit centers: East Coast (managed out of our New York office), Midwest (managed out of our Chicago office) and West Coast (managed out of our San Diego office). We believe our proprietary energy technologies differentiate us from other providers of energy solutions and provide our customers with superior returns on their investments.
Customers
          During 2005, two customers, Kohl’s Department Stores and Duane Read Inc., accounted for approximately 37% and 11% of our consolidated billings, respectively. During 2004, sales to five customers accounted for approximately 86% of our total consolidated revenue. Our largest customers for 2004 were Public Energy Solutions (39%), Electric City of New Jersey (14%), Electric City of Pennsylvania (12%), Control Ambiento Y Mantenimiento (11%) and the New York Power Authority (10%). During 2003, three customers accounted for approximately 72% of our total consolidated revenue. The top three customers during 2003 were M&A Railroad and Electric Supply (34%), Electric City of Pennsylvania (24%), and Morrow Meadow Corp. (15%). M&A Railroad and Electric Supply ceased to be a dealer in December 2003 and Electric City of Pennsylvania ceased to be a dealer in June 2005.
          As of February 2, 2007 we had one ongoing VNPP (Virtual “Negawatt” Power Plan) program with Commonwealth Edison in northern Illinois. Under this contract we place our EnergySaver equipment in commercial and industrial “Customer Host” buildings at no cost to the Customer Host. In exchange for allowing us to reduce the power to their lighting system (without turning off their lights) during periods of peak energy demand, the Customer Host is allowed to operate the EnergySaver at a 3% to 5% level during non-curtailment periods. The ComEd agreed to pay us for the availability of this demand reduction and we recognize revenue under the contract over the period for which demand reduction is actually provided. As of February 2, 2007 we had installed 124 EnergySavers at 76 different Customer Host sites under these programs at a cost of $1,267,360 (the “VNPP Asset”). We recognized our first revenue under the program and began amortizing the cost of the related EnergySaver units during the fourth quarter of 2005. Further shipments under these programs were postponed in late 2005 due to the high capital requirements of these programs and we are currently working with the utilities seeking to modify the programs to change them so we will be paid for delivering energy efficiency rather than energy curtailment. Primarily as a result of these decisions, during the third quarter of 2006 we evaluated the carrying value of the VNPP Asset and determined that it was impaired. As a result, we reduced the carrying value of the VNPP Asset by $760,488, resulting in a non-cash charge to our earnings.

Competition
          While there are other HVAC controllers that provide energy saving benefits similar to the eMAC, we are not aware of any competing product available at a comparable cost to the eMAC that provides the communications, remote monitoring and diagnostic features of the eMAC. Large, national control companies provide systems that can do much of what the eMAC can do, but the installed cost of such systems make them impractical for smaller applications, which is the market we are targeting with the eMAC.
          There are many competitors in the energy services business, including small regional lighting retrofit companies and large national energy service companies. The large national energy service companies tend to market to large national companies and compete for large energy retrofit projects in which lighting is one piece of the total project. Parke focuses on providing lighting retrofit services to the under-served market for small to mid-sized commercial and industrial users and niche markets where installations are more difficult. In these markets Parke sells its services based on the financial return to its customers and differentiates itself through its experience and reputation for quality work and superior service.
          There are a number of products on the market that directly or indirectly compete with the EnergySaver products. These competing products can be categorized into three general types:
•	those that convert AC to DC at a central location,

•	those that pulsate the power to the lighting system; and

•	other control products similar to the EnergySaver system.
          Products that fall into the first category convert AC to DC at a central location and do so more efficiently than it is done by the standard electronic ballast in each light fixture. The main drawback to this technology is that the transmission of DC power over any distance is generally less efficient and more dangerous than transmitting AC power. This technology also requires the rewiring of every light fixture on the circuit.
          Products that pulsate the power in the lighting system turn the power off and on so quickly (120 times/second) that the lights remain on. This process, which is generally known as “wave chopping,” distorts the AC waveform and thereby produces harmonics in a building’s electrical system that can damage other electrical components such as electric motors and electronic devices. The process also contributes to the reduction of life of lamps and ballasts in lighting fixtures.
          Control products control power consumption at the lights, at the lighting circuit or at the control panel. Products that control the power at the lights or at the lighting circuit must be wired to each fixture or to each circuit, resulting in high installation cost, which makes these products less competitive from an economic perspective. The EnergySaver controls power consumption at the lighting panel, making it much simpler and less expensive to install and maintain. There are other products on the market that also control power consumption at the lighting panel, but the EnergySaver is the only product that we are aware of that offers total real-time variability of savings levels, remote communications and savings measurement and verification capabilities.

          Energy engineering services such as those provided by Kapadia are also generally widely available, though not as widely available as lighting retrofits due to the skills and experience required to provide the services. The certifications held by Kapadia’s staff of engineers include: Professional Engineer (“PE”); Certified Energy Engineer (“CEM”); and Certified Lighting Efficiency Professional (“CLEP”). To obtain these certifications requires a high level of experience and demonstrated knowledge of engineering and energy engineering concepts. Kapadia differentiates itself from its competitors through its reputation for quality work and its 26 years of experience as an energy engineering firm. Most of Kapadia’s business comes from repeat customers or referrals.
Manufacturing
          Our EnergySaver product line is manufactured at our facilities in Elk Grove Village, Illinois, with manufacturing and assembly scaled to order. Since the manufacturing process that we are currently performing only involves the assembly of components manufactured by others, we believe there are many contract manufacturers located across the country that could assemble our EnergySaver product for us with relatively little lead time should we decide to outsource some or all of the manufacturing to contract manufacturers.
          The eMAC is manufactured for us by a contract manufacturer in southern California. We believe that this contract manufacturer has sufficient capacity to handle our anticipated growth in eMAC sales for the foreseeable future. In addition, we believe that there are many contract manufacturers across the country that could manufacture the eMAC for us if for some reason our current contract manufacturer could not meet our needs.
          The primary components for the EnergySaver and eMAC are sourced from multiple manufacturers. We are in continuous discussion with additional parts suppliers, seeking to ensure lowest cost pricing and reliability of supply.
          During 2005, approximately 20% of our consolidated material purchases were made from four suppliers. Purchases from any one supplier will vary year-to-year depending on sales and inventory levels. None of these four suppliers sell the Company proprietary products that we could not purchase from other vendors.
Compliance With Environmental Laws
          Neither the Company’s production, nor sale of its products, in any material way generate activities or materials that require compliance with federal, state or local environmental laws. Parke and Kapadia use licensed disposal firms to dispose of old lamps, lighting ballasts or other products that may contain heavy metals or other potential environmental hazards.
Research and Development
          The Company, through the day-to-day use of the EnergySaver and eMAC and their components and their use at various testing sites around the country, develops modifications and improvements to its products. Total research and development costs charged to operations were approximately $395,000, $150,000, and $70,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

Intellectual Property
          Certain technologies underlying the EnergySaver products have been patented in the U.S. and Italy by Giorgio Reverberi. A U.S. patent application was filed by Mr. Reverberi in November 1997, and a patent was issued in June 2000.
          Since January 1, 1998, we, along with Mr. Reverberi and Mr. Joseph Marino, have entered into a number of agreements relating to the license of the EnergySaver technology, which grant us the exclusive license rights of Mr. Reverberi’s patent of the EnergySaver technology in all of North America, Central America, South America (excluding the countries of Argentina, Brazil, Chile, Paraguay and Uruguay) and the Caribbean (except Cuba), as well as Africa (excluding the countries of Algeria, Libya, Morocco and Tunisia). Our license expires upon the expiration of Mr. Reverberi’s last expiring patent, which we expect to be on or around November 2017. If either party materially breaches the license and fails to cure the breach within 180 days after notice by the other party of the breach, the other party can terminate the license. We pay Mr. Reverberi a royalty of $200 and Mr. Marino a royalty of $100 for each EnergySaver product we make or sell in territories in which Mr. Reverberi holds a valid patent.
          We have applied for and/or received several patents on improvements we have made to the core technology developed by Mr. Reverberi. In addition, MPG has several patents on various aspects of the eMAC system. As of December 31, 2005, we had nine issued patents and three patents pending before the U.S. Patent and Trademark Office, as well as foreign patent offices. In addition we have registered three trademarks with the U.S. Trademark Office and have three additional federal trademark registrations pending.
Employees
          As of January 24, 2007, we had 79 employees, of which 15 were management and corporate staff, eight were engineers, 21 were engaged in sales and marketing and 35 were engaged in field service
SELECTED CONSOLIDATED FINANCIAL DATA
          The selected financial data set forth below as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 are derived from our audited financial statements included with this prospectus. The selected financial data set forth below for the years ended December 31, 2001 and 2000, and the balance sheet data for the three years ended December 31, 2003 have been derived from our audited financial statements and are not included with this prospectus. All of the Statement of Operations data has been revised from the original presentation in the audited financial statements to reflect the Company’s Building Control and Automation segment as a discontinued operation, which was sold effective March 31, 2006. The selected financial data for the nine month periods ended September 30, 2005 and 2006 has been derived from our unaudited financial statements; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which, in the opinion of management, are necessary for a fair statement of results for the interim periods.
          In the year ended December 31, 2002, we adopted FAS 142 “Goodwill and Other Intangible Assets”, which among other things, provides that goodwill no longer be amortized. As a result, the Company recorded no good will amortization during 2002, 2003, 2004 or 2005, where as it recorded approximately $555,000 during 2001. For a detailed discussion on the application of these and other accounting policies, see note 3 in the notes to the consolidated financial statements attached as an exhibit.
          Effective January 1, 2006, the Company adopted SFAS 123(R). Prior to then it accounted for employee stock options using the method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and the associated interpretations using the intrinsic method. Generally, no expense was recognized related to its stock options under this method because the stock options exercise price were set at the stock’s fair market value on the date the options were granted. Whereas, as a result of adopting SFAS123(R) $2,053,540 of share based compensation expense was included in the results for the first nine months of 2006.
          The historical results presented below are not necessarily indicative of the results to be expected for any future period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements, including the notes thereto, included elsewhere in this prospectus.

						Nine Months Ended
	Year ended December 31,					September 30,
						2005	2006
	2001	2002	2003	2004	2005	(unaudited)	(unaudited)
Statement of Operations Data:
Revenue	$1,886,210	$3,627,113	$2,280,532	$733,630	$3,693,429	$2,924,162	$4,611,321

Cost of sales	1,616,467	3,273,150	1,945,554	862,366	3,691,854	2,748,311	3,474,496
Selling, general and administrative	8,150,183	5,464,950	3,921,121	4,234,239	6,078,098	4,383,158	7,957,736
Impairment loss	—	108,000	—	—	—	—	760,488

Operating loss	(7,880,440)	(5,218,987)	(3,586,143)	(4,362,975)	(6,076,523)	(4,207,307)	(7,581,399)

Other income (expense)	(3,396,009)	(32,920)	(354,941)	(626,049)	(544,253)	(384,180)	(3,131,109)

Loss from continuing operations	(11,276,449)	(5,251,907)	(3,941,084)	(4,989,024)	(6,620,776)	(4,591,487)	(10,712,508)

Income (loss) from discontinued operations	(1,694,628)	(1,756,020)	(1,540,858)	(170,338)	(251,962)	77,501	(21,425)
Cumulative effect of accounting change	—	(4,103,872)	—	—	—	—	—

Net loss	(12,971,077)	(11,111,799)	(5,481,942)	(5,159,362)	(6,872,738)	(4,513,986)	(10,733,933)

Preferred Stock Dividends	(20,118,939)	(4,111,107)	(4,817,917)	(4,639,259)	(1,851,345)	(1,017,800)	(24,347,725)

Net Loss Available to Common Shareholders	$(33,090,016)	$(15,222,906)	$(10,299,859)	$(9,798,621)	$(8,724,083)	$(5,531,786)	$(35,081,658)

Basic and diluted loss per common share from continuing operations	$(15.67)	$(6.98)	$(3.90)	$(3.62)	$(2.65)	$(1.79)	$(1.83)
Basic and diluted loss per common share	(16.52)	(7.32)	(4.58)	(3.68)	(2.73)	(1.77)	(1.83)

Weighted average common shares outstanding (1)	2,003,203	2,080,878	2,250,766	2,660,093	3,190,664	3,124,609	19,198,805

Balance Sheet Data:
Cash and cash equivalents	$5,486,073	$1,555,904	$2,467,023	$1,789,808	$4,229,150	$1,574,368	$6,825,874
Working capital (deficiency)	7,470,046	3,546,270	2,050,157	263,304	646,483	(2,604,102	4,815,498
Total assets	16,435,863	8,908,551	7,353,627	6,479,320	17,098,974	14,110,436	27,548,721
Long-term debt, including current portion	1,434,018	1,089,791	1,348,645	1,230,353	4,980,032	986,826	580,851
Total stockholders’ equity	12,465,333	4,284,291	3,040,932	1,780,271	4,377,637	5,830,267	21,136,866

(1)	Adjusted for 1 for 15 reverse stock split effected January 23, 2007

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
          The following discussion should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in the registration statement of which this prospectus forms a part. The discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative of such terms or other variations of such terms or comparable terminology. You are cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. We do not have a policy of updating or revising forward-looking statements and, therefore, you should not assume that our silence over time means that actual events are bearing out as estimated in such forward-looking statements.
          We have a limited operating history. All risks inherent in an inexperienced enterprise are inherent in our business.
Critical Accounting Policies and Estimates
          The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe that our critical accounting policies are limited to those described below. For a detailed discussion on the application of these and other accounting policies, see note 3 in the notes to the consolidated financial statements attached as an exhibit.
          Use of Estimates
          Preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses and related contingent liabilities. On an on-going basis, the Company evaluates its estimates, including those related to revenues, bad debts, warranty accrual, income taxes and contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.
          Revenue Recognition
          We recognize revenue when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. In addition, we follow the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Any amounts received prior to satisfying our revenue recognition criteria are recorded as deferred revenue.

          Our MPG subsidiary often bundles contracts to provide monitoring services and web access with the sale of its eMAC hardware. As a result, these sales are considered to be contracts with multiple deliverables which at the time the hardware is delivered and installed includes undelivered services essential to the functionality of the product. Accordingly, we defer the revenue for the product and services and the cost of the equipment and installation and recognize them over the term of the monitoring contract. The monitoring contracts vary in length from 1 month to 5 years.
          We have entered into agreements in which we have contracted with utilities to establish a Virtual “Negawatt” Power Plan (“VNPP”). Under these contracts, we install Energy Saver units at participating Customer Host locations, within the utility’s territory. The participating Customer Hosts receive the benefit of reduced utility costs through the operation of the units. We are able to reduce electric demand requirements during periods of peak demand, providing nearly instantaneous control, measurement and verification of load reduction. The utility companies pay us for the availability of this demand reduction and we recognize revenue under these contracts over the period for which the demand reduction is provided. Revenue of $15,781 was recognized from these contracts during the fourth quarter of 2005 and $34,868 for the first nine months of 2006. No revenue was recognized under such contracts for the years ended December 31, 2004 and 2003. The cost of the Energy Saver units currently at host locations under such VNPP programs is included in fixed assets and depreciated over the term these units will be used under the contracts.
          Profit Recognition on Long-Term Contracts
          We account for revenues on long-term contracts under the percentage of completion method in conjunction with the cost-to-cost method of measuring the extent of progress toward completion. Any anticipated losses on contracts are charged to operations as soon as they are determinable. Prior to the second quarter of 2005, due to our limited experience estimating the profitability on our long-term building automation and control contracts, we deferred all building automation and control contract related profits (i.e. assumed zero profit) until completion of the contract when the actual profit on the contract was known. Starting in the second quarter of 2005 we began recognizing contract related profits based on the projected profits for the contract, consistent with the AICPA’s Statement of Position 81-1 (SOP 81-1).
          Allowance for Doubtful Accounts
          We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance is largely based upon specific knowledge of customers from whom collection is determined to be doubtful and our historical collection experience with such customers. If the financial condition of our customers or the economic environment in which they operate were to deteriorate, resulting in an inability to make payments, or if our estimates of certain customers’ ability to pay are incorrect, additional allowances may be required. During 2005, we increased our allowance by $97,000 and wrote-off $13,000. As of December 31, 2005 our allowance for doubtful accounts was approximately $325,000, or 15.7% of the outstanding accounts receivable.
          Impairment of Long-Lived Assets.
          We record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. Our cash flow estimates are based on historical results adjusted to reflect our best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Our estimates of fair value represent our best estimate based on industry trends and reference to market rates and transactions.

          Goodwill
          We have made acquisitions in the past that included a significant amount of goodwill and other intangible assets. Under generally accepted accounting principles in effect through December 31, 2001, these assets were amortized over their estimated useful lives, and were tested periodically to determine if they were recoverable from operating earnings on an undiscounted basis over their useful lives. Effective in 2002, goodwill is no longer amortized but is subject to an annual (or under certain circumstances more frequent) impairment test based on its estimated fair value. Estimated fair value is less than value based on undiscounted operating earnings because fair value estimates include a discount factor in valuing future cash flows. There are many assumptions and estimates underlying the determination of an impairment loss, including economic and competitive conditions, operating costs and efficiencies. Another estimate using different, but still reasonable, assumptions could produce a significantly different result. As part of our 2003 and 2004 year-end assessment, we updated our long-term projections for the building automation and controls business and estimated the fair value based on the discounted current value of the expected future cash flows. We then compared the implied fair value of the goodwill to its carrying value and determined that the value of the goodwill was not impaired. In February 2006 we signed a non-binding letter of intent to sell Great Lakes Controlled Energy. To determine if our goodwill would be impaired as a result of the expected sale, we compared the carrying value of the goodwill related to Great Lakes to the expected sale price of the business and determined that the goodwill is impaired. As a result we recorded an impairment loss as of December 31, 2005 of $242,830. It is possible that upon completion of future impairment tests, as the result of changes in facts or circumstances, we may have to take additional charges in future periods to recognize a further write-down of the value of the goodwill attributed to our acquisitions to their estimated fair values.
Material Trends and Uncertainties
          From time to time changes occur in our industry or our business that make it reasonably likely that aspects of our future operating results will be materially different than historical operating results. Sometimes these matters have not occurred, but their existence is sufficient to raise doubt regarding the likelihood that historical operating results are an accurate gauge of future performance. We attempt to identify and describe these trends, events, and uncertainties to assist investors in assessing the likely future performance of the Company. Investors should understand that these matters typically are new, sometimes unforeseen, and often are fluid in nature. Moreover, the matters described below are not the only issues that can result in variances between past and future performance nor are they necessarily the only material trends, events, and uncertainties that will affect the Company. As a result, investors are encouraged to use this and other information to judge for themselves the likelihood that past performance will be indicative of future performance.
          The trends, events, and uncertainties set out in the remainder of this section have been identified as those we believe are reasonably likely to materially affect the comparison of historical operating results reported herein to either other past period results or to future operating results. These trends, events and uncertainties include:
          Changes in our senior management and on our Board of Directors. In October, 2005, Daniel Parke became a Member of our Board of Directors. In January 2006, our Chief Executive Officer for the past six years, Mr. John Mitola, resigned and was replaced by one of our Board members, Mr. David Asplund. Mr. Mitola also resigned as a director at that time. At approximately the same time, Mr. Robert Manning, the Chairman of our Board of Directors for the past 5-1/2 years announced his retirement. Mr. Manning’s seat on the Board of Directors was filled by Mr. Richard Kiphart, an investor in the Company, and Mr. Kiphart was also elected to serve as our Chairman. We also recently added Messrs. William Carey, Gregory Barnum and Joseph Desmond to our Board of Directors. Mr. Parke also became our Chief Operating Officer and President on June 30, 2006. These changes in our Senior Management and Board of Directors have resulted in changes to our business plan, including the sale of Great Lakes Controlled Energy. The disposal of this business will result in a reduction in revenue during 2006. The Building Automation Controls business was responsible for approximately 25% of our 2005 revenue and posted an operating loss of $305,497 during 2005, including a $242,830 charge related to the impairment of goodwill and the allocation of corporate overhead. This business was expected to record revenue of approximately $2 million during 2006 and little to no operating profit.
          The acquisition of Maximum Performance Group. In May of 2005, we acquired Maximum Performance Group, Inc. (“MPG”), the manufacturer of the eMAC line of HVAC and lighting controllers. MPG was responsible for approximately 20% of our consolidated revenue for 2005 and 33% of our operating loss. We believe that MPG has the potential for significantly better performance in future periods and that the 2005 results were heavily influenced by disruptions related to the acquisition and integration with Lime Energy. MPG’s products have historically had margins that are generally better than those of our existing businesses, therefore we believe its profitability should improve with increases in revenue.
          Customer concentrations. We have historically relied on a small number of customers each year for a significant portion of our revenue. Seldom has a customer that represented 10% or more of our revenues in one year also represented more than 10% of our revenue in the following year. This means that we have had to find major new customers each year to replace major customers whose needs have been satisfied from the prior year. We hope that some of the changes that we are currently implementing to our sales strategy will decrease our dependence on large customers, thereby diversifying our customer base and reducing the risk associated with having to replace a customer once we have completed our contract with them. We believe that the monitoring services MPG sells will also help to mitigate this risk because they represent a base of recurring contract revenue. While this monitoring revenue only represented approximately 10% of our 2005 consolidated revenue, we believe it will continue to grow with the continued sale of eMACs.
Results of Operations
          Our revenues reflect the sale of our products and services, net of allowances for returns and other adjustments. Revenues of Lime Energy and its subsidiaries are generated from the sale of products and services, the vast majority of which are sold in the U.S.
          Our cost of goods sold consists primarily of materials and labor. Also included in our cost of goods sold are freight, charges from third parties for installation of our products, costs of operating our manufacturing facility, charges for potential future warranty claims, and royalty costs related to licenses of the technology used in our EnergySaver line of lighting controllers.
          Sales and gross profits depend, in part, on the volume and mix of products sold during any given period. Generally, products that we manufacture have a higher gross profit margin than products that we purchase and resell.
          A portion of our operating expense is relatively fixed, such as the cost of our facilities and supervisory labor. Accordingly, an increase in the volume of sales will generally result in an increase to our gross margins since these fixed expenses do not increase in direct proportion to our sales. Since the majority of the products we sell are manufactured by third parties, we believe that we can significantly increase our sales without a significant investment in fixed assets.

     Selling, general and administrative (“SG&A”) expenses include the following components:
•	direct labor and commission costs related to our employee sales force;

•	expenses related to our non-manufacturing management, supervisory and staff salaries and employee benefits;

•	commission costs related to our independent sales representatives and our distributors;

•	costs related to insurance, travel and customer entertainment and office supplies costs and the cost of non-manufacturing utilities;

•	costs related to marketing and advertising our products;

•	costs of outside professionals such as lawyers, accountants, and investor relations professionals;

•	research and development expenses;

•	costs related to administrative functions that serve to support the existing businesses of the Company, as well as to provide the infrastructure for future growth.
          Interest expense for the most resent three month period includes the costs associated with the mortgage on our headquarters building, a note payable, capitalized leases and various auto loans. Interest expense for the nine month period ended September 30, 2006 also includes the costs and expenses associated with our working capital line and our convertible term loans, both of which were retired on June 29, 2006. Included in these costs is amortization of the debt discount on the convertible term loans and amortization of deferred financing costs related to the working capital facility.
Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005.
          Our total revenue for the three-month period ended September 30, 2006 increased $1,006,798 or 89.6% to $2,130,158 as compared to $1,123,360 for the three month period ended September 30, 2005. All of this increase was generated by our Energy Services segment, which was created with the acquisition of Parke effective June 30, 2006. Total revenue for the Energy Technology segment decreased slightly, from $1,123,000 to $1,110,000.
          Cost of sales for the three-month period ended September 30, 2006 increased $394,673 or 32.9% to $1,592,613 from $1,197,940 for the three-month period ended September 30, 2005. The increase in cost of sales was due to the increase in sales. Gross profit for the third quarter of 2006 increased $612,125 to $537,545 from a loss of $74,580 in the third quarter of 2005, and the gross margin increased from a negative 6.6% in 2005 to a positive 25.2% in 2006. Both the Energy Technology and Energy Services segments contributed in approximately equal amounts to the increase in the gross profit. The improvement in gross profit in the Energy Technology segment was the result of an increase in sales of more profitable products. We believe that the gross profit should continue to increase in future periods as sales increase in both segments of our business.
          SG&A for the three-month period ended September 30, 2006 increased $2,160,589, or 119.1% to $3,974,564 from $1,813,975 for the three-month period ended September 30, 2005. The adoption of SFAS 123 (R) (which relates to stock-based compensation – see Note 2 to the financial statements) was responsible for $1,485,698 or 69% of the increase, while the inclusion of Parke, which was acquired on June 30, 2006, was responsible for the majority of the remaining increase. We expect our SG&A expense to increase during the balance of the year due to the acquisition of Kapadia and as we add additional sales people in an attempt to increase our sales of our products and services.
          As is more fully explained in Note 8 to the financial statements, during the quarter ended September 30, 2006, we determined that the carrying value of the ComEd VNPP (“Virtual Negawatt Power Plan”) asset exceeded its fair value by $760,488. In order to reduce the carrying value to the fair value we took a non-cash charge of $760,488 during the period.

          Other income for the three-month period ending September 30, 2006 increased $157,449, to $79,997 from an expense of $77,452 for the three-month period ended September 30, 2005. Interest income increased $79,998 to $96,877 during the most recent quarter as compared to $16,879 earned in the same quarter during 2005. The increase in interest income was the result of increase invested cash balances and higher interest rates. Interest expense decreased $77,451 to $16,880 during the three months ended September 30, 2006 from $94,331 during the same period during 2005. This decrease was the result of lower outstanding debt balances due to the retirement of our working capital line and term loans (other than the mortgage loan on our Elk Grove Village, Illinois headquarters) at the end of June 2006.
          Effective March 31, 2006, we sold all of the outstanding capital stock of Great Lakes Controlled Energy Corporation to its former owners. As required by SFAS 144 we have presented the operating results for this business as discontinued operations. During the three month period ended September 30, 2005 this business recorded a loss of $48,088.
          All of the outstanding shares of Series E Convertible Preferred Stock were converted to common stock on June 29, 2006, thus there was no dividends recorded during the three month period ended September 30, 2006, as compared to $344,000 in dividend expense during the same period in 2005.
Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005.
          Total revenue for the nine-month period ended September 30, 2006 increased $1,687,159 or 57.7% to $4,611,321 as compared to $2,924,162 for the nine-month period ended September 30, 2005. All of the increase is the result of contributions from MPG and Parke. MPG was acquired effective April 30, 2005, thus was only included for five of the nine months in 2005 and Parke was acquired on June 30, 2006, therefore was not included in the 2005 results at all. We expect to see continued growth in revenue as a result of these acquisitions and the recent acquisition of Kapadia.
          Cost of sales for the nine-month period ended September 30, 2006 increased 26.4% to $3,474,496 from $2,748,311 for the same period in 2005. The increase in cost of sales was related to the increase in sales. Gross profit for the first nine months of 2006 increased $960,974, or 546% to $1,136,825 from $175,851 earned in the first nine months of 2005, and the gross profit margin improved from 6.0% earned during 2005 to 24.7% for 2006. Approximately one third of the increase in the gross profit is attributable to the acquisition of Parke with the remaining increase attributable to a shift in sales in the Energy Technology segment to more profitable products.
          SG&A for the nine-month period ended September 30, 2006 increased $3,574,578 to $7,957,736 from $4,383,158 for the same period during 2005. The adoption of SFAS 123(R) was responsible for approximately $2,000,000, or 56% of this increase, while the inclusion of four additional months of expense for MPG and three months of expense from Parke was responsible for approximately $1,600,000 of the increase

          Other expense increased $2,746,929, to $3,131,109 from $384,180 for the nine-month period ended September 30, 2006 and 2005, respectively. Interest expense increased $2,830,408 to $3,256,755 during the first nine months of 2006 from $426,347 during the first nine months of 2005. The components of interest expense for the nine month periods ended September 30, 2006 and 2005 are as follows:

	Nine Months Ended September 30
	2006	2005
Contractual interest	$347,624	$161,257
Amortization of deferred issuance costs and debt discount	1,175,970	105,090
Value of warrant	—	160,000
Value of adjustment in conversion price	950,865	—
Prepayment penalties	516,071	—
Termination of post re-payment interest obligation	266,225	—

Total Interest Expense	$3,256,755	$426,347

          Contractual interest expense (the interest on outstanding loan balances) increased $186,367 or 116% to $347,624 during the first nine months of 2006 from $161,257 during the same period in 2005. The increase in contractual interest was the result of higher average outstanding balances, due in part to the issuance of the $5 million term loan in November 2005 (which was repaid in June 2006), and higher average interest rates. Amortization of the deferred issuance costs and the debt discount related to the Laurus revolver and convertible term loans, which is included in interest expense, increased $1,070,880 to $1,175,970 during the first nine months of 2006 from $105,090 during the first nine months of 2005. With the repayment of all of the Laurus loans in June 2006, we were required to recognize as interest expense the remaining unamortized balances of the capitalized issuance costs and the debt discount of $978,525. The balance of the increase in amortization expense is related to the amortization of deferred issuances costs associated with the $5 million term loan issued in November 2005. The 2006 interest expense also includes prepayment penalties of $516,071 for the early repayment of the Laurus term loans and $266,225 for the cost of terminating the obligation to pay Laurus a portion of the cash flows generated by certain VNPP projects for the next five years. Upon the closing of the PIPE Transaction and repayment of the term loans in June 2006, Laurus elected to convert the outstanding balance on the revolving note into shares of our common stock. The revolving note contained antidilution provisions which automatically adjusted the conversion price of the note to $1.00 per share: the price at which we issued shares as part of the PIPE Transaction. Laurus would have received 59,902 shares of common stock upon conversion of the revolving note utilizing the conversion price prior to the adjustment, but as a result of this adjustment it received 943,455 shares. The market value of the 883,553 additional shares it received as a result of the adjustment was recorded as interest expense in the amount of $950,865.
          During April 2005 we issued a warrant to purchase 400,000 shares of our common stock to Laurus in exchange for its consent to a private equity issuance and the acquisition of MPG, as well as waiving its right to adjust the conversion price on its convertible term note and convertible revolving note. The warrant was valued at $160,000 using a modified Black-Scholes option pricing model and charged to interest expense during the period.
          Effective March 31, 2006, we sold all of the outstanding capital stock of Great Lakes Controlled Energy Corporation to its former owners. As required by SFAS 144 we have presented the operating results for this business as discontinued operations. During the nine months ended September 30, 2006 Great Lakes operating loss was $21,425, compared to an operating profit of $77,501 earned during the same period in 2005.
          Preferred stock dividends for the first nine months of 2006 increased $23,329,925 to $24,347,725 from $1,017,800 for the same period in 2005. We accrued dividends of $698,000 and $1,017,800 on our Series E Convertible Preferred Stock during the first nine months of 2006 and 2005, respectively. The dividends accrued during the first nine months of 2006 and 2005 were satisfied through the issuance of additional shares of our preferred stock.
          On June 29, 2006, in connection with the PIPE Transaction, all of the outstanding shares of Series E Convertible Preferred stock converted into shares of common stock. The Series E Preferred Stock as originally issued was convertible at $6.67 per share into 1,574,027 shares of our common stock (adjusted for the reverse stock split), however, the Series E contained antidilution provisions which automatically reduced the conversion price of the Series E to the $1.00 per share issuance price of common stock in the PIPE Transaction. This adjustment in the conversion price resulted in 20,074,319 additional shares being issued upon conversion of the Series E. The value of these additional shares of $23,085,467 (valued at the market price of $1.15 per share) was recorded as a deemed dividend during the second quarter of 2006.
          During the first quarter of 2006 we were required to reduce the exercise price on warrants to purchase 4,064,830 shares of our common stock held by a preferred stock holder. The exercise price on the warrants was reduced to $0.62 per share ($9.30 post split) from an average exercise price of $0.92 per share ($13.80 post split). This was because we issued stock options to our new CEO with an exercise price of $0.62 per share ($9.30 post split)(which was the market price of our common stock on the date the options were issued). The warrant exercise price automatically adjusted to the same price. We compared the value of the warrants, as determined through the use of a modified Black-Scholes option pricing model, with the old exercise price to the value of the warrants with the reduced exercise price and determined that the reduction in the exercise price had increased the value of the warrants by $266,390. Since these warrants were issued as part of a security offering the increase in value was considered to be a deemed dividend to the security holders. We recorded the deemed dividend by offsetting the dividend charge to additional paid-in-capital, without any effect on total stockholders equity. Also during 2006, a number of our common stock warrants held primarily by the former holders of our Series E Convertible Preferred Stock, contained similar antidilution provisions. Prior to the PIPE Transaction the exercise price on these warrants ranged from $13.50 per share to $15.00 per share (adjusted for the reverse split). The issuance of common stock in the PIPE Transaction caused the exercise price on these warrants to be automatically reduced to $1.00 per share. We compared the value of the warrants prior to the adjustment to the value of the warrants after the adjustment, using a modified Black-Scholes Option Pricing Model, and determined that the value had increased by $297,868. This increase in value was treated as a deemed dividend and recorded during the second quarter of 2006 by offsetting the dividend charge to additional paid-in-capital, without any effect on total stockholders equity.
          As the result of the conversion of the Series E Convertible Preferred Stock we will not be accruing dividends on the Series E Preferred Stock in future periods.
Twelve-Month Period Ended December 31, 2005 Compared With the Twelve-Month Period Ended December 31, 2004
          Revenue. Our revenue increased $2,959,799, or 403% to $3,693,429 during the year ended December 31, 2005 from $733,630 during the year ended December 31, 2004. Approximately $950,000 or 39% of the increase was due to the acquisition of Maximum Performance Group in May 2005. EnergySaver related sales increased approximately $1,700,000 during 2005 over the year earlier period as the result of increased EnergySaver sales. Unit sales of EnergySavers increased 198% from 67 units in 2004 to 200 units in 2005. One customer was responsible for a significant portion of this increase. We are continuing to ship product to this customer into 2006, but at a reduced level. Approximately $325,000 of the increase in revenue was due to a short term utility consulting project completed in May 2005. Revenue for 2005 also included VNPP curtailment services of approximately $16,000. We hope to see continued improvement in EnergySaver and eMAC sales as a result of a recent restructuring of our sales strategy that places an increase emphasis on commercial sales.

          Gross Profit. Our consolidated gross profit increased $130,311 in 2005 to $1,575 from a loss of $128,736 in 2004. The increase in gross profit was due to a consulting assignment completed in May 2005 by the Energy Technology segment, and to improved margins on EnergySaver sales primarily as the result of increased volume. The profit on the consulting assignment is not likely to be repeated in future periods. Our margins on EnergySaver and eMAC sales are expected to improve during 2006 as sales of these products increase.
          SG&A Expenses. Selling, general and administrative expenses increased $1,843,859 or 44% to $6,078,098 during 2005 from $4,234,239 in 2004. The acquisition and integration of Maximum Performance Group in May 2005 was responsible for approximately $1,840,000 of the increase. We expect SG&A to increase moderately during 2006 as the result of a full twelve months of expense from Maximum Performance Group and the implementation of FAS 123 (R) which requires that we expense employee options beginning in the first quarter of 2006.
          Other Non-Operating Income (Expense). Other non-operating expense is comprised of interest expense and interest income. Interest expense declined $45,564 to $602,990 during 2005 from $648,554 during 2004. Amortization of the deferred issuance costs and debt discount related to the Laurus revolver and convertible term loans, which are included in interest expense, declined $409,026 to $165,411 for 2005 from $574,437 during 2004. The deferred issuance costs and debt discount are being amortized using the effective interest method, thus decline as the outstanding balance on the related term loan is repaid or converted. During January 2004, Laurus converted a portion of its term loan resulting in accelerated recognition of $193,000 in amortization expense. No such conversions occurred during 2005. Other interest expense increased $203,149 primarily as a result of borrowings under the revolver, a new $5,000,000 term loan entered into in late November 2005, and higher interest rates. There were no borrowings under the revolver during 2004. During the second quarter of 2005 we issued a 5 year warrant to purchase 26,667 shares of our common stock at $15.00 per share to Laurus in exchange for its consent and waiver to permit us to complete a sale of common stock and warrants to a group of investors for gross proceeds of $5,625,000 and to acquire MPG. This warrant was valued at $160,000 using a modified Black-Sholes option pricing model and the value was charged to interest expense during the period. Interest income increased $36,232 to $58,737 during 2005 from $22,505 earned in 2004. The increase in interest income was due to higher average invested cash balances and increases in the interest rates paid on the invested balances.
          Discontinued Operations. Effective March 31, 2006, we sold our Building Controls and Automation business its former owners. As required by SFAS 144 we have presented the operating results for this segment as discontinued operations. During 2005 this segment reported a loss of $251,962 as compared to a loss of $170,338 in 2004. The 2005 results include a goodwill impairment charge of $242,830.

          Preferred Stock Dividends. The dividend expense recognized during 2005 and 2004 was comprised of the following:

Year ended December 31,	2005	2004

Accrual of dividend on Series A Convertible Preferred	$—	$540,705

Accrual of Series C Preferred dividend	—	53,206

Accrual of Series D Preferred dividend	—	35,932

Accrual of Series E Preferred dividend	1,366,900	1,006,937

Deemed dividend associated with beneficial conversion price on shares issuable in satisfaction preferred dividends	—	1,127,021

Deemed dividend associated with the redemption and exchange of outstanding preferred stock	—	1,860,458

Deemed dividend associated with change in the expiration date of warrants to purchase shares of preferred stock	—	15,000

Deemed dividend associated with change in the exercise price of warrants to purchase shares of common stock	484,455	—

Total	$1,851,345	$4,639,259

          Our dividend expense for 2005 declined $2,787,914 or 60.1% to $1,851,345 from $4,639,259 in 2004. We accrued dividends of $1,366,900 and $1,636,780 on our Convertible Preferred Stock during 2005 and 2004, respectively. This decline in accrued dividends was the result of the reduction in the number of preferred shares outstanding and a reduction in the dividend rate that resulted from the redemption and exchange effected in March 2004. The dividends accrued during 2005 and 2004 were satisfied through the issuance of 13,669 shares of preferred stock (convertible into 91,127 shares of common stock) and 16,368 shares of preferred stock (convertible into 109,120 shares of common stock), respectively. We were required to recognize a non-cash deemed dividend of $1,127,021 during 2004 due to the fact that the conversion price on these dividend shares was lower than the market price of our common stock on the date of issue.

          On April 28, 2005 we issued to five (5) institutional investors, for an aggregate gross purchase price of $5,625,000, 416,667 shares of the Company’s common stock and 42 month warrants to purchase 208,333 additional shares of common stock at $15.75 per share. Due to the sale price of the securities issued as part of this transaction we were required to adjust the exercise price on warrants to purchase 336,989 shares if its common stock held by two investors who had participated in earlier equity offerings. The exercise prices on these warrants were reduced from $36.30 and $15.00, respectively to $13.50. We compared the value of the warrants with the old exercise price to the value of the warrants with the reduced exercise price, through the use of a modified Black-Scholes option pricing model, and determined that the reduction in the exercise price had increased the value of the warrants by $484,445. Since these warrants were issued as part of a security offering the increase in value is considered to be a deemed dividend to the security holders. We recorded the deemed dividend by offsetting charges and credits to additional paid-in capital, without any effect on total stockholders equity.
          As part of the redemption and exchange completed in March 2004, shares of old preferred stock were exchanged for shares of the new Series E Preferred Stock at the rate of 10 shares of old preferred for each share of new Series E preferred stock. Additionally, each share of old preferred stock was convertible into 10 shares of common stock, whereas each share of new Series E Preferred Stock is convertible into 6.67 shares of common stock. Despite the fact that we believe the redemption and exchange transaction was favorable for the Company and its common stockholders (see note 17(k) to the financial statements), we were required to record a non-cash deemed dividend on the transaction of $1,860,458. For accounting purposes the transaction was viewed as a redemption for cash and shares of Series E Preferred Stock. The non-cash deemed dividend was determined by comparing the fair value of the consideration given (the cash and the market value of the Series E Preferred Stock) to the carrying value of the old preferred stock that was redeemed. The fair value of the consideration given exceeded the carrying value of the old preferred primarily due to the fact that the market price of our common stock was higher on the day the redemption and exchange transaction closed than it was when the shares of the old preferred stock were originally issued.
          We also incurred a $15,000 deemed dividend during 2004 when we agreed to extend the expiration date on warrants to purchase shares of our Series E Preferred Stock from September 30, 2004 to December 31, 2004. We agreed to extend these warrants to permit holders who participated in the redemption and exchange more time to exercise their warrants without violating the short swing trading rules of section 16(b) of the Securities Act of 1934 or our insider trading policy, which prohibits the trading of our securities during certain blackout periods prior to the filing of our financial statements.
          As is more fully described in note 17(k) to our financial statements, we completed a redemption and exchange offering on March 22, 2004 in which we redeemed 538,462 shares of our outstanding Series A, Series C and Series D Convertible Preferred Stock (the “Old Preferred”), and exchanged the remaining 2,104,509 shares of Old Preferred into 210,451 shares of a new Series E Preferred Stock at the rate of 10 shares of Series E Preferred Stock for each share of Old Preferred. The Old Preferred Stock carried a dividend rate of 10% payable at the Company’s election in cash or in additional shares of Preferred Stock during the first three years following issuance. After the third anniversary of issuance we were required to pay all dividends in cash and the dividend rate was to increase by 1/2% every six months until it reached 15%, where it would remain until the shares were converted or redeemed. The Series E Preferred Stock carries a 6% dividend that is payable at the Company’s election in cash or additional shares of Series E Preferred Stock for as long as the shares remain outstanding. The reduction in the number of outstanding shares of preferred stock, in combination with the reduction in the dividend rate, significantly reduces the dilutive effect of the payment-in-kind dividend on our preferred stock for periods after March 22, 2004.

Twelve-Month Period Ended December 31, 2004 Compared With the Twelve-Month Period Ended December 31, 2003
          Revenue. Our revenue declined $1,546,902 or 68% to $733,630 during the year ended December 31, 2004 from $2,280,532 during the year earlier period. Energy Saver unit sales declined 69.1% from 217 units in 2003 to 67 units during 2004 (excluding units shipped under the ComEd VNPP program). The decline in EnergySaver related revenue was directly attributable to our decision to focus on utility programs such as the ComEd and Pacificorp VNPP programs, rather than on commercial sales as we had in past years. As of December 31, 2004, we had shipped 89 EnergySavers to 52 customer hosts under the ComEd program, but we had not recognized revenue related to this program pending completion of an amendment to the existing agreement with ComEd. This amendment was never completed due to a delay in approval of regulatory changes necessary to implement portions of the amendment.
          The ComEd VNPP is structured as a service agreement with a 13 year term in which Lime Energy will provide up to 50 MWs of curtailment capacity to ComEd at a fixed price per kilowatt of installed capacity, payable quarterly in arrears whether the capacity is used or not as the capacity is installed. We will recognize revenue and expense under the ComEd program over the life of the contract. The PacifiCorp program is similar to the existing ComEd contract, as a result, revenue and expenses will be recognized over the 10-year term of the contract. Both contracts are structured such that there are no penalties for delivering less than the targeted curtailment capacities, but we will only be compensated for the actual curtailment capacity delivered.
          Gross Profit. Our consolidated gross profit declined $463,714 to a loss of $128,736 during 2004, as compared to $334,978 earned during 2003. The decline in profitability was due primarily to the decline in revenue and the shift in focus to our utility programs.
          SG&A Expenses. Selling, general and administrative expenses increased $313,118 or 8% to $4,234,239 in 2004 from $3,921,121 in 2003. The increase in SG&A expense was primarily due to legal costs related to an arbitration we were involved in with a dealer which contributed to a $640,000 increase in legal expenses during 2004. If it were not for this legal expense our SG&A would have declined year over year as a result of reductions in labor costs, sales commissions to third party dealers and distributors and travel and entertainment expenses. The dealer arbitration was settled in February 2005.
          Other Non-Operating Income (Expense). Other non-operating expense is comprised of interest expense and interest income. Interest expense increased $283,302 to $648,554 during 2004 from $365,252 in 2003. Almost all of the increase in interest expense during 2004 was due to a $268,815 increase in amortization of deferred issuance costs and the original issue discount. Interest expense included amortization expense totaling $574,437 for 2004 as compared to $305,622 for 2003. Interest income increased $12,194 or 118.3% to $22,505 for 2004 as compared to $10,311 for 2003. The increase in interest income was the result of higher interest rates earned on invested balances and higher average invested balances.
          Discontinued Operations. During 2003 we agreed to sell substantially all of the assets and to transfer most of the liabilities of our Power Management segment to a group of investors that included members of the segment’s management. The sale closed on June 3, 2003, effective as of May 31, 2003. As required by SFAS 144 we have presented the operating results as well as the loss on disposal for this segment as discontinued operations. Also, effective March 31, 2006, we sold our Building Controls and Automation business to its former owners. The operating results for this business are also included in the loss from operations of discontinued operations. During the twelve-month period ended December 31, 2003 the operating loss for these two segments totaled $776,710 and in addition, we recognized a $764,148 loss on the disposal of the Power Management segment during 2003.

          Preferred Stock Dividends. The dividend expense recognized during 2004 and 2003 was comprised of the following:

Year ended December 31,	2004	2003
| |
Accrual of dividend on Series A Convertible Preferred	$540,705	$2,253,978

Accrual of Series C Preferred dividend	53,206	219,712

Accrual of Series D Preferred dividend	35,932	77,689

Accrual of Series E Preferred dividend	1,006,937	—

Deemed dividend associated with beneficial conversion price on shares issuable in satisfaction of preferred dividends	1,127,021	1,879,554

Deemed dividend associated with beneficial conversion feature of Series D Preferred stock	—	386,984

Deemed dividend associated with the redemption and exchange of outstanding preferred stock	1,860,458	—

Deemed dividend associated with change in the expiration date of warrants to purchase shares of preferred stock	15,000	—

Total	$4,639,259	$4,817,917

          Our dividend expense for 2004 declined $178,658 or 3.7% to $4,639,259 from $4,817,917 for 2003. We accrued dividends of $1,636,780 and $2,551,379 on our Convertible Preferred Stock during 2004 and 2003, respectively. This decline in accrued dividends was the result of the reduction in the number of preferred shares outstanding and a reduction in the dividend rate that resulted from the redemption and exchange effected in March 2004. Also contributing to the decline was a reduction in the number of preferred shares outstanding resulting from the voluntary conversion of shares of preferred stock into 130,447 shares of common stock. The dividends accrued during 2004 and 2003 were satisfied through the issuance of 16,368 shares of preferred stock (convertible into 109,120 shares of common stock) and 255,138 shares of preferred stock (convertible into 170,092 shares of common stock), respectively. We were required to recognize non-cash deemed dividends of $1,127,021 and $1,879,554 during 2004 and 2003, respectively, due to the fact that the conversion price on these dividend shares was lower than the market price of our common stock on the date of issue. As part of the redemption and exchange completed in March 2004, shares of Old Preferred stock were exchanged for shares of the Series E Preferred Stock at the rate of 10 shares of Old Preferred for each share of new Series E preferred stock. Additionally, each share of Old Preferred stock was convertible into 0.67 shares of common stock, whereas each share of new Series E Preferred Stock is convertible into 6.67 shares of common stock. The decline in this deemed dividend is primarily the result of the reduction in the difference between the market price of our common stock and the conversion price of the dividend shares on the date of issuance of these dividend shares. In addition, despite the fact that we believe the redemption and exchange transaction was favorable for the Company and its common stockholders (see note 17(k) to the financial statements), we were required to record a non-cash deemed dividend on the transaction of $1,860,458. For accounting purposes the transaction was viewed as a redemption for cash and shares of Series E Preferred stock. The non-cash deemed dividend was determined by comparing the fair value of the consideration given (the cash and the market value of the Series E Preferred Stock) to the carrying value of the preferred stock that was redeemed. The fair value of the consideration given exceeded the carrying value of the existing preferred primarily due to the fact that the market price of our common stock was higher on the day the redemption and exchange transaction closed than it was when the shares of the Old Preferred stock were originally issued. We also incurred a $15,000 deemed dividend during 2004 when we agreed to extend the expiration date on warrants to purchase shares of our Series E Preferred stock from September 30, 2004 to December 31, 2004. We agreed to extend these warrants to permit holders who participated in the redemption and exchange more time to exercise their warrants so that if they chose to exercise they could do so without violating the short swing trading rules of section 16(b) of the Securities Act of 1934 or our insider trading policy, which prohibits the trading of our securities during certain blackout periods prior to the filing of our financial statements. Dividend expenses for 2003 also included $386,984 of non-cash deemed dividends associated with the issuance of the Series D Convertible Preferred Stock. Again this was due to the fact that the conversion price on the Series D was lower than the market price when the shares of Series D were issued.
Liquidity and Capital Resources
               During the twelve-month period ended December 31, 2005 we incurred a net loss of $6.9 million and used $7.0 million of cash for operating activities. Primarily as a result of our continuing losses and lack of liquidity our independent registered public accounting firm modified their opinion on our December 31, 2005 Consolidated Financial Statement to contain a paragraph wherein they expressed a substantial doubt about our ability to continue as a going concern. As described in Recent Events and below, we have taken steps to improve our current liquidity and provide the growth capital necessary to fund our plan for 2006 and for future growth. Our efforts to raise additional capital are discussed below.
          As of September 30, 2006 we had cash and cash equivalents of $6,825,874 compared to $4,229,150 on December 31, 2005. Our debt obligations as of September 30, 2006 consisted of a mortgage of $535,000 on our facility in Elk Grove Village Illinois, vehicle loans of $45,186, capitalized leases of $665 and a demand note payable to a shareholder of $150,000.
          Our principal cash requirements are for operating expenses, including employee costs, the costs related to research and development, advertising costs, the cost of outside services including those providing accounting, legal, engineering and consulting services, rent, the funding of inventory and accounts receivable, and capital expenditures and the costs of servicing our outstanding debt. We have financed our operations since inception through the private placement of our common stock and preferred stock and through various secured and unsecured loans.
          The following table summarizes, for the periods indicated, selected items in our consolidated statement of cash flows:

Nine months ended September 30,	2006	2005

Net cash used in operating activities	$(4,335,193)	$(5,117,933)
Net cash used in investing activities	(4,043,271)	(2,114,761)
Net cash provided by financing activities	10,975,188	7,017,254

Net Increase (Decrease) in Cash and Cash Equivalents	2,596,724	(215,440)

Cash and Cash Equivalents, at beginning of period	4,229,150	1,789,808

Cash and Cash Equivalents, at end of period	$6,825,874	$1,574,368

Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005.
          Net cash increased $2,596,724 during the first nine months of 2006 as compared to decreasing $215,440 during the same period in 2005.
Operating Activities
          Cash consumed by operating activities decreased $782,740 or 15% to $4,335,193 during the first nine months of 2006 as compared to consuming $5,117,933 during the same period in 2005. Cash used to fund the net loss before changes in working capital, increased $620,794 or 17%, to $4,325,001 during the first nine months of 2006 from $3,704,207 during the first nine months of 2005. This increase was due to increases in SG&A and interest expense.
          Changes in working capital (adjusted for business acquisitions and disposals) consumed cash of $10,192 during the first nine months of 2006 as compared to consuming cash of $1,413,726 during the first nine months of 2005. During the first nine months of 2006, reductions in accounts payable and accrued expenses were largely offset by declines in accounts receivable, inventories and the advances to suppliers. The decline in accounts receivable was the result of an improvement in collections, while a deliberate effort to reduce our inventories led in part to the reduction in inventory balances. During 2005, approximately $900,000 was used to satisfy liabilities assumed as part of the acquisition of MPG, including accounts payable and accrued expenses. Increases in inventory and reductions in accounts payable, accrued expenses and deferred revenue at our other businesses also contributed to the increase in cash used for working capital purposes. The inventory increase was related to jobs we were working to complete before the end of the year. The reduction in accounts payable and deferred revenue was the result of completion of the long-term contract in our building automation controls segment. Accrued expenses declined as we paid certain accrued liability during the first half of 2005. These uses of cash were partially offset by a decline in our accounts receivable as we received payment during the first nine months of 2005 for the building automation control projects completed during the fourth quarter of 2004 and first quarter of 2005.
Investing Activities
          Cash used in investing activities increased $1,928,510 to $4,043,271 during the nine-month period ended September 30, 2006, from $2,114,761 for the same period in 2005. As part of the June 30, 2006 acquisition of Parke we paid the selling stockholder $2.72 million in cash and incurred expenses related to the transaction of $134,680. This was partially offset by cash balances of $1,710 acquired as part of the transaction. Cash used to fund the Kapadia acquisition included $1,106,064 for the cash portion of the acquisition consideration and $18,415 for legal expenses, offset by $47,329 of cash in Kapadia’s bank accounts on the date of acquisition. Also during 2006 we sold all of the stock of Great Lakes Controlled Energy Corporation to the former owners of that company. Great Lakes’ cash balances of $83,586 were transferred with the sale of the company. During 2005 we acquired MPG, which closed in May 2005. We paid the selling MPG stockholders $1,643,525 in cash and incurred $137,386 in transaction related costs. This was partially offset by cash balances of $136,492 acquired as part of the transaction. Purchases of property and equipment declined $440,777 largely due to reduced rate of investment in assets associated with the ComEd Virtual Negawatt Power Plant (“VNPP”).

Financing Activities
          Financing activities generated cash of $10,975,188 during the first nine months of 2006 as compared to $7,017,254 during the first nine months of 2005. In June 2006 we raised $17,875,000 in gross proceeds through the sale of our common stock, while incurring $101,162 in costs related to the issuance. We used $5,038,030 million of the proceeds to pre-pay the principal on two Laurus convertible term loans and Laurus converted $943,455 outstanding on the revolving note to common stock. Also during 2006 we used $1,056,545 to pay down our revolver, $304,075 for scheduled principal payments and $400,000 to pay off the balance on Parke’s revolver.
          During the first nine months of 2005, we generated cash of $5,625,000 through the issuance of common stock and warrants to a group of investors and $2 million through borrowing on our line of credit. This was partially offset by issuance costs of $216,787 and scheduled principal payments on our various loans of $390,959.
LIQUIDITY
          Our primary sources of liquidity are our available cash reserves. As of September 30, 2006 our cash balance was $6,825,874.
          Our ability to continue the development, manufacturing and expansion of sales of our products and services will require the continued commitment of significant funds. The actual timing and amount of our future funding requirements will depend on many factors, including the amount and timing of future revenues, the level and amount of product marketing and sales efforts, the magnitude of research and development, and our ability to improve margins on our products.
          During the last five years we have raised net proceeds of approximately $60 million through the issuance of shares of our common and preferred stock, which has allowed us to continue to execute our business plan. Most of these funds have been consumed by operating activities, either to fund our losses, for working capital requirements or for acquisitions. In an attempt to move the Company to a position where it can start to generate positive cash flow our management has set the following key objectives for 2006:
•	Focus on increasing the commercial sales of our products and services. In June 2006 we acquired Parke Industries and as part of this acquisition Dan Parke became our President and Chief Operating Officer. During the more than 7 months since, Dan has spent a great deal of time and effort expanding, training and integrating the sales and marketing staffs of our three companies (now four with the addition of Kapadia). His goal was to have at least 20 fully trained sales people on our staff by the end of 2006, each with the ability to sell $1 million to $2 million annually. We believe that this has been achieved and, if we are correct, we believe we will begin to see a significant increase in revenue beginning in the first quarter of 2007.

•	Expand and improve the product line through internal development or acquisition. An expanded product line would allow us to offer additional solutions to our customers, thereby increasing the value of each customer relationship. We have recently begun an internal R&D process to improve our existing products in order to expand their markets, reduce their costs and extend their useful lives. We are also constantly evaluating acquisition opportunities with the view toward adding new products and services to our product line and expanding our geographic market.

•	Aggressively manage our costs in order to conserve cash. We have made some progress in reducing our costs during the last several years, but we plan to focus on eliminating redundant operations and leveraging the synergies available as a result of the acquisition of MPG, Parke and Kapadia to further reduce our costs.

•	Sell our Building Automation Controls business. This sale, which was completed effective March 31, 2006 will allow us to focus exclusively on the sale of our Energy Technology and Energy Services products and services and is expected to reduce the cash consumed in future periods.

•	Secure additional capital to continue to fund operations until the business turns cash flow positive. The PIPE Transaction that closed in June 2006 satisfied this objective. While we may be able to raise additional capital through the recently announced rights offering, the purpose of the rights offering is primarily to allow our stockholders the opportunity to reduce some of the dilution in ownership sustained as a result of the PIPE Transaction. We hope that the capital raised this year will be sufficient to carry us to the point that our business begins to generate positive cash flow, thereby alleviating the need to raise additional capital in the future.
     We believe that if we are successful in achieving these priorities we should have sufficient liquidity to allow us to operate until our operations turn cash flow positive. If we are not able to achieve some or all of these priorities we may begin to experience a liquidity shortage sometime in the future which could force us to scale back our growth plans, or, in the worst case, cease operations.
     If we raise additional capital in future periods (which may require stockholder approval), our existing stockholders will likely experience dilution of their present equity ownership position and voting rights, depending upon the number of shares issued and the terms and conditions of the issuance. Any new equity securities could have rights, preferences or privileges senior to those of our common stock.
Contractual Obligations
          Our obligations to make future payments under contracts as of December 31, 2005 were as follows:

	Payments due by period
		Less than	1 to 3	3 to 5	More than
Contractual Obligations	Total	1 year	years	years	5 years
Long-term debt (1)(2)	$5,873,702	$654,695	$1,578,657	$3,640,350	$—
Capital leases	4,739	4,386	353	—	—
Operating leases	336,358	78,753	134,506	123,099	—
Employment agreements	525,000	225,000	300,000	—	—

Total	$6,739,799	$962,834	$2,013,516	$3,763,449	$—

(1)	Excludes floating rate interest on the long-term debt. Interest payments required during 2006, based on the debt outstanding at December 31, 2005 and the then current interest rates, are projected to be $515,000.

(2)	On June 29, 2006 we repaid the convertible term loans which represented $5,291,790 of the long term debt obligations and $472,000 of the projected future interest expense as of December 31, 2005.

Recent Accounting Pronouncements
          In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” which establishes that the financial statement effects of a tax position taken or expected to be taken in a tax return are to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on our results of operations or our financial position.
          In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB 108 was issued in order to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years’ financial statements. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact SAB 108 and do not believe it will have any impact on our financial position and results of operations.
Quantitative and Qualitative Disclosures About Market Risk
          The only significant exposure the Company has to market risk is the risk of changes in market interest rates. The interest rates on the Company’s mortgage is variable and changes with changes in the prime rate. The interest rate on the mortgage is equal to the prime rate plus 1/2%. As of December 31, 2006, the prime rate was 8.25%. If the prime rate were to increase 1 percentage point, the aggregate annual interest cost on the mortgage, term loans and revolving loan would increase by approximately $5,200.
DESCRIPTION OF PROPERTY
          Our headquarters and the EnergySaver system production facility are located at 1280 Landmeier Road in Elk Grove Village, Illinois. This facility is approximately 13,000 square feet and houses the corporate headquarters, manufacturing operations and warehouse. We acquired this facility in August 1998 with a combination of stock and cash. The cash portion of the purchase price was financed through a mortgage on the building. The mortgage was refinanced in December 2006, bears interest at the rate of prime (currently 8.25%) plus 0.5%, and is payable in monthly installments of $3,000 plus interest, until a final balloon payment which is due on February 2008. There is no penalty for prepayment of the mortgage. As of February 7, 2006, the outstanding principal amount of the mortgage was $520,000.
          On May 3, 2005, we acquired Maximum Performance Group, Inc (“MPG”). MPG currently leases a 2,800 square foot office in New York City and a 3,100 square foot office in San Diego, California. The New York office lease has a term of five years and will expire in September 2010. The San Diego lease expired during 2005 and is currently operating on a month to month basis with a 90 day termination notice requirement.

          On June 30, 2006, we acquired Parke P.A.N.D.A. Corporation (now known as Parke Industries, LLC) (“Parke”). Parke leases 5,000 square foot office in Glendora, California. The lease which expires on December 31, 2009 provides for monthly rent of $3,500, increasing 3% on the first of each year beginning on January 1, 2007. The building is owned by the former stockholder of Parke, Daniel Parke, who is currently Lime Energy’s President, Chief Operating Officer and a Director.
          On September 26, 2006, we acquired Kapadia Consulting, Inc. (now known as Kapadia Energy Services, Inc.), effective September 27, 2006. Kapadia leases a 2,000 square foot office in Peekskill, NY and a 918 square foot office in Ventura, California. The New York lease expired in 2000 and is operating on a month to month basis. The California lease expires on October 31, 2007.
          We believe that the space and location of our current facilities in combination with the current and planned outsourcing of a portion of our manufacturing will be sufficient to reach a level of production projected for the current year. See “Manufacturing” under “Description of Our Business”.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          During January 2006, we entered into a consulting agreement with Parke P.A.N.D.A. Corporation to provide sales and marketing consulting services. Parke is a company which at the time was beneficially owned by Daniel Parke, one of our directors. Pursuant to the consulting agreement we agreed to pay Parke $10,000 per month and to reimburse it for any expenses incurred as a result of its work. We paid Parke a total of $61,155 during the six months ended June 30, 2006. This agreement was terminated in May 2006.
          On June 29, 2006 we completed a sale of 17,875,000 shares of our common stock, at a price of $1.00 per share, to a group of 17 investors, including 10 (of the 11) holders of our Series E Convertible Preferred Stock (the “PIPE Transaction”), and the holders of the Series E converted all of the outstanding shares into shares of common stock, based on a conversion price of $1.00 per share for the common stock. Three of the former Series E Preferred stockholders (Messrs. Kiphart, Asplund and Valentine) are members of our Board of directors. Also, on June 30, 2006, we acquired Parke P.A.N.D.A. Corporation (“Parke”), a company owned by Daniel Parke, another of our directors.
          Due to potential conflicts of interest resulting from (i) the beneficial ownership of Parke P.A.N.D.A. Corporation by Daniel Parke, and (ii) certain members of our Board (Messrs. Kiphart, Asplund and Valentine) beneficially owning shares of Series E Preferred Stock and agreeing to purchase shares of common stock in the PIPE Transaction and concurrently convert their shares of Series E Preferred Stock into shares of our common stock, our board established a special committee comprised solely of disinterested, independent directors to review, negotiate and approve the acquisition of Parke P.A.N.D.A. and the PIPE Transaction. The special committee retained Rittenhouse Capital Partners, LLC (“Rittenhouse”) to act as its financial advisor, and legal counsel to assist it in its review of these transactions. Rittenhouse reviewed the Parke acquisition and delivered to the special committee an opinion to the effect that the purchase price paid for Parke was fair to us from a financial point of view. It also provided information, advice and analysis to assist the committee in its review of the structure and pricing of the PIPE Transaction. Legal counsel assisted the special committee in its review of these transactions and advised the committee on its duties and responsibilities. After considering all of the information it had gathered, the committee concluded that these transactions were in the best interests of the Company and its stockholders, and approved the Parke acquisition and the PIPE Transaction.
          As part of the acquisition of Parke P.A.N.D.A. Corporation, we assumed its existing office lease for space in a building owned by Daniel Parke in Glendora California. We believe that the terms of the lease are fair as they are comparable to the terms of leases with other third party tenants located in the building.

          In August 2006, the Company retained Corporate Resource Development, Inc. (“CRD”), a company owned by William Carey, one of Lime Energy’s directors, to provide sales and marketing training and support. Under the agreement, which was reviewed and approved by Lime Energy’s Board of Directors, the Company will pay CRD $52,500, plus expenses for its services. In January 2006, prior to Mr. Carey’s appointment to Lime’s Board, CRD was retained to provide sales consulting services to the Company and was paid $10,000 plus expenses for its services.
Review, Approval or Ratification of Transactions with Related Persons
          The Company does not have a written policy concerning transactions between the Company or a subsidiary of the Company and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person. However, the Company’s policy is that such transactions are shall be reviewed by the Company’s Board of Directors and found to be fair to the Company prior to the Company (or a subsidiary) entering into any such transaction, except for (i) executive officers’ participation in employee benefits which are available to all employees generally; (ii) transactions involving routine goods or services which are purchased or sold by the Company (or a subsidiary) on the same terms as are generally available in arm’s length transactions with unrelated parties (however, such transactions are still subject to approval by an authorized representative of the Company (or a subsidiary) in accordance with internal policies and procedures applicable to such transactions with unrelated third parties); and (iii) compensation decisions with respect to executive officers other than the CEO, which are made by the Compensation Committee pursuant to recommendations of the CEO, as is described under Executive Compensation below.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          From December 12, 2000 to June 9, 2006, our common stock was listed on the American Stock Exchange under the trading symbol “ELC”. From June 12, 2006 through September 21, 2006, our common stock traded on the OTC Bulletin Board under the trading symbol “ELCY.” Since September 22, 2006 our stock has traded on the OTC Bulletin Board under the symbol “LMEC.”
          In June, 2006, we announced a 1 for 15 reverse split of our common stock, effective on June 15, 2006 and since that date, our common stock has been trading on that basis. See Recent Events – Reverse Stock Split for more information about the matter.
          The closing price of our common stock on February 6, 2007 was $1.05 . The following table sets forth the quarterly high and low selling prices for our common stock as reported on The American Stock Exchange and OTC Bulletin Board since January 1, 2004, adjusted for the reverse split.

	Common Stock
	High	Low
Fiscal Year Ended December 31, 2004:
Fiscal Quarter Ended March 31, 2004	$37.05	$25.50
Fiscal Quarter Ended June 30, 2004	$31.20	$23.25
Fiscal Quarter Ended September 30, 2004	$28.95	$16.65
Fiscal Quarter Ended December 31, 2004	$21.30	$15.75

Fiscal Year Ended December 31, 2005:
Fiscal Quarter Ended March 31, 2005	$19.50	$12.90
Fiscal Quarter Ended June 30, 2005	$16.05	$12.15
Fiscal Quarter Ended September 30, 2005	$18.60	$10.05
Fiscal Quarter Ended December 31, 2005	$13.65	$7.50

Fiscal Year Ended December 31, 2006:
Fiscal Quarter Ended March 31, 2006	$16.80	$8.40
Fiscal Quarter Ended June 30, 2006	$10.20	$0.70
Fiscal Quarter Ended September 30, 2006	$1.40	$0.75
Fiscal Quarter Ended December 31, 2006	$1.29	$0.76

COMMON STOCK PERFORMANCE GRAPH
     The following graph compares the performance of the Company’s Common Stock to that of the Dow Jones Electric Component & Equipment Index and the Russell 3000. The Company’s Common Stock began traded on the American Stock Exchange from December 12, 2000 through June 9, 2006. Beginning on June 12, 2006, our common stock began trading on the OTC Bulletin Board under the trading symbol “ELCY.” On September 13, 2006 we changed our name to Lime Energy Co. after merging with a wholly owned subsidiary which was set up solely for the purpose of effecting a name change. On September 22, 2006 our stock began trading on the OTC Bulletin Board under the trading symbol “LMEC.”
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Based on an Initial Investment of $100 on December 31, 2000 with dividends reinvested

	Cumulative Total Return (1)
	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
Lime Energy. Co.	$100.00	$61.60	$188.80	$99.20	$48.00	$4.80
Dow Jones Electric Components & Equipment Index	$100.00	$59.28	$96.82	$86.90	$90.72	$101.20
Russell 3000	$100.00	$77.19	$99.36	$109.38	$114.06	$129.64

(1)	Assumes an investment of $100 in the Company’s Common Stock and each index on December 31, 2001, with reinvestment of dividends.
Holders
          As of February 7, 2007 we had approximately 4,850 holders of record of our common stock and 50,316,902 shares of common stock outstanding.
Dividends
     For the nine months ended September 30, 2006, we declared and paid the following dividends on our preferred stock:
•	On March 8, 2006, our Board of Directors declared dividends payable on our Series E Convertible Stock for the calendar quarter ending March 31, 2006 to shareholders of record of the Series E Preferred Stock as of March 31, 2006. The dividends were paid with 3,489 additional shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into 6.67 shares of our common stock.

•	Effective June 29, 2006, our Board of Directors declared dividends payable on our Series E Preferred Stock of $349,100. The dividends were paid with 3,491 additional shares of Series E Convertible Preferred Stock.
     On June 29, 2006 all of the outstanding shares of Series E Convertible Preferred stock were converted into shares of common stock, thus there will not be any dividends in future periods related to this issue of preferred stock
     For a further discussion regarding preferred stock dividends, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Preferred Stock Dividends.”
     We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Management’s Discussion and Analysis and Results of Operations – Liquidity and Capital Resources.”

EXECUTIVE COMPENSATION
Overview of Executive Compensation Program
     The Company has not had a formalized program for determining executive compensation. In fact, three of the four current executive officers (Messrs. Asplund, Parke and Pisano) receive most of their compensation under written employment agreements that were negotiated in connection with their becoming employees of the Company or one of its subsidiaries. In each of these instances, the Board of Directors approved the employment agreement and the terms were negotiated at the time in light of specific circumstances. However, in general, our executive officers have received compensation consisting of three components, a cash component, consisting of salary meant to be competitive with salaries such individuals could obtain from other employers, eligibility for annual cash bonuses based on meeting or exceeding certain goals established for the year, and stock options intended to reward achievement of long-term goals and align the interests of our executive officers with those of our stockholders. In certain cases, the Company has provided automobile allowances to executives who are expected to use their cars for Company business. Executive officers participate in group health insurance on the same basis as other full-time employees.
     Except as noted above with respect to the current employment agreements with Messrs. Asplund, Parke and Pisano, the Compensation Committee of the Board of Directors makes all compensation decisions for our executive officers. Generally, compensation decisions for executive officers other than our chief executive officer (“CEO”) have been made by the Compensation Committee pursuant to recommendations made by the CEO. The Company has not used consultants in connection with making compensation decisions and does not have any current engagement with any consultant related to executive or director compensation.
Objectives of Compensation Program
     The Company’s compensation of executive officers is intended to reward improved overall financial performance of the Company and its subsidiaries, and to reward achievement of specified annual goals and increases in Company value over the long term.
•	Annual salaries for executive officers have been established with the goal of attracting and retaining qualified individuals for the positions. These have been determined on a case by case basis.
•	Eligibility for annual cash bonus awards has been based on specific performance goals for the year for the Company and its subsidiaries. The amount of bonus for which an individual is eligible for any year has been determined on a case by case basis, although the annual bonus plan targets have been established for all participants in any given year.
•	Stock options awards are intended to reward achievement leading to increases in Company value over the longer term. The amounts of awards have been determined on a case by case basis.
     In order to reward superior short-term performance, cash compensation each year has included eligibility for a cash bonus based on annual goals established by the Compensation Committee, subject to approval of the Board. During the past five years, however, no cash bonuses have been paid pursuant to such annual plans, as the Company has not achieved the annual goals in any fiscal year. The Board and the Compensation Committee are now in the process of reviewing the annual bonus plan portion of cash compensation with the goal of making it more effective at achieving such annual goals.

     To motivate executive officers to achieve the longer-term goal of increasing the value of the Company and its subsidiaries, and to reward them for achieving such long-term goals, stock options have been included as part of the compensation structure for our executive officers. Stock options also provide an increased opportunity for equity ownership by our executive officers. Option grants have been made on a case-by-case basis. A typical stock option grant has been structured to have a ten year exercise period, to vest over a period of years, with vesting also depending upon the executive remaining employed by the Company or a subsidiary of the Company, and to have an exercise price equal to the market price on the grant date. In certain cases, options have been granted at an exercise price higher than the market price. The Company has not granted options with an exercise price that is less than the market price on the grant date.
     Stock price performance has not been a factor in determining annual compensation because the price of the common stock is subject to factors which may not reflect the Company’s performance and are outside of our control.
     The Company does not have a formula for allocating between cash and non-cash compensation. The number of stock options awarded to an executive officer has been decided on a case-by-case basis, not pursuant to any specific guidelines or program. Most of the stock options we have awarded to executive officers have been pursuant to written employment agreements entered into when the executive joined the Company, or pursuant to extending such employment under a new written agreement entered into following termination of the old one.
     An exception to this occurred in July 2006, when a number of stock option grants to executives and other employees were made following consummation of the transactions which closed at the end of June. (See Recent Events — Reverse Stock Split, for a description of the transactions occurring in June 2006.)
Unaudited Financial Information
     The 2006 financial information that follows has been derived from the Company’s books and records. The Company’s 2006 Consolidated Financial Statements are currently being prepared and have not yet been subject to audit. Accordingly, the financial information which follows relating to 2006 is unaudited.
     Where applicable, the Company expects that the assumptions used in such financial information (for example assumptions used to determine stock compensation expense under SFAS 123(R), Share Based Payment) will be the same as those used in preparing the Company’s 2006 Consolidated Financial Statements.
Accounting and Tax Considerations
     Our stock option grant policies have been impacted by the implementation of SFAS No. 123(R), which we adopted effective on January 1, 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123 under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. As a result of adopting SFAS123(R) $4,816,619 of share based compensation expense was included in the results for 2006.

Current Executive Officers
     The Company currently has four executive officers, David Asplund, our Chief Executive Officer, Jeffrey Mistarz, Chief Financial Officer (“CFO”), Daniel Parke, our President and Chief Operating Officer (Mr. Parke is also president of Parke Industries, LLC, a subsidiary), and Leonard Pisano, our Executive Vice President of Sales (Mr. Pisano is also president of Maximum Performance Group, Inc., a subsidiary). For purposes of compensation disclosure for 2006, information is also included for Anna Baluyot, a former senior vice president of the Company who resigned on November 10, 2006 but was among our five mostly highly compensated employees for the fiscal year ended December 31, 2006.
2004-2005 SUMMARY COMPENSATION TABLE
     The following table summarizes the total compensation paid or awarded to each of our named executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2005 and for each of our fiscal years ended December 31, 2005 and 2004. No bonuses were earned during any of the fiscal years reported on the following table.

						Long Term
		Annual Compensation				Compensation
						Securities	All Other
	Year			Other Annual		Underlying	Compensation
Name and Principal Position	Ended	Salary (1)	Bonus	Compensation		Options (#)	(2) (9)
John P. Mitola (3)	12/31/05	$246,875	—	$6,600	(4)	—	$8,690
our former chief executive Office)	12/31/04	$247,396	—	$6,600	(4)	—	$8,294

Leonard Pisano (5)	12/31/05	$151,322	—	$49,773	(6)	31,667	—
our chief operating officer	12/31/04	—	—	—		—	—

Jeffrey R. Mistarz	12/31/05	$207,375	—	—		—	$6,238
our chief financial officer and treasurer	12/31/04	$207,812	—	—		—	$6,084

Denis Enberg (7)	12/31/05	$207,375	—	—		—	—
our former executive vice president of engineering	12/31/04	$193,594	—	—		3,333	—

Eugene Borucki (8)	12/31/05	$148,125	—	—		6,667	—
the former president of Great Lakes Controlled Energy	12/31/04	$144,375	—	—		667	—

(1)	Certain employees of the Company, including Messrs. Mitola, Pisano, Mistarz, Enberg and Borucki voluntarily reduced their salaries for portions of 2004 and 2005.

(2)	Amounts of All Other Compensation are the amounts paid for long-term disability insurance for the Named Officers and the cost of life insurance for Messrs. Mitola and Mistarz.

(3)	Mr. Mitola resigned as our chief executive officer effective January 22, 2006.

(4)	This represents a monthly auto allowance of $550 for Mr. Mitola.

(5)	Mr. Pisano became our chief operating officer in May 2005 after the acquisition of Maximum Performance Group, Inc. where he served as president both before and after we acquired it.

(6)	This represents a monthly auto allowance of $500 and the payment of $45,773 of deferred salary.

(7)	Messrs. Enberg and Borucki’s employment with the Company terminated effective March 31, 2006.

(8)	Mr. Borucki was not an executive officer of the Company but is included for purposes of compensation disclosure.

(9)	All quantities adjusted for the 1 for 15 reverse split announced in June 2006.
2006 SUMMARY COMPENSATION TABLE
     The following table includes information concerning compensation for the year ended December 31, 2006 in reference to the five highest paid employees at Lime Energy, which includes required disclosure related to our CEO and the executive officers of the Company.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred	All Other
Name and		Salary	Bonus	Stock	Option Awards	Incentive Plan	Compensation	Compensation
Principal Position	Year	($)	($)	Awards ($)	($) (1)	Compensation ($)	Earnings ($)	($)		Total ($)

David R. Asplund	2006	268,923	—	—	2,061,732 (2)	—	—	20,662	(3)	2,351,317
Chief Executive Officer

Anna Baluyot (4)	2006	123,878	—	—	9,537	—	—	4,525	(5)	137,940
Senior Vice President, Utility Development

Jeffrey R. Mistarz	2006	210,000	—	—	402,059	—	—	6,518	(6)	618,577
Executive Vice President & Chief Financial Officer

Daniel W. Parke (7)	2006	128,892	—	—	304,810 (8)	—	—	50,644	(9)	484,346
President, Chief Operating Officer of Lime Energy Co. & President of Parke Industries, LLC

Leonard Pisano	2006	225,000	—	—	594,991	—	—	6,399	(10)	826,390
Executive Vice President Sales & President of Maximum Performance Group, Inc.

John P. Mitola (11)	2006	20,833	—	—	—	—	—	106,964	(12)	127,797
Our former Chief Executive Officer

(1)	Amounts represent the compensation cost recognized during 2006 of stock awards granted in and prior to 2006 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption
(value weighted-average)	2006	2005	2004
Risk-free rate	5.02%	2.27%	1.04%
Dividend yield	—	—	—
Expected volatility	90%	65%	72%
Expected life (years)	5.6	9.1	9.1

(2)	Includes the costs recognized during 2006 of director options awarded to Mr. Asplund prior to his employment with the Company totaling $4,636.

(3)	Includes $11,873 for the cost of life and long term disability insurance, $6,325 of auto allowance and the $2,464 cost of membership to a business club provided to Mr. Asplund.

(4)	Ms. Baluyot is not an executive officer of the Company, but is included for compensation disclosure. Ms. Baluyot resigned November 10, 2006.

(5)	Includes $4,200 of auto allowance and $325 for the cost of long term disability insurance provided Ms. Baluyot.

(6)	Represents the cost of long term disability insurance provided to Mr. Mistarz.

(7)	Mr. Parke became our President effective June 30, 2006 when we acquired his company, Parke P.A.N.D.A. Corporation. The compensation reported for Mr. Parke only includes the amounts paid to him since June 30, 2006.

(8)	Includes the costs recognized during 2006 of director options awarded to Mr. Parke prior to his employment with the Company totaling at $11,880.

(9)	Includes $644 for the cost of long term disability insurance provided Mr. Parke. During January 2006, we entered into a consulting agreement with Parke P.A.N.D.A. Corporation to provide sales and marketing consulting services. Parke P.A.N.D.A. is a company which at the time was beneficially owned by Daniel Parke. Pursuant to the consulting agreement we agreed to pay Parke P.A.N.D.A. $10,000 per month and to reimburse it for any expenses incurred as a result of its work. We paid Parke P.A.N.D.A. a total of $50,000 for its services and reimbursed it $11,155 for expenses during the six months ended June 30, 2006. This agreement was terminated in May 2006 prior to the acquisition of Parke P.A.N.D.A Corporation on May 29, 2006.

(10)	Includes $6,000 of auto allowance and $399 for the cost of long term disability insurance provided Mr. Pisano.

(11)	Mr. Mitola resigned from the Company effective January 22, 2006.

(12)	Includes $550 of auto allowance and $754 for the cost of life and long term disability insurance provided for Mr. Mitola. Also includes $105,660 paid to Mr. Mitola pursuant to a consulting agreement under which he agreed to continue to assist the Company through July 31, 2006.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements
David R. Asplund
     Effective January 23, 2006 we entered an employment contract with David Asplund for a three year period ending January 22, 2009 to serve as the Company’s Chief Executive Officer. The contract provides for a base annual salary of $285,000 and eligibility for up to $65,000 of cash bonus compensation each year, based on the Company’s performance. For 2006, the bonus was based on consolidated gross revenue, with $15,000 payable if gross revenue exceeds $10 million, an additional $15,000 payable if gross revenue exceeds $12.5 million, an additional $15,000 payable if gross revenue exceeds $16 million and an additional $20,000 payable if gross revenue exceeds $18 million. The bonus formula for the second and third contract years has not been determined but is to be based on our consolidated net income for such years.
     In addition to base salary and bonus, we granted to Mr. Asplund ten-year options to purchase up to 100,000 shares for each of the three contract years, with such options vesting in arrears on the following January 22nd. The option price for the first 100,000 shares is $9.30, which was the 30 day average closing price of our common stock, determined on Friday, January 20, 2006, which was the last business day prior to the day Mr. Asplund began serving as CEO. Those options became vested on January 23, 2007 and are scheduled to expire on January 22, 2016 except as described below. The exercise price for the remaining grants was set by our Board on January 26, 2007 to be $0.96 per share. All such options are governed by our 2001 Incentive Stock Plan, as amended, except as set forth in the employment agreement.
     Under his employment agreement with the Company, Mr. Asplund is entitled to certain benefits if his employment terminates for certain reasons. If Mr. Asplund should die prior to January 23, 2009, all of his unvested stock options would immediately vest. In addition, all such stock options and any previously vested stock options, would be exercisable for a period of one year following the date of death.
     If Mr. Asplund should become permanently disabled (such that he could not perform his duties for 180 consecutive days or for 180 days in any period of 12 consecutive months), the Company would have the right to terminate his employment, then any stock options which were then already vested would be exercisable for a period of 180 days following such termination.
     If Mr. Asplund should terminate his employment prior to January 22, 2009 for reasons other than death, disability or uncured default by the Company under the agreement, then any vested stock options as of the date of termination shall be exercisable for 90 days following the date of termination.
     If the Company should terminate Mr. Asplund’s employment prior to January 22, 2009, for any reason other than death, disability or “Due Cause” (as defined in the agreement), or if Mr. Asplund should choose to terminate his employment because the Company defaulted in its obligations under the agreement and failed to cure such default after notice, then all unvested stock options which are scheduled to vest within one year of the date of termination will immediately vest. In addition, all such stock options and any previously vested stock options, would be exercisable for a period of one year following the date of termination. Additionly, the Company will pay Mr. Asplund, as severance compensation, (i) six months’ salary at his then current rate, in installments in accordance with the Company’s regular payroll, plus (ii) any bonus earned as of the termination date, in accordance with the terms of such bonus, plus (iii) any accrued unused vacation (which will be paid on the next regular payroll date).

     “Due Cause” is defined as any of (i)a material breach by Mr. Asplund of his agreement not cured within fifteen (15) calendar days following written notice thereof, (ii) commission of a felony, or theft or embezzlement of property of the Company, (iii) actions which result in material injury to the businesses, properties or reputation of the Company or any of its subsidiaries, (iv) refusal to perform or substantial neglect of the duties assigned to Mr. Asplund not remedied within fifteen (15) calendar days following written notice thereof, or (v) any material violation of any statutory or common law duty of loyalty to the Company.
     In addition to the foregoing, upon occurrence of a “Change of Control” all stock options granted to Mr. Asplund under the agreement shall immediately vest and become exercisable. “Change of Control” shall be deemed to have occurred when (i) the Company is merged or consolidated with another entity which is not then controlled by the Company and, as a result of such merger or consolidation, an unrelated entity acquires the ability to elect a majority of the Company’s Board of Directors, or (ii) substantially all of the Company’s assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with the Company.
     The employment agreement imposes on Mr. Asplund non-competition, non-solicitation and confidentiality obligations, which are not separately compensated. The non-competition obligation covers the employment period and extends for two years after termination.
      On July 11, 2006, Mr. Asplund was awarded options to purchase up to 4,300,000 shares of the Company’s stock, of which 1,500,000 are exercisable at $1.02 per share and the remaining 2,800,00 are exercisable at $0.96 per share. The options vest as follows: 1,500,000 on December 31, 2006, 1,400,000 on December 31, 2007 and 1,400,000 on December 31, 2008, in each case assuming that Mr. Asplund continues to be employed by the Company on such date. Vesting of the options will accelerate upon termination for reasons other than due cause (defined similarly to the definition in his employment agreement), death, disability or resignation and upon a change of control. These options will expire on the earlier of July 11, 2016, or six months following the date that Mr. Asplund is no longer an employee of the Company, unless his termination is for due cause (as defined in the option agreement) in which case they will expire immediately, or due to a change of control (as defined in the option agreement) in which case they will expire twelve months following the change of control. These options contain a ‘cashless exercise’ provision permitting Mr. Asplund to pay the purchase price for any shares acquired by exercising the option by surrendering to the Company a number of shares of common stock having an aggregate market value equal to the purchase price.
Leonard Pisano
     Effective May 3, 2005 our subsidiary, Maximum Performance Group, Inc. (“MPG”) entered into an employment agreement with Leonard Pisano to serve as its president for a three-year period ending May 2, 2008. We also appointed him chief operating officer of Lime Energy, a position which he held until June 30, 2006, when he became executive vice president of sales of Lime Energy. The employment agreement provides for a base salary of $225,000 plus a monthly auto allowance of $500. In addition, Mr. Pisano is eligible to receive a $50,000 bonus upon the Company’s achievement of two consecutive quarters of positive EBITDA and to participate in an annual bonus plan with certain other management employees as determined by the Board of Directors. The employment agreement also provides that Mr. Pisano shall have board observation rights such that he may attend meetings of the Company’s Board of Directors as an observer during the employment term. The agreement also provides that Mr. Pisano is to be granted ten year options to purchase 31,667 shares of our common stock at $15.00 per share. These options vest 5,000 on the effective date of the agreement, 8,889 shares on the each of the remaining anniversaries of the agreement, except on occurrence of a “Change of Control” all these options shall immediately vest and become exercisable. “Change of Control” shall be deemed to have occurred when (i) Lime Energy is merged or consolidated with another entity which is not then controlled by Lime and, as a result of such merger or consolidation, at 51% of Lime’s common stock is controlled by another entity, or (ii) a majority of Lime Energy’s assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with Lime Energy. These options will otherwise expire on May 3, 2015.
     Under his employment agreement, if MPG should terminate his employment prior to May 2, 2008, for any reason other than death, disability or “Due Cause”, then MPG will continue to pay Mr. Pisano his salary and benefits under the agreement until May 3, 2008.

     “Due Cause” is defined in Mr. Pisano’s agreement in terms similar to those under David Asplund’s employment agreement, but also includes any violation of MPG’s drug and alcohol policy and any commission of an act of moral turpitude.
     The employment agreement imposes on Mr. Pisano non-competition, non-solicitation and confidentiality obligations, which are not separately compensated. The non-competition obligation covers the employment period and extends for two years after termination.
     On July 11, 2006, Mr. Pisano was awarded options to purchase up to 1,350,000 shares of the Company’s stock at $1.02 per share. The options vest in three equal amounts, with 450,000 vesting on December 31, 2006, 450,000 vesting on December 31, 2007 and 450,000 vesting on December 31, 2008, in each case assuming that Mr. Pisano continues to be employed by the Company on such date. Vesting of the options will accelerate upon termination for reasons other than due cause (defined similarly to the definition in his employment agreement), death, disability or resignation and upon a change of control. These options will expire on the earlier of July 11, 2016, or six months following the date that Mr. Pisano is no longer an employee of the Company, unless his termination is for due cause (as defined in the option agreement) in which case they will expire immediately, or due to a change of control (as defined in the option agreement) in which case they will expire twelve months following the change of control. These options contain a ‘cashless exercise’ provision permitting Mr. Pisano to pay the purchase price for any shares acquired by exercising the option by surrendering to the Company a number of shares of common stock having an aggregate market value equal to the purchase price.
Jeffrey Mistarz
     Effective January 1, 2003, we entered into an employment agreement with Mr. Mistarz for a three-year period ending on December 31, 2005. This agreement provided for an annual base salary of $175,000 through December 31, 2003, which increased to $210,000 effective January 1, 2004. In addition, Mr. Mistarz was eligible to participate in an annual bonus plan with certain other management employees. The agreement provided Mr. Mistarz with options to purchase 26,667 shares of our common stock at a price of $15.00 per share, which options vested 8,889 shares each on December 31, 2003, 2004 and 2005. Except as specifically set forth in the employment agreement, such options are governed by the Company’s 2001 Stock Incentive Plan.
     On August 15, 2006, we entered into a new employment agreement with Mr. Mistarz to serve as our executive vice president and chief financial officer for a two-year period ending August 14, 2008. The employment agreement provides for a base salary of $210,000. In addition, Mr. Mistarz is eligible to participate in an annual bonus plan with certain other management employees as determined by the Board of Directors. The employment contract also provides that Mr. Mistarz is to be granted options to purchase 300,000 shares of our common stock at $1.00 per share. The options vest in three equal amounts, with one third vesting upon signing of the employment contract, the second third vesting on the first anniversary of the employment contract and the final third vesting on the second anniversary of the employment contract.
     Under his employment agreement with the Company, Mr. Mistarz is entitled to certain benefits if his employment terminates for certain reasons. If Mr. Mistarz should die prior to August 15, 2008, all of his unvested stock options would immediately vest. In addition, all such stock options and any previously vested stock options, would be exercisable for a period of one year following the date of death.
     If Mr. Mistarz should become permanently disabled (such that he could not perform his duties for 180 consecutive days or for 180 days in any period of 12 consecutive months), the Company would have the right to terminate his employment, then any stock options which were then already vested would be exercisable for a period of 90 days following such termination.

     If Mr. Mistarz should terminate his employment prior to August 14, 2008 for reasons other than death, disability or uncured default by the Company under the agreement, then any vested stock options as of the date of termination shall be exercisable for 90 days following the date of termination.
     If the Company should terminate Mr. Mistarz’s employment prior to August 14, 2008, for any reason other than death, disability or “Due Cause”, or if Mr. Mistarz should choose to terminate his employment because the Company defaulted in its obligations under the agreement and failed to cure such default after notice, then all unvested stock options which are scheduled to vest within one year of the date of termination will immediately vest. In addition, all such stock options and any previously vested stock options, would be exercisable for a period of one year following the date of termination. Additionally, the Company will pay Mr. Mistarz, as severance compensation, (i) six months’ salary at his then current rate, in installments in accordance with the Company’s regular payroll, plus (ii) any bonus earned as of the termination date, in accordance with the terms of such bonus, plus (iii) any accrued unused vacation (which will be paid on the next regular payroll date).
     “Due Cause” is defined in Mr. Mistarz’s agreement in terms substantially similar to those under David Asplund’s employment agreement.
     In addition to the foregoing, upon occurrence of a “Change of Control” all stock options granted to Mr. Mistarz under the agreement shall immediately vest and become exercisable. “Change of Control” shall be deemed to have occurred when (i) the Company is merged or consolidated with another entity which is not then controlled by the Company and, as a result of such merger or consolidation, at 51% of the Company’s common stock is controlled by another entity, or (ii) a majority of the Company’s assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with the Company.
     The employment agreement also imposes non-competition, non-solicitation and confidentiality obligations on Mr. Mistarz, which are not separately compensated. The non-competition obligation covers the employment period and extends for two years after termination.
     On July 11, 2006, Mr. Mistarz was awarded options to purchase up to 750,000 shares of the Company’s stock at $1.02 per share. The options vest in three equal amounts, with 250,000 vesting on December 31, 2006, 250,000 vesting on December 31, 2007 and 250,000 vesting on December 31, 2008, in each case assuming that Mr. Mistarz continues to be employed by the Company on such date. Vesting of the options will accelerate upon termination for reasons other than due cause (as defined in his option agreement), death, disability or resignation and upon a change of control. These options will expire on the earlier of July 11, 2016, or six months following the date that Mr. Mistarz is no longer an employee of the Company, unless his termination is for due cause (as defined in the option agreement) in which case they will expire immediately, or due to a change of control (as defined in the option agreement) in which case they will expire twelve months following the change of control. These options contain a ‘cashless exercise’ provision permitting Mr. Mistarz to pay the purchase price for any shares acquired by exercising the option by surrendering to the Company a number of shares of common stock having an aggregate market value equal to the purchase price.
Daniel Parke
     Effective June 30, 2006, Parke Industries, LLC (“Parke Industries”) entered into an employment agreement with Daniel Parke to serve as its president for a two-year period ending June 30, 2008. We also appointed him president and chief operating officer of Lime Energy Co. The employment agreement provides for a base salary of $250,000 plus a monthly auto allowance of $800. In addition, Mr. Parke is eligible to participate in an annual bonus plan with certain other management employees as determined by the Board of Directors. The employment contract also provides that Mr. Parke is granted ten year options to purchase 46,667 shares of our common stock at $1.10 per share. These options vest 15,555 on the effective date of the agreement, 15,556 shares on the first anniversary of the agreement and 15,556 on the second anniversary of the agreement. These options will otherwise expire on June 30, 2016, except as described below. The employment agreement also imposes confidentiality obligations on Mr. Parke.

     Under his employment agreement, Mr. Parke is entitled to certain benefits if his employment terminates for certain reasons. If Mr. Parke should die prior to June 30, 2008, all of his unvested stock options for Company common stock would immediately vest. In addition, all such stock options and any previously vested stock options, would be exercisable for a period of one year following the date of death.
     If Mr. Parke should become permanently disabled (such that he could not perform his duties for 180 consecutive days or for 180 days in any period of 12 consecutive months), Parke Industries would have the right to terminate his employment, then any stock options for Company common stock which were then already vested would be exercisable for a period of 90 days following such termination.
     If Mr. Parke should terminate his employment prior to June 30, 2008 for reasons other than death, disability or uncured default by the Company under the agreement, then any vested stock options for Company common stock as of the date of termination shall be exercisable for 90 days following the date of termination.
     If Parke Industries should terminate Mr. Parke’s employment prior to June 30, 2008, for any reason other than death, disability or “Due Cause”, or if Mr. Parke should choose to terminate his employment because Parke Industries defaulted in its obligations under the agreement and failed to cure such default after notice, then all unvested stock options which are scheduled to vest within one year of the date of termination will immediately vest. In addition, all such stock options and any previously vested stock options, would be exercisable for a period of one year following the date of termination. Additionally, Parke Industries will pay Mr. Parke, as severance compensation, (i) six months’ salary at his then current rate, in installments in accordance with Parke Industries’ regular payroll, plus (ii) any bonus earned as of the termination date, in accordance with the terms of such bonus, plus (iii) any accrued unused vacation (which will be paid on the next regular payroll date).
     “Due Cause” is defined in Mr. Parke’s agreement in terms substantially similar to those under David Asplund’s employment agreement.
     In addition to the foregoing, upon occurrence of a “Change of Control” all stock options granted to Mr. Parke by the Company pursuant to the agreement shall immediately vest and become exercisable. “Change of Control” shall be deemed to have occurred when (i) the Company is merged or consolidated with another entity which is not then controlled by the Company and, as a result of such merger or consolidation, at 51% of the Company’s common stock is controlled by another entity, or (ii) a majority of the Company’s assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with the Company.
     Also effective on June 30, 2006, the Company, Parke Industries, LLC and Mr. Parke entered into a non-competition agreement which imposes on Mr. Parke non-competition obligations until June 30, 2008. This non-competition obligation is not separately compensated and was part of the consideration in the acquisition of Parke P.A.N.D.A. Corporation.

John Mitola
     Effective January 1, 2003, we entered into an employment agreement with John Mitola for a three-year period ending on December 31, 2005. This agreement, which was structured to place more emphasis on achieving important corporate milestones, reduced Mr. Mitola’s base salary to $250,000 per year, but provided for a discretionary bonus of up to one hundred percent of his annual salary payable if he met or exceeded certain annual goals as established by the Board of Directors, and a guaranteed bonus of $250,000 upon the achievement of two consecutive calendar quarters of positive net income by the Company (such net income to be that as reflected in the Company’s quarterly reports filed with the Securities and Exchange Commission). The agreement also provided for a monthly automobile allowance of $550.00 and the reimbursement of Mr. Mitola’s business-related expenses.

     As part of the employment agreement, we granted to Mr. Mitola an option to purchase 50,000 shares of our common stock at a price per share of $12.60, which was equal to the average closing price of the Company’s common stock as measured over the thirty (30) trading day period prior to the effective date of the contract. The option granted vested in amounts of 16,667 shares on each December 31st of 2003, 2004 and 2005, except on a change of control in which case all the options would have immediately vest. Except as specifically set forth in the employment agreement, such options are governed by the Company’s 2001 Stock Incentive Plan.
     The employment agreement imposed on Mr. Mitola non-competition, non-solicitation and confidentiality obligations.
     Mr. Mitola resigned from the Company in January 2006.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The following table show potential payments to the name individuals under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment assuming a December 31, 2006 termination date and, where applicable, using the closing price of our common stock of $0.90 per share.

		Involuntary	Involuntary
	Voluntary	Termination -	Termination -	Change in
	Termination	Not For Cause	For Cause	Control	Death	Disability
Name	(1)	(2)	(3)	(4)	(5)	(5)
David R. Asplund	$0	$142,500	$0	$0	$0	$0
Anna Baluyot	(6)	(6)	(6)	(6)	(6)	(6)
Jeffrey R. Mistarz	$4,038	$109,038	$4,038	$0	$4,038	$4,038
John P. Mitola	(7)	(7)	(7)	(7)	(7)	(7)
Daniel W. Parke	$19,231	$144,231	$19,231	$0	$19,231	$19,231
Leonard Pisano	$12,981	$312,981	$12,981	$0	$12,981	$12,981

(1)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon a voluntary termination of their employment.

(2)	Under the terms of their employment contracts, Messrs. Asplund, Mistarz and Parke are entitled to any accrued but unpaid salary and vacation as well as six months severance pay for an involuntary termination of their employment without cause. Mr. Pisano would be entitled to any accrued but unpaid salary and vacation and would be paid through May 3, 2008, the end of period covered under his employment contract.

(3)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon an involuntary termination for cause.

(4)	None of the listed persons would be entitled to any payments upon a change of control unless they were involuntarily terminated without cause, but upon a change of control the unvested options held by Messrs. Asplund, Mistarz, Parke and Pisano would immediately vest. None of the options held by these individuals were in the money as of December 31, 2006.

(5)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon their death or permanent disability, but upon such an event the unvested options held by Messrs. Asplund, Mistarz, Parke and Pisano would immediately vest. None of the options held by these individuals were in the money as of December 31, 2006.

(6)	Ms. Baluyot resigned from the Company on November 10, 2006.

(7)	Mr. Mitola resigned from the Company effective January 22, 2006.

GRANTS OF PLAN-BASED AWARDS TABLE
     The following table sets forth certain information with respect to options granted during or for the fiscal year ended December 31, 2006 to each of executive officers and principal officers listed in the Summary Compensation Table.

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive Plan
			Plan Awards			Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(k)

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
									Number	Number of	or Base	Fair Value
									of Shares	Securities	Price of	of Stock and
			Thresh-		Maxi	Thresh-		Maxi-	of Stock	Underlying	Option	Option
		Committee	old		-mum	old		mum	or Units	Options	Award	Awards
Name	Grant Date	Action Date	($)	Target ($)	($)	(#)	Target (#)	(#)	(#)	(#)	($/sh)	($) (2)

Dave R. Asplund	01/23/2006	01/22/2006	—	—	—	—	—	—	—	33,333	$9.30	$184,665
	06/12/2006	01/22/2006	—	—	—	—	—	—	—	66,667	$9.30	$65,334
	06/12/2006	01/22/2006	—	—	—	—	—	—	—	100,000	$0.96	$174,000
	06/12/2006	01/22/2006	—	—	—	—	—	—	—	100,000	(1)	$176,000
	07/11/2006	07/05/2006	—	—	—	—	—	—	—	1,500,000	$1.02	$1,155,000
	07/11/2006	07/05/2006	—	—	—	—	—	—	—	2,800,000	(1)	$2,226,000
Anna Baluyot	07/11/2006	07/05/2006	—	—	—	—	—	—	—	75,000	$1.02	$56,250
Jeffrey R. Mistarz	07/11/2006	07/05/2006	—	—	—	—	—	—	—	750,000	$1.02	$585,000
	08/15/2006	08/15/2006	—	—	—	—	—	—	—	300,000	$1.00	$211,000
John P. Mitola	—	—	—	—	—	—	—	—	—	—	—	—
Daniel W. Parke	07/03/2006	06/29/2006	—	—	—	—	—	—	—	46,667	$1.10	$37,334
	07/11/2006	07/05/2006	—	—	—	—	—	—	—	653,333	$1.02	$509,600
Leonard Pisano	07/11/2006	07/05/2006	—	—	—	—	—	—	—	1,350,000	$1.02	$1,053,000

(1)	The price of these options was set by the Board of Directors on January 26, 2007 at $0.96 per share. This price was determined to be the higher of (x) the average closing price of our common stock as measured over the thirty (30) trading day period prior to January 22, 2007, or (y) the closing price of our common stock on January 22, 2007.

(2)	The exercise price was not lower than the market price of our common stock on the grant date for any of the options listed, except that the exercise price for the options granted to Mr. Asplund on June 12, 2006 were set during January 2007 based on the formula described in item (1) above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above at December 31, 2006.

	Option Awards					Stock Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive Plan					Plan	Payout
			Awards:					Awards:	Value of
	Number of	Number of	Number of				Market	Number of	Unearned
	Securities	Securities	Securities			Number of	Value of	Unearned	Shares,
	Underlying	Underlying	Underlying			Shares or	Shares or	Shares,	Units or
	Unexercised	Unexercised	Unexercised			Units of	Units of	Units or	Other
	Options	Options	Unearned	Option Exercise	Option	Stock That	Stock That	Other Rights	Rights That
	(#)	(#)	Options	Price	Expiration	Have Not	Have Not	That Have	Have Not
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested	Vested	Not Vested	Vested

David R. Asplund	—	2,800,000	—	(1)	07/11/2016	—	—	—	—
	1,500,000	—	—	$1.02	07/11/2016	—	—	—	—
	—	100,000	—	$0.96	01/23/2016	—	—	—	—
	—	100,000	—	(1)	01/23/2016	—	—	—	—
	—	100,000	—	$9.30	01/23/2016	—	—	—	—
	1,112	555	—	$15.00	06/10/2015	—	—	—	—
	1,666	—	—	$27.75	06/10/2014	—	—	—	—
	1,667	—	—	$15.00	06/10/2013	—	—	—	—
	5,000	—	—	$17.55	06/10/2012	—	—	—	—
Anna Baluyot	3,334	—	—	$17.25	12/27/2014	—	—	—	—
	5,000	—	—	$35.40	01/01/2014	—	—	—	—
	666	—	—	$30.75	12/30/2013	—	—	—	—
Jeffrey R. Mistarz	100,000	200,000	—	$1.00	08/15/2016	—	—	—	—
	250,000	500,000	—	$1.02	07/11/2016	—	—	—	—
	26,667	—	—	$15.00	12/31/2012	—	—	—	—
	13,332	—	—	$105.00	12/31/2009	—	—	—	—
Daniel W. Parke	217,765	435,568	—	$1.02	07/11/2016	—	—	—	—
	15,555	31,112	—	$1.10	06/30/2016	—	—	—	—
	3,334	1,666	—	$15.00	10/05/2015	—	—	—	—
Leonard Pisano	450,000	900,000	—	$1.02	07/11/2016	—	—	—	—
	13,889	17,778	—	$15.00	05/03/2015	—	—	—	—
John P. Mitola	66,667	—	—	$105.00	12/31/2009	—	—	—	—

(1)	The option price on these options was set at $0.96 per shares by the Board of Directors on January 26, 2007. This price was determined to be the higher of (x) the average closing price of our common stock as measured over the thirty (30) trading day period prior to January 22, 2007, or (y) the closing price of our common stock on January 22, 2007.

Securities Under Equity Compensation Plans
Stock Options and Incentive Compensation
     During the Company’s annual meeting of stockholders held on August 30, 2001, our stockholders approved the adoption of the 2001 Stock Incentive Plan (the “Plan”), which provided that up to 53,333 shares of the Company’s Common Stock, par value $0.0001, may be issued under the Plan to certain employees of the Company or any of its subsidiaries and to consultants and directors who are not employees. In addition, the Plan provides for an additional number of shares of Common Stock to be reserved for issuance under the Plan on January 1 of each succeeding year, beginning January 1, 2002, in an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock, or (ii) 33,333 shares. At the annual meeting held on June 7, 2006, our stockholders approved an amendment to the Plan to increase the number of shares reserved for issuance under the plan by 400,000 shares and to increase the additional shares issued each January 1st to the lesser of (i) 5% of the number of outstanding shares of Common Stock, or (ii) 133,333 shares. (All quantities have been adjusted for the reverse split announced in June 2006.) The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment, or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of Common Stock. Approximately 78 employees and officers of the Company and its subsidiary are currently eligible to participate in the Plan.
     As of December 31, 2006, there were 620,000 shares of Common Stock reserved under the Plan. The Company granted options to purchase 350,667 under the Plan during 2006, and options to purchase 450,138 shares were outstanding under the Plan as of December 31, 2006. During 2006 the Company issued options to purchase 9,666,667 shares outside of the Plan to employees and directors. 2006 grants to directors are described under “Directors Compensation.”

The following information reflects certain information about our equity compensation plans as of December 31, 2006:

Equity Compensation Plan Information
	(a)	(b)	(c)
Number of
securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
Equity compensation plans approved by security holders (1)	450,138	$6.71	169,862
Equity compensation plans not approved by security holders (2)(3)	10,609,466	$3.92	—

Total	11,059,604	$4.03	169,862

(1)	The 2001 Employee Stock Incentive Plan (“Plan”) which was originally approved by stockholders at the Company’s 2001 Annual Meeting of Stockholders was amended at our 2006 Annual Meeting of Stockholders. The amendment to the Plan increased the number of shares reserved for issuance under the Plan to 620,000 shares of the Company’s Common Stock, which automatically increases by 133,333 shares on each January 1, beginning January 1, 2007. (All prices and quantities are adjusted for the 1 for 15 reverse stock split announced during June 2006.)

(2)	Prior to the adoption of the 2001 Employee Stock Incentive Plan, the Company had granted to certain of its employees stock options on a discretionary basis. These grants were not made pursuant to any formal plan. Grants made to employees pursuant to this method were discontinued following adoption of the Plan.

(3)	The Company grants stock options to its non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.

COMPENSATION OF DIRECTORS
     Effective April 1, 2000, the Company adopted a stock option plan for all non-employee directors, which is separate and distinct from the 2001 Stock Incentive Plan. The plan was amended on July 11, 2006 to provide that eligible directors receive an initial option grant upon being appointed to our Board of Directors to purchase 100,000 shares of our common stock, and a grant of options to purchase an additional 50,000 shares on the first day of January beginning on the second January following the date the Director became an eligible director. These options have an exercise price equal to the closing price of our common stock on the grant date and a term of ten years. The initial options vest on the first day of January following the initial grant date or six months following the initial grant date, whichever is later, if the individual is still a director on the vesting date. All future grants vest in two equal amounts, one amount on the grant date and the balance on the anniversary of the grant date, if the individual is still a member of the Board of Directors on such anniversary date.
     The Company granted options to purchase 520,001 shares under the directors’ stock option plan during 2006, and options to purchase 605,559 shares were outstanding under this plan as of December 31, 2006.
     Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company, in addition to stock options, are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at the meetings.
DIRECTOR COMPENSATION TABLE
     The following table provides compensation information for the year ended December 31, 2006 for each member of our Board of Directors.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value and
					Nonqualified
	Fees Earned or		Option	Non-Equity	Deferred
	Paid in Cash	Stock Awards	Awards	Incentive Plan	Compensation	All Other	Total
Name	($)	($)	($) (1)	Compensation ($)	Earnings	Compensation ($)	($)

David R. Asplund (2)	—	—	—	—	—	—	—
Gregory T. Barnum	—	—	103,097	—	—	—	103,097
William R. Carey, Jr.	—	—	103,097	—	—	62,500 (3)	165,597
Joseph Desmond (4)	—	—	—	—	—	—	—
Richard P. Kiphart	—	—	98,857	—	—	—	98,857
Daniel W. Parke (5)	—	—	—	—	—	—	—
Gerlad A. Pientka	—	—	85,501	—	—	—	85,501
David W. Valentine	—	—	85,127	—	—	—	85,127

(1)	Amounts represent the compensation cost recognized during 2006 of stock awards granted in and prior to 2006 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption
(value weighted-average)	2006	2005	2004
Risk-free rate	5.02%	2.27%	1.04%
Dividend yield	—	—	—
Expected volatility	90%	65%	72%
Expected life (years)	5.6	9.1	9.1

(2)	See Summary Compensation Table for Disclosure related to David R. Asplund who is also the Company’s Chief Executive Officer

(3)	We retained Corporate Resource Development, a company owned by Mr. Carey, on two occasions during 2006 to provide sales training and sales and marketing consulting services. In exchange for these services, we paid Corporate Resource Development $62,500.

(4)	Mr. Desmond joined our Board of Directors in January 2007.

(5)	See Summary Compensation Table for Disclosure related to Daniel W. Parke who is also our President and Chief Operating Officer and the President of Parke Industries, LLC, one of our subsidiaries.
Compensation Committee Interlocks and Insider Participation
     No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
     The following tables list certain information, as of February 7, 2007, regarding the beneficial ownership of our outstanding common stock by (1) the persons known to us to beneficially own greater than 5% of each class of our voting securities, (2) each of our directors and named executive officers, and (3) our directors and executive officers, as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, (1) the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them and (2) the address of each person listed in the following table (unless otherwise noted) is c/o Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.
Beneficial Owners of Greater Than 5% of Each Class of Our Voting Securities:

		Common	Common
		Shares	Shares
	Common	Issuable Upon	Issuable Upon
	Shares	Exercise of	Exercise of
Name	Directly Held	Warrants	Options (1)	Total	%
Augustine Fund LP (2)	2,657,666	18,125	—	2,675,791	5.298%
Cinergy Ventures II (3)	3,092,513	45,625	3,333 (4)	3,141,471	6.217%
Richard P. Kiphart	14,810,072	75,195	128,334	15,013,601	29.620%
Leaf Mountain Company (5)(6)	3,365,267	—	—	3,365,267	6.666%
Daniel R. Parke	5,000,000	—	236,654	5,236,654	10.325%
SF Capital Partners Ltd. (7)	4,296,934	— (8)	—	4,296,934	8.512%
Directors and Executive Officers:

		Common	Common
		Shares	Shares
	Common	Issuable Upon	Issuable Upon
	Shares	Exercise of	Exercise of
Name	Directly Held	Warrants	Options (1)	Total	%
Directors and Executive Officers
David Asplund	1,909,599 (9)	4,852 (9)	1,709,445	3,623,896	6.943%
Gregory Barnum	—	—	128,334	128,334	*
William Carey	—	—	128,334	128,334	*
Joseph Desmond	—	—	—	—	*
Richard P. Kiphart	14,810,072	75,195	128,334	15,013,601	29.620%
Jeffrey R. Mistarz	947	—	389,999	390,946	*
Daniel R. Parke	5,000,000	—	236,654	5,236,654	10.325%
Gerald A. Pientka (5)	1,467	—	138,334	139,801	*
Leonard Pisano	40,700	—	463,889	504,589	*
David W. Valentine	354,967	—	131,667	486,634	*

All directors and executive officers as a group (10 persons)**	22,117,752	80,047	3,454,990	25,652,789	47.489%

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

(1)	Represents options to purchase common stock exercisable within 60 days.

(2)	The controlling members, directors and officers, all of whom are Thomas Duszynski, Brian Porter and John Porter, may be deemed to share power to vote or dispose of the shares held by Augustine Fund, L.P. The business address of Augustine Fund, L.P. is 141 West Jackson Blvd., Suite 2182, Chicago, Illinois 60604.

(3)	Cinergy Technologies, Inc. is a wholly-owned subsidiary of Cinergy Corp. and is also the sole member of Cinergy Ventures II, LLC. The business address of Cinergy Ventures II, LLC is 139 East Fourth Street, Cincinnati, Ohio 45202. Cinergy is a publicly owned entity. Greg Wolf, a vice president of Cinergy Ventures, has the authority to vote and dispose of the shares held by Cinergy Ventures II, LLC

(4)	Reflects stock options awarded pursuant to the Directors’ Stock Option Program to former directors of the Company who were employees of Cinergy Ventures II, LLC, The policies of Cinergy Ventures II provide that director compensation be paid to the Cinergy Ventures II rather than to the individual.

(5)	Mr. Gerald Pientka, who is one of our directors, is also a member of Leaf Mountain Company, LLC.

(6)	John J. Jiganti is the Manager of Leaf Mountain Company and has the sole decision-making power with respect to Leaf Mountain Company’s investment in Lime Energy. The business address of Leaf Mountain Company, LLC is 190 South LaSalle Street, Suite 1700, Chicago, IL 60603.

(7)	SF Capital Partners Ltd. is a British Virgin Island company. Staro Asset Management, L.L.C., a Wisconsin limited liability company, acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Staro Asset Management, Messrs. Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all shares owned by SF Capital Partners, but disclaim beneficial ownership of such shares. The mailing address for SF Capital Partners is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

(8)	Excludes warrants to purchase 42,813 shares of common stock which contain provisions known as “exercise caps” which prohibit the holder of the warrants (and its affiliates) from exercising such warrants to the extent that giving effect to such exercise, such holder would beneficially own in excess of 4.999% and 9.999% of the Company’s outstanding common stock, as the case may be. The holder can waive the 4.999% limit, but such waiver will not become effective until the 61st day after such notice is delivered to the Company, and these limits will not restrict the number of shares of common stock which a holder may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a merger or other business combination or reclassification involving the Company. The table set forth above reflects the operation of such exercise caps in that we have not included 42,813 shares of common stock issuable pursuant to such warrants as SF Capital Partners has advised us that it does not beneficially own such shares due to the fact that it cannot exercise its right to purchase these shares at this time. In the absence of such caps, SF Capital would be able to purchase all the shares issuable upon exercise of these warrants and would have a beneficial ownership percentage of 8.589%.

(9)	Includes common stock and warrants to purchase common stock held by Delano Group Securities, LLC, of which Mr. Asplund is the principal owner.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the public reference room maintained by the SEC at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s public reference room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.
     The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.
     Our web site address is http://www.lime-energy.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
LEGAL MATTERS
     Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for Lime Energy by Schwartz Cooper Chartered of Chicago, Illinois.

EXPERTS
     The financial statements and schedule of Lime Energy Co. (formerly known as Electric City Corp.) and the financial statements of Parke P.A.N.D.A. Corporation included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports (which report for Lime Energy Co. (formerly known as Electric City Corp.) contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) included herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
     The financial statements of Maximum Performance Group, Inc. included in this Prospectus and in the Registration Statement have been audited by Marcum & Kliegman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Maximum Performance Group’s ability to continue as a going concern) included herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our charter, bylaws or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
Lime Energy Co.
(formerly known as Electric City Corp.)
Elk Grove Village, Illinois
We have audited the accompanying consolidated balance sheets of Lime Energy Co. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. We have also audited the schedule in the accompanying index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lime Energy Co. at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flow from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chicago, Illinois	/s/ BDO SEIDMAN, LLP
March 11, 2006
(except for note 23, which
is as of January 23, 2007)

Lime Energy Co.
(formerly known as Electric City Corp.)
Consolidated Balance Sheets

December 31,	2005	2004

Assets

Current Assets
Cash and cash equivalents	$4,229,150	$1,789,808
Accounts receivable, less allowance for doubtful accounts of $325,000 and $199,000 at December 31, 2005 and 2004, respectively	1,747,019	1,067,104
Inventories (Note 6)	1,457,789	1,029,645
Advances to suppliers	324,677	—
Costs and estimated earnings in excess of billings on uncompleted contracts	28,462	—
Prepaid expenses and other	207,480	90,727

Total Current Assets	7,994,577	3,977,284

Net Property and Equipment (Note 7)	2,514,196	1,985,561

Deferred Financing Costs, net of amortization of $680,100 and $586,326 at December 31, 2005 and 2004, respectively (Note 11)	299,964	99,902

Intangibles, net of amortization of $471,765 (Note 4)	1,960,835	—

Cost in Excess of Assets Acquired	4,329,402	416,573

	$17,098,974	$6,479,320

Lime Energy Co.
(formerly known as Electric City Corp.)
Consolidated Balance Sheets

December 31,	2005	2004

Liabilities and Stockholders’ Equity

Current Liabilities
Line of credit (Note 10)	$2,000,000	$—
Notes payable (Note 12)	150,000	—
Current maturities of long-term debt (Notes 11 and 12)	651,313	424,451
Accounts payable	913,369	1,284,421
Accrued expenses (Note 8)	1,228,765	567,689
Deferred revenue	984,728	437,419
Customer deposits	1,419,919	1,000,000

Total Current Liabilities	7,348,094	3,713,980

Deferred Revenue	1,044,524	179,167

Long-Term Debt, less current maturities net of unamortized discount of $898,409 and $50,048 as of December 31, 2005 and 2004, respectively (Notes 11 and 12)	4,328,719	805,902

Total Liabilities	12,721,337	4,699,049

Commitments (Note 14 and 16)

Stockholders’ Equity (Notes 17, 18, 19 and 23)
Preferred stock, $.01 par value; 5,000,000 shares authorized, Series E –236,254 and 224,752 issued and outstanding as of December 31, 2005 and December 31, 2004, respectively (liquidation value of $47,250,800 and $44,950,400 at December 31, 2005 and December 31, 2004, respectively)	2,363	2,248
Common stock, $.0001 par value; 200,000,000 shares authorized, 3,386,465 and 2,774,170 issued as of December 31, 2005 and December 31, 2004, respectively	339	276
Additional paid-in capital	64,773,556	55,303,630
Accumulated deficit	(60,398,621)	(53,525,883)
-

Total Stockholders’ Equity	4,377,637	1,780,271

	$17,098,974	$6,479,320

See accompanying notes to consolidated financial statements.

Lime Energy Co.
(formerly known as Electric City Corp.)
Consolidated Statements of Operations

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Revenue	$3,693,429	$733,630	$2,280,532

Expenses
Cost of sales	3,691,854	862,366	1,945,554
Selling, general and administrative	6,078,098	4,234,239	3,921,121

	9,769,952	5,096,605	5,866,675

Operating loss	(6,076,523)	(4,362,975)	(3,586,143)

Other Income (Expense)
Interest income	58,737	22,505	10,311
Interest expense	(602,990)	(648,554)	(365,252)

Total other (expense) income	(544,253)	(626,049)	(354,941)

Loss from continuing operations before discontinued operations	(6,620,776)	(4,989,024)	(3,941,084)

Discontinued Operations:
Loss from operation of discontinued business	(251,962)	(170,338)	(776,710)
Loss on disposal of switchgear business	—	—	(764,148)

Loss from discontinued operations	(251,962)	(170,338)	(1,540,858)

Net Loss	(6,872,738)	(5,159,362)	(5,481,942)

Preferred Stock Dividends (Note 18)	(1,851,345)	(4,639,259)	(4,817,917)

Net Loss Available to Common Shareholders	$(8,724,083)	$(9,798,621)	$(10,299,859)

Basic and diluted loss per common share from continuing operations	$(2.65)	$(3.62)	$(3.90)

Discontinued operations	(0.08)	(0.06)	(0.68)

Basic and Diluted Loss Per Common Share	$(2.73)	$(3.68)	$(4.58)

Weighted Average Common Shares Outstanding	3,190,664	2,660,093	2,250,766

See accompanying notes to consolidated financial statements.

Lime Energy Co.
(formerly known as Electric City Corp.)
Consolidated Statements of Stockholders’ Equity

			Series A	Series A	Series C	Series C	Series D	Series D	Series E	Series E	Additional			Total
	Common	Common	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Paid-in	Accumulated	Treasury	Stockholders’
	Shares (1)	Stock (1)	Shares	Stock	Shares	Stock	Shares	Stock	Shares	Stock	Capital	Deficit	Stock	Equity

Balance, December 31, 2002	2,152,219	$215	2,171,192	$21,712	211,643	$2,116	—	$—	—	$—	$47,153,327	$(42,884,579)	$(8,500)	$4,284,291

Issuance of common stock (net of offering costs of $154,790)	121,008	12	—	—	—	—	—	—	—	—	1,515,114	—	—	1,515,126
Issuance of Series D Convertible Preferred Stock for cash (net of offering costs of $142,672)	—	—	—	—	—	—	150,000	1,500	—	—	1,355,828	—	—	1,357,328
Issuance of common stock to purchasers of Series D Convertible Preferred Stock	1,504	0	—	—	—	—	—	—	—	—	0	—	—	—
Cumulative dividends on Preferred Stock	—	—	—	—	—	—	—	—	—	—	(2,551,379)	—	—	(2,551,379)
Satisfaction of accrued dividends through the issuance of preferred stock	—	—	225,398	2,254	21,971	220	7,769	78	—	—	2,548,827	—	—	2,551,379
Warrants issued in connection with convertible debt issuance and line of credit	—	—	—	—	—	—	—	—	—	—	541,400	—	—	541,400
Value of beneficial conversion feature on convertible debt	—	—	—	—	—	—	—	—	—	—	180,381	—	—	180,381
Conversion of term note	1,667	0	—	—	—	—	—	—	—	—	53,000	—	—	53,000
Exercise of warrants	13,133	1	—	—	—	—	—	—	—	—	196,999	—	—	197,000
Warrants issued in exchange for services received	—	—	—	—	—	—	—	—	—	—	393,550	—	—	393,550
Short-swing profit contribution	—	—	—	—	—	—	—	—	—	—	798	—	—	798
Retirement of shares held in treasury	(67)	—	—	—	—	—	—	—	—	—	(8,500)	—	8,500	—
Net loss for the year ended December 31, 2003	—	—	—	—	—	—	—	—	—	—	—	(5,481,942)	—	(5,481,942)
— -
Balance, December 31, 2003	2,289,464	$228	2,396,590	$23,966	233,614	$2,336	157,769	$1,578	—	$—	$51,379,345	$(48,366,521)	$—	$3,040,932
—
Issuance of common stock (net of offering costs of $910,393)	333,333	33	—	—	—	—	—	—	—	—	10,089,574	—	—	10,089,607
Conversion of preferred stock	130,447	13	(145,000)	(1,450)	—	—	—	—	(5,067)	(51)	1,488	—	—	—
Redemption of preferred stock	—	—	(514,375)	(5,144)	—	—	(24,087)	(241)	—	—	(6,994,621)	—	—	(7,000,006)
Exchange of preferred stock	—	—	(1,737,215)	(17,372)	(233,614)	(2,336)	(133,682)	(1,337)	210,451	2,105	18,940	—	—	—
Cumulative dividends on preferred stock	—	—	—	—	—	—	—	—	—	—	(1,636,780)	—	—	(1,636,780)
Satisfaction of accrued dividends through the issuance of preferred stock	—	—	—	—	—	—	—	—	16,368	164	1,636,616	—	—	1,636,780
Conversion of term note	8,667	1	—	—	—	—	—	—	—	—	275,599	—	—	275,600
Exercise of warrants (net of offering costs of $24,000)	12,333	1	—	—	—	—	—	—	3,000	30	460,969	—	—	461,000
Warrants issued for services received	—	—	—	—	—	—	—	—	—	—	72,500	—	—	72,500
Other	(74)	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss for the year ended December 31, 2004	—	—	—	—	—	—	—	—	—	—	—	(5,159,362)	—	(5,159,362)
— -
Balance, December 31, 2004	2,774,170	$276	—	$—	—	$—	—	$—	224,752	$2,248	$55,303,630	$(53,525,883)	$—	$1,780,271
—
Issuance of common stock (net of offering costs of $211,787)	416,667	42	—	—	—	—	—	—	—	—	5,413,171	—	—	5,413,213
Conversion of preferred stock	14,447	2	—	—	—	—	—	—	(2,167)	(22)	20	—	—	—
Shares issued for the acquisition of Maximum Performance Group, Inc.	166,149	17	—	—	—	—	—	—	—	—	2,691,590	—	—	2,691,607
Cumulative dividends on preferred stock	—	—	—	—	—	—	—	—	—	—	(1,366,900)	—	—	(1,366,900)
Satisfaction of accrued dividends through the issuance of preferred stock	—	—	—	—	—	—	—	—	13,669	137	1,366,763	—	—	1,366,900
Warrants issued in connection with convertible debt issuance	—	—	—	—	—	—	—	—	—	—	920,000	—	—	920,000
Common stock issued for services received	15,032	2	—	—	—	—	—	—	—	—	125,482	—	—	125,484
Warrants issued for services received	—	—	—	—	—	—	—	—	—	—	319,800	—	—	319,800
Net loss for the year ended December 31, 2005	—	—	—	—	—	—	—	—	—	—	—	(6,872,738)	—	(6,872,738)
— -
Balance, December 31, 2005	3,386,465	$339	—	$—	—	$—	—	$—	236,254	$2,363	$64,773,556	$(60,398,621)	$—	$4,377,637
—

(1)	Adjusted for 1 for 15 reverse split of common stock effected June 15, 2006.
See accompanying notes to consolidated financial statements.

Lime Energy Co.
(formerly known as Electric City Corp.)
Statement of Cash Flows

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Cash Flows From Operating Activities
Net loss	$(6,872,738)	$(5,159,362)	$(5,481,942)
Adjustments to reconcile net loss to net cash used in operating activities, net of assets acquired and disposed of:
Provision for (recovery on) bad debts	96,872	5,865	(21,511)
Depreciation and amortization	601,869	58,878	110,632
Amortization of deferred financing costs	93,774	382,710	203,616
Amortization of issuance discount	71,639	191,727	102,006
Issuance of shares and warrants in exchange for services received	319,800	72,500	393,550
Accrued interest converted to common stock	—	4,736	654
Loss on disposal of discontinued operations	—	—	764,148
Loss on disposal of fixed assets	11,743	—	—
Goodwill impairment	242,830	—	—
Changes in assets and liabilities, net of dispositions Accounts receivable	(484,685)	377,842	(67,222)
Inventories	(102,022)	(334,628)	713,689
Advances to suppliers	148,012	—	—
Other current assets	(81,604)	(143,971)	(87,660)
Accounts payable	(1,299,561)	(14,401)	74,346
Accrued liabilities	2,136	26,101	(328,898)
Deferred revenue	401,050	4,112	283,308
Customer deposits	(105,757)	488,833	511,167

Net cash used in operating activities	(6,956,642)	(4,039,058)	(2,830,117)

Cash Flows From Investing Activities
Acquisition (including acquisition costs), net of cash acquired	(1,632,972)	—	—
Sale of discontinued operations	—	—	929,032
Purchase of property and equipment	(548,874)	(149,603)	(32,304)

Net cash (used in) provided by investing activities	(2,181,846)	(149,603)	896,728

Cash Flows From Financing Activities
Borrowings (payments) on line of credit	2,000,000	—	(500,000)
Proceeds from long-term debt	5,000,000	—	1,010,000
Payments on long-term debt	(541,547)	(39,155)	(427,514)
Preferred stock redemption	—	(7,000,006)	—
Proceeds from issuance of preferred stock	—	11,000,000	1,500,000
Proceeds from issuance of common stock	5,625,000	—	1,669,914
Costs related to stock issuances	(211,787)	(910,393)	(297,462)
Cash paid for deferred financing costs	(293,836)	—	(308,228)
Proceeds from exercise of warrants	—	461,000	197,000
Short-swing profit contribution	—	—	798

Net cash provided by financing activities	11,577,830	3,511,446	2,844,508

Net Increase (Decrease) in Cash and Cash Equivalents	2,439,342	(677,215)	911,119

Cash and Cash Equivalents, at beginning of period	1,789,808	2,467,023	1,555,904

Cash and Cash Equivalents, at end of period	$4,229,150	$1,789,808	$2,467,023

Lime Energy Co.
(formerly known as Electric City Corp.)
Statement of Cash Flows

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2005	2004	2003

Supplemental Disclosures of Cash Flow Information

Cash paid during the period for interest – continuing operations	$214,258	$82,340	$44,000
Cash paid during the period for interest – discontinued operations	364	660	9,000

Stock, warrants and options issued in exchange for services received	319,800	72,500	393,550

Accrual satisfied through the issuance of common stock	—	4,736	654

Inventory transferred to fixed assets (VNPP assets)	—	762,243	—

Satisfaction of accrued dividends on Series A Preferred Stock through the issuance of 5,407 shares of Series E Preferred stock during the year ended December 31, 2004 and 225,398 shares of Series A Preferred stock during the year ended December 31, 2003	—	540,705	2,253,978

Satisfaction of accrued dividends on Series C Preferred Stock through the issuance of 532 shares of Series E Preferred stock during the year ended December 31, 2004 and 21,971 shares of Series C Preferred stock during the year ended December 31, 2003	—	53,206	219,712

Satisfaction of accrued dividends on Series D Preferred Stock through the issuance of 359 shares of Series E Preferred stock during the year ended December 31, 2004 and 7,769 shares of Series D Preferred stock during the year ended December 31, 2003	—	35,932	77,689

Satisfaction of accrued dividends on Series E Preferred Stock through the issuance of 13,669 and 10,070 shares of Series E Preferred stock during the years ended December 31, 2005 and December 31, 2004, respectively	1,366,900	1,006,937	—

Conversion of convertible debt to common stock	$—	$270,864	$52,346
See accompanying notes to consolidated financial statements.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 1 – Description of Business
     Lime Energy Co. (formerly Electric City Corp.) (the “Company”), a Delaware corporation, is a developer, manufacturer and integrator of energy savings technologies and building automation systems. The Company is made up of three separate companies, comprising two distinct business segments: Lime Energy Co. and Maximum Performance Group, Inc. comprise the Energy Technology segment and Great Lakes Controlled Energy Corporation comprises the Building Control and Automation segment. Electric City and Great Lakes Controlled Energy operate out of separate facilities, both located in Elk Grove Village, Illinois, a suburb of Chicago. Maximum Performance Group is headquartered in New York City with a sales and engineering office in San Diego, California. In January 2006, the Company made the decision to sell Great Lakes in order to focus exclusively on its Energy Technology products. On April 3, 2006, effective March 31, 2006 it sold its Building Control and Automation business to the former owners. The results of operations for Great Lakes have been presented as a separate component of income before extraordinary items for all periods presented in these financial statements. As a result of the sale, as of March 31, 2006 the Company has only one operating segment.
Note 2 – Basis of Presentation
     The accompanying consolidated financial statements have been prepared on the going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced operating losses and negative cash flow from operations since inception and currently has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is ultimately dependent on its ability to obtain additional funding and increase sales to a level that will allow it to operate profitably and sustain positive operating cash flows. In January 2006, the Company announced that its Chief Executive Officer had resigned and been replaced by a member of the Board of Directors. The new CEO has begun to implement changes that he hopes will improve the Company’s sales and profitability. The Company anticipates that it will raise additional capital before the end of 2006 in order to continue to fund operations while it works to improve profitability and cash flow. The Company has historically funded its operations through the issuance of additional equity and secured debt. However, there is no assurance that the Company will continue to be successful in obtaining additional funding in the future or improving its operating results. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
Note 3 — Summary of Significant Accounting Policies
     Principles of Consolidation
     The consolidated financial statements include the accounts of Lime Energy Co. and its wholly owned subsidiary Maximum Performance Group, Inc. All significant intercompany balances and transactions have been eliminated.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Cash and Cash Equivalents
     The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
     Concentration of Risk
     The Company’s customers are primarily distributors of its EnergySaver product line, building owners, general contractors and electrical contractors. Two customers accounted for 37% and 11% of the Company’s consolidated billings during the year ended December 31, 2005, respectively. During the year ended December 31, 2004 five customers accounted for 39%, 14%, 12%, 11% and 10% of the Company’s consolidated revenue, respectively, and three customers accounted for 34%, 24% and 15% of the Company’s consolidated revenue, respectively during the year ended December 31, 2003. The customer that accounted for 37% of the Company’s consolidated sales in 2005 was not a customer of the Company in 2004. Of the customers accounting for more than 10% of the Company’s consolidated sales in 2004, one also accounted for more than 10% of consolidated sales in 2003.
     The Company purchases its raw materials from a variety of suppliers and continues to seek out alternate suppliers for critical components so that it can be assured that its manufacturing processes will not be interrupted by the inability of a single supplier to deliver product. During the year ended December 31, 2005, no single supplier accounted for more than 10% of the Company’s total purchases. During the year ended December 31, 2004, three suppliers accounted for 25%, 19% and 14% of the Company’s total purchases, respectively. During the year ended December 31, 2003, three suppliers accounted for 24%, 17% and 11% of the Company’s total purchases, respectively.
     The Company maintains cash and cash equivalents in accounts with a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of this institution regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.
     Allowance for Doubtful Accounts
     The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to it, the Company believes its allowance for doubtful accounts is adequate. However, actual write-offs might exceed the recorded allowance.
     Inventories
     Inventories are stated at the lower of cost or market. Cost is determined utilizing the first-in, first-out (FIFO) method.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     Properties & Equipment
     Property and equipment are stated at cost. For financial reporting purposes depreciation is computed over the estimated useful lives of the assets by the straight-line method over the following lives:

Buildings	39 years
Computer equipment	3 years
Office Equipment	3 - 5 years
Furniture	5 - 10 years
Manufacturing equipment	3 - 5 years
Transportation equipment	3 - 5 years
VNPP assets	10 years
     Cost in Excess of Assets Acquired
     Goodwill represents the purchase price in excess of the fair value of assets acquired in business combinations. Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”, requires the Company to assess goodwill for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment.

	Building
	Control and	Energy
	Automation	Technology	Total

Balance at January 1, 2004	$416,573	$—	$416,573
Balance at December 31, 2004	416,573	—	416,573
Acquisition of Maximum Performance Group, Inc.	—	4,155,660	4,155,660
Impairment charge	(242,831)	—	(242,831)

Balance at December 31, 2005	$173,743	$4,155,660	$4,329,402

     During the fourth quarters of 2004 and 2003, the Company completed its annual assessment of impairment regarding the goodwill recorded for its Building Control and Automation segment. Those assessments, supported by independent appraisals of the fair value of the segment, did not identify any impairment. However, the preliminary 2005 appraisal, made using customary valuation methodologies, including discounted cash flows and fundamental analysis, did reveal a potential impairment. Further supporting this assessment, in February 2006, the Company signed a letter of intent to sell the segment for an amount below the carrying value of the reporting unit. The decline in fair value of the Building Control and Automation segment is primarily the result of the segment failing to meet earnings expectations, due in part to strong competitors in its markets. As a result of this decline in fair value, the Company recorded an impairment loss of $242,831 for the year ended December 31, 2005, which is included in the loss from discontinued operations.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     It is possible that upon completion of future impairment tests, as the result of changes in facts or circumstances, the Company may have to take additional charges to recognize a further write-down of the value of our acquisitions to their estimated fair values.
     Deferred Financing Costs
     The Company has capitalized as deferred financing costs $980,063 of expense incurred in arranging its convertible revolving credit facility and convertible term loans. These deferred financing costs are being amortized over the life of the related convertible term loan using the effective interest method. Upon conversion of any portion of a term loan a corresponding portion of the deferred financing costs are recognized as interest expense. The Company included $93,774, $382,710 and $203,616 of amortization of deferred financing costs in interest expense in 2005, 2004 and 2003, respectively.
     Impairment of Long-Lived Assets
     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. Our cash flow estimates are based on historical results adjusted to reflect our best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Our estimates of fair value represent our best estimate based on industry trends and reference to market rates and transactions.
     Revenue Recognition
     The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. In addition, the Company follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Any amounts received prior to satisfying the Company’s revenue recognition criteria is recorded as deferred revenue in the accompanying balance sheet.
     Revenues on long-term contracts are recorded under the percentage of completion method in conjunction with the cost-to-cost method of measuring the extent of progress toward completion. Any anticipated losses on contracts are charged to operations as soon as they are determinable. Prior to the second quarter of 2005, due to its limited experience estimating the profitability on its long-term contracts at its Building Control and Automation business, the Company deferred all contract related profits (i.e. assumed zero profit) until completion of the contract when the actual profit on the contract was known. Starting in the second quarter of 2005 the Company began recognizing contract related profits based on the projected profits for the contract, consistent with the AICPA’s Statement of Position 81-1 (SOP 81-1).
     The timing of revenue recognition may differ from contract payment schedules resulting in revenues that have been earned but not yet billed. These amounts are recorded on the balance sheet as “Costs and estimated earnings in excess of billings on uncompleted contracts.” The Company recorded costs and estimated profits in excess of billings on long-term jobs of $28,462 and $0 at December 31, 2005 and 2004, respectively. Billings on contracts that do not meet the Company’s revenue recognition policy requirements for which it has been paid or has a valid account receivable are recorded as deferred revenue. Billings in excess of costs on long-term jobs generated by our Building Control and Automation

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
business of $241,154 and $387,419 are included in deferred revenue at December 31, 2005 and 2004, respectively.
     Under certain long-term contracts, customers may withhold payment of approximately 5% to 10% of billings (“retainage”) until completion of the job. Retainage of $30,966 and $315,922 is included in accounts receivable at December 31, 2005 and 2004. All of the retainage outstanding as of December 31, 2005 is expected to be collected during fiscal 2006.
     The Company’s MPG subsidiary often bundles contracts to provide monitoring services and web access with the sale of its eMAC hardware. As a result, these sales are considered to be contracts with multiple deliverables which at the time the hardware is delivered and installed includes undelivered services essential to the functionality of the product. Accordingly, the Company defers the revenue for the product and services and the cost of the equipment and installation and recognizes them over the term of the monitoring contract. The monitoring contracts vary in length from 1 month to 5 years. Deferred revenue includes $1,440,172 as of December 31, 2005, related to these contracts.
     The Company has entered into agreements in which it has contracted with utilities to establish a Virtual “Negawatt” Power Plan (“VNPP”). Under these contracts, the Company installs Energy Saver units at participating host locations (i.e. the utility’s customer). The participating host locations receive the benefit of reduced utility costs through the operation of the units. The Company is able to reduce electric demand requirements during periods of peak demand, providing nearly instantaneous control, measurement and verification of load reduction. The utility companies will pay the Company for the availability of this demand reduction and the Company will recognize revenue under these contracts over the period for which the demand reduction is provided. Revenue of $15,781 was recognized from these contracts during the fourth quarter of 2005. No revenue was recognized under such contracts for the years ended December 31, 2004 and 2003. The cost of the energy saver units currently at host locations under such VNPP programs is included in fixed assets and depreciated over the term these units will be used under the existing contracts.
     Shipping and Handling Costs
     The Company classifies freight costs billed to customers as revenue. Costs related to freight are classified as cost of sales.
     Research and Development Costs
     Research and development costs are charged to operations when incurred and are included in selling, general and administrative expenses. Total research and development costs charged to operations were approximately $400,000, $150,000 and $70,000 for the periods ended December 31, 2005, 2004 and 2003, respectively.
     Advertising, Marketing and Promotional Costs
     Expenditures on advertising, marketing and promotions are charged to operations in the period incurred and totaled $6,000, $1,000, and $17,000 for the periods ended December 31, 2005, 2004 and 2003, respectively.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     Income Taxes
     Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for the tax consequences in future years of the differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.
     Net Loss Per Share
     The Company computes loss per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the loss available to common stockholders by the weighted average common shares outstanding. Dilutive earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options, warrants, convertible preferred stock or convertible debt as common stock equivalents because the effect would be antidilutive.
     The following table sets forth the weighted average shares issuable upon exercise of outstanding options and warrants and conversion of preferred stock and convertible debt that is not included in the basic and diluted net loss per share available to common stockholders:

December 31,	2005	2004	2003

Weighted average shares issuable upon exercise of outstanding options	781,358	712,703	686,090
Weighted average shares issuable upon exercise of outstanding warrants	910,678	733,594	614,076
Weighted average shares issuable upon conversion of preferred stock	1,519,209	1,536,383	1,702,174
Weighted average shares issuable upon conversion of convertible debt	157,225	23,845	9,487

Total	3,368,470	3,006,525	3,011,827

     Financial Instruments
     The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term nature of these amounts. The Company’s long-term debt approximates fair value based on instruments with similar terms.
     Stock-based Compensation
     At December 31, 2005, the Company had a stock-based compensation plan, which is described in Note 19. The Company applied the recognition and intrinsic value measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for such plan. No stock-based compensation expense was reflected in the 2005, 2004 or 2003 net loss as all options granted during those years had an exercise price equal to or greater than the market value of the underlying common stock on the date of the grant.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     For purposes of the following pro forma disclosures as required by Statement of Financial Accounting Standards (“SFAS”) No. 123, the fair value of each option granted after December 15, 1994 has been estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants:

December 31,	2005	2004	2003

Risk-free interest rate	4.91%	4.95%	5.02%
Expected volatility	98.4%	99.0%	99.5%
Expected life (years)	8.5	8.5	8.5
Expected dividend yield	0%	0%	0%
     The weighted-average fair value of options granted was $98.85 in 2005, $99.45 in 2004 and $100.80 in 2003. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options’ vesting period.
     The following table illustrates the effect on the net loss and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based compensation:

Year ended December 31,	2005	2004	2003

Net Loss, as reported	$(6,873,000)	$(5,159,000)	$(5,482,000)

Deduct: Stock-based employee compensation expense included in reported net loss	—	—	-
Add: Total stock-based employee compensation expense determined under fair value based method for awards [1]	(774,000)	(898,000)	(889,000)

Pro forma net loss	$(7,647,000)	$(6,057,000)	$(6,371,000)

Net loss per share
Basic and diluted – as reported	$(2.73)	$(3.68)	$(4.58)
Basic and diluted – pro forma	$(2.98)	$(4.02)	$(4.97)

[1]	All awards refer to awards granted, modified, or settled in fiscal periods beginning after December 15, 1994 – that is, awards for which the fair value was required to be measured and disclosed under Statement 123.
     The Company adopted FAS 123 (R), during the first quarter of 2006, recording $144,610 and $102,259 in expense associated with options issued to employees in its Condensed Consolidated Statements of Operations during the first and second quarters of 2006, respectively.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     Warranty Obligations
     The Company warrants to the purchasers of its products that the product will be free of defects in material and workmanship for one year from the date of installation. In addition, some customers have purchased extended warranties for the Company’s products that extend the base warranty for up to ten years. The Company records the estimated cost that may be incurred under its warranties at the time the product revenue is recognized based upon the relationship between historical and anticipated warranty costs and sales volumes. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. While the Company believes that its estimated liability for product warranties is adequate and that the judgment applied is appropriate, the estimated liability for product warranties could differ materially from actual future warranty costs. See Note 9 for additional information about the Company’s warranty liability.
     Insurance Reserves
     In October 2005, the Company implemented a partially self-funded health insurance program for its employees. Under the program the Company is responsible for the first $35,000 of each individual claim, but its exposure is limited on a monthly and cumulative basis through insurance provided by a third party insurance company. The Company accrues on a monthly basis an amount sufficient to cover its maximum exposure under the program. As of December 31, 2005 it had an accrued liability of $57,231 to cover future claims under the program. At the end of the plan year it will assess the adequacy of the reserve based on its claims history and adjust the reserve as necessary.
     Recent Accounting Pronouncements
     In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”. This statement revises FASB Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement is effective as of the first reporting period that begins after June 15, 2005. The Company adopted SFAS 123(R) during the first quarter of fiscal 2006, the effect of which is recorded to its statement of operations. In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. The Company has taken SAB 107 into consideration during implementation of SFAS 123R.
     In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”). SFAS No. 154 requires the retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impractical to determine either the period-specific effects or cumulative effect of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 4 – Acquisition of Maximum Performance Group, Inc.
     On May 3, 2005, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 28, 2005, by and among Lime Energy Co., MPG Acquisition Corporation, a wholly-owned subsidiary of Electric City (“Merger Subsidiary”), and Maximum Performance Group, Inc. (“MPG”), Electric City acquired MPG through the merger of MPG with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation under the name Maximum Performance Group, Inc.
     The merger consideration, after post closing adjustments, consisted of $1,632,972 in cash (net of transaction costs of $137,386 and cash acquired of $136,492), 166,149 shares of Electric City common stock and approximately 166,149 additional shares which have been placed in escrow. Total consideration was $4,616,880, which consisted of $1,632,079 in cash, stock valued at $2,691,607 (based on the average closing price the Company’s stock for the five days before and after the announcement of the transaction of $16.20 per share), $137,386 in transaction costs plus commissions paid to Delano Securities in the form of 8,366 shares of common stock valued at $15.00 per share (the closing price of the Company’s stock on the effective date of the transaction). The cash portion of the consideration was funded with proceeds from a private placement of the Company’s common stock. (See note 17(r) for additional information on the private placement). If MPG’s revenues during the two years following the merger exceed an aggregate of $5,500,000 on a cumulative basis, the escrow shares will be released to the former stockholders of MPG at the rate of 13.47 shares for every $1,000 of revenue in excess of such amount. These shares will be valued at the market price at the time they are released from escrow and will result in an increase in the goodwill associated with the transaction. The escrow shares are also available to satisfy any indemnification claims which the Company may have under the Merger Agreement, thus would reduce the shares available for the selling stockholders of MPG. As a part of the transaction, the former stockholders of MPG entered into a stock trading agreement with the Company which restricts their ability to sell shares of the Company’s common stock under certain circumstances. As a result of the merger, Merger Subsidiary (which changed its name to Maximum Performance Group, Inc. pursuant to the merger) became responsible for the liabilities of MPG, including approximately $232,000 in payments owed to shareholders and affiliates and approximately $40,000 of bank debt and capitalized lease obligations.
     MPG is a technology based provider of energy and asset management products and services. MPG currently manufactures and markets its eMAC line of controllers for HVAC and lighting applications. The eMAC line of controllers provide intelligent control and continuous monitoring of HVAC and lighting equipment via wireless technology to reduce energy usage and improve system reliability. MPG, which had 2004 revenues of approximately $2.3 million, has offices in New York, New York and San Diego, California.
     Electric City acquired MPG to expand its product line of proprietary energy conservation technologies and because it believed that the customer bases, technologies and personnel of the two companies complemented each other well and could lead to an expansion of the combined entity’s market presence.
     In connection with the acquisition of MPG, the Company appointed Leonard Pisano as Electric City’s Chief Operating Officer, and Maximum Performance Group, Inc. entered into an employment agreement with Mr. Pisano under which he will be employed for three years as its President.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     The assets acquired and liabilities assumed in the acquisition are as follows:

Accounts receivable	$292,102
Inventory	326,122
Advances to suppliers	472,689
Other current assets	63,611
Net property and equipment	121,608
Identifiable intangible assets	2,432,600
Goodwill	4,155,659

Total assets acquired	7,864,391

Accounts payable	928,509
Accrued expenses	658,940
Deferred revenue	1,011,616
Other current liabilities	525,676
Notes payable	289,587

Total liabilities acquired	3,414,328

Net assets acquired	4,450,063

Less valuation of shares issued for acquisition	(2,691,607)
Acquisition costs paid through the issuance of common stock	(125,484)

Total cash paid, including acquisition costs, net of cash acquired	$1,632,972

     Utilizing an independent third party valuation firm, the Company has assessed the fair values of assets and liabilities of MPG and allocated the purchase price accordingly. For purposes of the allocation, it has allocated $2,432,600 of the MPG purchase price to identifiable intangible assets with definitive lives such as customer relationships, customer contracts and the eMac technology and software. This amount has been capitalized and is being amortized over the estimated useful life of the related identifiable intangible assets. The amounts capitalized and the estimated useful life of the identifiable intangible assets are as follows:

	Estimated	Estimated
Asset Class	Value	Useful Life
eMac technology and software	$1,979,900	4.0
Customer relationships	267,800	9.7
Customer contracts	184,900	1.0

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     The acquisition was recorded using the purchase method of accounting. Accordingly, the results of the MPG’s operations have been included in the consolidated statement of operations since May 1, 2005. Unaudited pro forma results of operations for the years ended December 31, 2005 and 2004 for the Company and MPG, assuming the acquisition took place on January 1, 2004, are as follows:

Year ended December 31,	2005	2004

Revenue:
As Reported	$4,854,772	$2,412,635
Pro-forma	5,111,454	4,724,950

Net Loss:
As Reported	$(6,872,738)	$(5,159,362)
Pro-forma	(8,560,744)	(8,278,842)

Basic and Diluted Loss per Share:
As Reported	$(2.73)	$(3.68)
Pro-forma	(3.26)	(4.86)
Note 5 – Discontinued Operations
     The Company adopted Statement of Financial Accounting Standards No. 144 (SFAS 144) at the beginning of 2002. Among other things, SFAS 144 requires that the results of operations and related disposal costs as well as the gain or loss on the disposal of a business unit be presented on the statement of operations as a separate component of income before extraordinary items for all periods presented.
     On June 3, 2003, the Company entered into an asset purchase agreement with Hoppensteadt Acquisition Corp., whereby Hoppensteadt acquired all of the assets, except for certain receivables and cash, and assumed all of the liabilities, except for bank debt, of the Company’s Power Management segment as of May 31, 2003, in exchange for $929,032 in cash. Hoppensteadt Acquisition Corp. is owned by a group of investors that includes former managers of the Company’s Power Management segment.
     On April 3, 2006, the Company completed a Stock Purchase Agreement with Eugene Borucki and Denis Enberg (the “Purchasers”) in which it agreed to sell, effective as of March 31, 2006, all of the outstanding capital stock of Great Lakes Controlled Energy Corporation to the Purchasers for 14,194 shares of Electric City common stock (the “Transaction”). The Stock Purchase Agreement provided that in the event that Great Lakes’ Adjusted Net Book Value (defined below), was less than $20,000, Electric City would make a cash payment to the Purchasers equal to the difference between the Adjusted Net Book Value and $20,000, and in the event that Great Lakes’ Adjusted Net Book Value exceeded $20,000 then the Purchasers would make a cash payment to Electric City equal to the amount by which the Adjusted Net Book Value exceeded $20,000. Adjusted Net Book Value was defined as net assets (excluding goodwill) less net liabilities (excluding inter-company debt), as such items were shown on the final closing date balance sheet. During May 2006, the Company and the Purchasers completed the calculation of the Adjusted Net Book Value and determined that the Company owed the Purchasers $3,139.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
The assets and liabilities of the discontinued operations that are included in the Company’s consolidated assets and liabilities are as follows:

	December 31,	December 31,
	2005	2004
Accounts receivable	$439,456	$839,560
Other current assets	45,287	20,495

Total current assets	484,743	860,055

Net property plant and equipment	16,028	7,678

Total assets	500,771	$867,733

Accounts payable	$73,825	$498,416
Accrued expenses	81,167	67,606
Current portion of long term debt	2,160	3,451
Deferred revenue	241,154	387,419
Customer deposits	50,000	—

Total current liabilities	448,306	956,892

Long-term debt	—	2,160

Total liabilities	$448,306	$959,052

The revenue and loss related to discontinued operations were as follows:

Year ended December 31	2005	2004	2003

Revenue	$1,161,343	$1,679,005	$4,835,637
Net Loss	(251,962)	(170,338)	(776,710)

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 6 – Inventories
     Inventories consisted of the following:

December 31,	2005	2004

Raw materials	$919,832	$528,718
Finished goods	537,957	500,927

	$1,457,789	$1,029,645

Note 7 – Property and Equipment
     Property and equipment consist of the following:

December 31,	2005	2004

Land	$205,000	$205,000
Building	984,396	984,396
Furniture	75,005	60,365
Manufacturing equipment	47,169	40,725
Office equipment	288,271	202,520
Transportation equipment	95,516	37,676
VNPP assets	1,376,005	897,756

	3,071,362	2,428,438
Less accumulated depreciation	557,166	442,877

	$2,514,196	$1,985,561

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 8 – Accrued Expenses
     Accrued expenses are comprised of the following:

December 31,	2005	2004

Commissions	$124,736	$26,145
Compensation	133,463	55,979
Contract labor	293,456	—
Insurance	73,432	—
Interest	71,216	6,925
Lease expense	55,191	—
Legal	14,456	65,000
Professional fees	26,328	169,427
Real estate taxes	73,135	79,496
Royalties	12,900	6,900
Sales tax payable	43,439	1,350
Warranty reserve	228,331	151,008
Other	78,682	5,459

	$1,228,765	$567,689

Note 9 – Warranty Liability
     Changes in the Company’s warranty liability are as follows:

December 31,	2005	2004

Balance, beginning of year	$151,008	$121,702
Warranties issued	116,298	36,750
Settlements	(38,975)	(7,444)

Balance, end of year	$228,331	$151,008

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 10 – Line of Credit
     On September 11, 2003 the Company closed on a credit facility with Laurus Master Fund, Ltd. (“Laurus”). The facility included a $1,000,000 convertible term loan and a $2,000,000 convertible revolving line of credit. The credit line replaced an expiring credit line the Company had with American Chartered Bank. The Laurus revolving credit facility provides for borrowings of up to the lesser of (i) $2 million or (ii) 90% of the Company’s eligible accounts receivable. The revolving credit facility had an initial term of two years, but on August 31, 2004 the maturity date on the facility was extended to September 1, 2006. The revolving credit facility accrues interest on outstanding balances at the rate of prime (7.25% as of December 31, 2005) plus 1.75%. Laurus has the option to convert all or a portion of the advances under any secured convertible revolving note into shares of the Company’s common stock at any time, subject to certain limitations, at a fixed conversion price (originally $24.60 per share, but amended (see below) to $15.75 per share). As amounts are drawn on this line-of-credit, to the extent the current market price exceeds the fixed conversion price, additional interest expense will be recognized as a result of this beneficial conversion feature. The revolving credit facility is secured by a blanket lien on all of the Company’s assets, except for its real estate.
     On February 28, 2005, the Company and Laurus entered into an amendment to the revolving credit facility which among other things permitted the Company to borrow an amount in excess of the amount supported by the borrowing base (an “Overadvance”), up to the $2 million limit of the facility, and reduced the fixed conversion price on the revolving credit line to $15.75 per share. The Company borrowed the full $2 million on February 28, 2005. The Company was permitted to remain in the Overadvance position until January 1, 2006 (the “Overadvance Period”). The amended revolving loan agreement provided that the Overadvance Period would be extended on a month to month basis if the average closing price of the Company’s stock for the five last trading days of the prior month was greater than or equal to $17.40 (110% of the new fixed conversion price of $15.75). The Overadvance Period was not extended on January 1, 2006, and on January 12, 2006, the Company reduced the outstanding balance on the revolver to $1,128,248 through the payment of $871,752 in cash. The Company may reborrow the amount repaid if it has sufficient borrowing base to support the borrowings. As of February 28, 2006, our borrowing base would support borrowings of approximately $1,276,000. If at any time after the date the shares underlying the revolving credit facility are registered and the average closing price of the Company’s Common Stock for an eleven day period exceeds $18.15 per share (115% of the fixed conversion price), Laurus will be required to convert to common stock the lesser of the outstanding balance of revolving credit line or 25% of the average aggregate dollar weighted trading volume of the Company’s Common Stock for the eleven days prior to the conversion (a “Mandatory Conversion”). Only one Mandatory Conversion can be effected in any 22 day period. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 11 – Convertible Term Loans
     On September 11, 2003, the Company entered into a $1,000,000 convertible Term Loan with Laurus. The Term Loan had an initial term of two years and was scheduled to amortize at the rate of $50,000 per month beginning February 1, 2004, if not offset by the conversion of all or a portion of the loan prior to the due date of the amortization payment. On August 31, 2004, the maturity date for the Term Loan was extended to September 1, 2006, the amortization schedule was modified to defer the first principal payment to February 1, 2005 and reduce the monthly payments to $35,000 per month, with a final payment of $11,790 due on September 1, 2006 (if not offset by the conversion of all or a portion of the loan prior to the due date of the amortization payment) and the conversion price was reduced from $31.80 to $24.60 per share. The Term Loan, which had an outstanding balance of $291,790 as of December 31, 2005, accrues interest at the greater of prime (7.25% as of December 31, 2005) plus 1.75%, or 6%, and is payable monthly in arrears. The Company has the option of paying scheduled interest and principal, or prepaying all or a portion of the Term Loan with shares of its common stock at the fixed conversion price of $24.60 per share, provided that the closing price of the common stock is greater than $28.35 per share for the 11 trading days immediately preceding the payment date and that the shares are registered with the Securities and Exchange Commission. Laurus also has the option to convert all or a portion of the Term Loan into shares of the Company’s common stock at any time, subject to certain limitations, at a fixed conversion price of $24.60 per share. The Term Loan is secured by a blanket lien on all of the Company’s assets, except for its real estate.
     In conjunction with the Term Loan, Laurus received a five year warrant to purchase up to 9,333 shares of the Company’s common stock at prices ranging from $36.60 per share to $46.05 per share. The warrants were valued at $163,400 using a modified Black-Scholes option pricing model. The value of these warrants was recorded as a discount to the Term Loan and are being amortized over the term of the loan using the effective interest method.
     Laurus was paid a fee of $150,000 and received an additional five year warrant to purchase up to 18,667 shares of the Company’s common stock at prices ranging from $38.10 per share to $47.70 per share in connection with the term loan and revolving credit facility. This warrant was valued at $320,000 using a modified Black-Scholes option pricing model. In addition, the Company issued a one-year warrant to purchase 3,333 shares of common stock at $15.00 per share to Wall & Broad Equities as part of its commission for this transaction. These warrants were valued at $58,000 using a modified Black-Scholes option pricing model. The value of the warrants along with $158,228 in other fees and expenses related to the transaction have been recorded as capitalized costs of financing and are being amortized using the effective interest method over the term of the Term Loan.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     In recording the transaction, the Company allocated the value of the proceeds to the Term Loan and warrants based on their relative fair values. In doing so, it determined that the Term Loan contained a beneficial conversion feature since the fair market value of the common stock issuable upon conversion of the Term Loan exceeded the value of $836,600 allocated to the Term Loan on the date of issuance. The Term Loan was initially convertible into 31,447 shares of common stock, which at the then current market price of $30.75 per share was worth $966,981. The difference between the market value of the shares issuable upon conversion and the value allocated to the Term Loan of $180,381 is considered to be the value of the beneficial conversion feature. The value of the beneficial conversion feature has also been recorded as a discount to the term note and is being amortized over the term of the loan using the effective interest method.
     On November 26, 2003, Laurus converted $52,346 of principal and $654 of accrued interest into 1,667 shares of the Company’s common stock, and during January 2004 Laurus converted $270,864 of principal and $4,736 of accrued interest into 8,667 of the Company’s common stock.
     On November 22, 2005, Electric City and Laurus entered into a securities purchase agreement providing for a new four year, $5 million convertible term loan to fund the expansion of the Company’s VNPP projects and Shared Savings program, as well as for general corporate purposes (the “New Term Loan”). The Company received unrestricted access to the proceeds from the New Term Loan on November 25, 2005. The New Term Loan bears interest at the higher of prime (7.25% as of December 31, 2005) plus 2% or 6.75% and requires monthly amortization of $43,860 if paid in additional shares of Common Stock or $44,736 if paid in cash, commencing on June 1, 2006. Any principal balance that has not been repaid or converted to Common Stock will be due at maturity on November 1, 2009. The New Term Loan is convertible into Common Stock at the holder’s option at anytime at $17.40 per share (the “Fixed Conversion Price”) and the Company can require conversion if the market price of its stock averages at least $34.80 (200% of the Fixed Conversion Price) for the last ten days of any month. In addition, if the shares issuable upon conversion are registered and the market price of the Common Stock is $15.00 or greater, the Company can elect to pay monthly interest and principal with shares of stock valued at 85% of the weighted average closing price of the Common Stock for the prior 20 trading days. If the market price of the Common Stock exceeds $19.95 per share (115% of the Fixed Conversion Price) then Laurus shall be required to convert the monthly principal and interest to Common Stock at $17.40, subject to certain conditions. The New Term Loan has a financial covenant that requires, if the market price of the Company’s Common Stock is less than $18.30 (105% of the Fixed Conversion Price), that the Company maintains an EBITDA to Debt Expense ratio of not less than 1.1 to 1.0 as of the last day of each fiscal quarter beginning with the fiscal quarter ending September 30, 2006. The Convertible Term Loan and the other obligations to Laurus are secured by all the Company’s and its Subsidiary’s assets, except for real estate. All stock conversion prices and exercise prices are subject to adjustment for stock splits, stock dividends or similar events.
     In connection with the Term Loan, Laurus was paid fees totaling $225,000 and received a seven year warrant to purchase 133,333 shares of the Company’s Common Stock at $17.40 per share. The fees, along with an additional $68,835 in transaction expenses were capitalized and will be amortized over the life of the Term Loan utilizing the effective interest method. The warrants were valued at $920,000 using a modified Black-Sholes option pricing model. The value of the warrants was recorded as a discount to the Term Loan and will also be amortized over the life the the Term Loan utilizing the effective interest method.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     As part of the New Term Loan the Company agreed to split any cash flow generated by the Company’s VNPP and Shared Savings projects (the “Projects”), after the payment of related debt, to the extent any portion of the New Term Loan is used to fund such Projects. The Project Cash Flow has been defined as the revenue generated by the Projects, less the operating costs, maintenance costs and debt service costs (principal, interest and fees) directly related to such Projects. As long as any portion of the New Term Loan is outstanding, the Company has agreed to pay to Laurus on a quarterly basis Performance Interest in an amount equal to two-thirds (2/3rds) of the Project Cash Flow generated by all Projects, not to exceed the Target Return for the quarter. The Target Return is defined to be 5% of the average daily outstanding project related debt during the quarter, less interest (excluding Performance Interest and Bonus Interest) and fees for such quarter. In addition, the Company has agreed to pay Laurus on a quarterly basis, as long as any portion of the New Term Loan is outstanding, Bonus Interest equal to one-third (1/3rd) of any Project Cash Flow in excess of the Performance Interest. After the New Term Loan has been repaid in full, the Company is required to continue to pay Laurus a portion of the Project Cash Flow as follows:

Percentage of
Period Following	Project Cash
Repayment of the	Flow Paid to
New Term Loan	Laurus
Year 1	50%
Year 2	40%
Year 3	30%
Year 4	20%
Year 5	10%
Year 6+	0%
Note 12 – Notes Payable
     As part of the acquisition of Maximum Performance Group, Inc., the Company assumed a $150,000 demand note payable to Cinergy Ventures, LLC. The note accrues interest at the rate of prime (7.25% as of December 31, 2005) plus 3%. As of December 31, 2005 the Company had accrued interest payable of $10,533 related to the Note.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 13 – Long Term Debt
     The Company’s long term debt consists of the following:

December 31,	2005	2004

Mortgage note to American Chartered Bank, prime (7.25%) plus 1/2%, payable in monthly installments of $3,000, plus interest until January 2007. A final payment of $523,000 is due in February 2007. This note is collateralized by the building and land.	$562,000	$598,000

Convertible term note to Laurus Master Fund (less debt discount of $7,768 and $50,048, as of December 31, 2005 and 2004, respectively), interest rate equal to the greater of the prime rate (7.25%) plus 1.75%, or 6.00%, payable in monthly installments of $35,000 plus interest through August 2006 with a final payment of $11,790 due on September 1, 2006 if not converted to common stock prior to the payment due date. The note is collateralized by a general lien on all of the Company’s assets, other than its real estate. (see Note 12)	284,022	626,742

Convertible term note to Laurus Master Fund (less debt discount of $890,641 as of December 31, 2005) interest rate equal to the greater of the prime rate (7.25%) plus 2.00%, or 6.75%, payable monthly. In addition, the Company is required to pay contingent interest as disclosed in Note 12. Beginning June 1, 2006 the Company must begin making monthly principal payments of $43,860 with a final payment of $3,201,754 due on November 1, 2009 if not converted to common stock prior to the payment due date. The note is collateralized by a general lien on all of the Company’s assets, other than its real estate. (see Note 12)
	4,109,359	—

Various other notes	24,651	5,611

Total debt	4,980,032	1,230,353

Less current portion	651,313	424,451

Total long-term debt	$4,328,719	$805,902

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
The aggregate amounts of long-term debt maturing in each of the next five years as of December 31, 2005, are as follows:

2006	$659,081
2007	1,052,694
2008	526,316
2009	3,640,350
2010	—

$5,878,441

Note 14 – Lease Commitments
     The Company leases offices in New York and California on which it paid a total of $40,288 during the year ended December 31, 2005.
     Future minimum rentals to be paid by the Company as of December 31, 2005 are as follows:

Year ending December 31,	Total

2006	$78,753
2007	66,423
2008	68,083
2009	69,785
2010	53,314

Total	$336,358

Note 15– Income Taxes
     The composition of income tax expense (benefit) is as follows:

Year ended December 31	2005	2004	2003

Deferred
Federal	$(2,272,000)	$(2,025,000)	$(1,558,000)
State	(401,000)	(358,000)	(275,000)
Change in valuation allowance	2,673,000	2,383,000	1,833,000

Benefit for income taxes	$—	$—	$—

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     Significant components of the Company’s deferred tax asset are as follows:

December 31	2005	2004

Deferred tax asset consisting principally of net operating losses	$21,689,000	$19,016,000
Less valuation allowance	(21,689,000)	(19,016,000)

Total net deferred tax asset	$—	$—

     The Company has recorded a valuation allowance equaling the deferred tax asset due to the uncertainty of its realization in the future. At December 31, 2005, the Company has U.S. federal net operating loss carryforwards available to offset future taxable income of approximately $55,000,000, which expire in the years 2018 through 2025.
     The reconciliation of income tax expense (benefit) to the amount computed by applying the federal statutory rate is as follows:

Year ended December 31,	2005	2004	2003

Income tax (benefit) at federal statutory rate	$(2,337,000)	$(1,754,000)	$(1,864,000)
State taxes (net of federal tax benefit)	(336,000)	(258,000)	(275,000)
Other nondeductible expenses	—	34,000	144,000
Other	—	(404,000)	162,000
Increase in valuation allowance	2,673,000	2,382,000	1,833,000

Income tax expense (benefit)	$—	$—	$—

Note 16 – Commitments and Contingencies
a)	Pursuant to the Consolidated Agreement dated January 8, 2001, among the Company, Giorgio Reverberi (“Reverberi”), the owner of the patent relating to certain technologies used in the EnergySaver, and Joseph Marino, former Chairman and CEO of Electric City (who assigned the rights to the Company), the Company agreed to pay Reverberi a royalty of $200 for each EnergySaver unit made by or for the Company and sold by the Company. Mr. Marino is also paid a royalty of $100 for each unit sold by the Company. The term of the license granted to the Company expires when the last of Reverberi’s patents expires, which the Company expect to be in November, 2017. The license may be terminated by Reverberi if the Company materially breaches its terms and fails to cure the breach within 180 days after Reverberi gives the Company written notice of the breach. Approximately $60,000, $34,000, and $65,000 of expense was incurred under the agreement

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
for the years ended December 31, 2005, 2004 and 2003, respectively. The Company has accrued $12,900 and $6,900 in royalties payable at December 31, 2005 and 2004, respectively.

b)	The Company entered into employment agreements with certain officers and employees expiring 2008. Total future commitments under these agreements are as follows:

Year ending December 31,

2006	$225,000
2007	225,000
2008	75,000

Total	$525,000

c)	The Company is involved in certain litigation in the normal course of its business. Management intends to vigorously defend these cases. In the opinion of management, the litigation now pending will not have a material adverse affect on the consolidated financial statements of the Company.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 17 – Equity Transactions
2003 Transactions
a)	In a series of transactions during February and April 2003, the Company sold 121,008 shares of its common stock for $13.80 per share and issued five year warrants to purchase 33,398 shares of common stock at $13.80 per share resulting in gross proceeds of $1,669,916. The Company incurred offering costs of $154,790 related to these transactions.

b)	On June 27, 2003, the Company entered into a securities purchase agreement with a group of investors that included Cinergy Ventures II, LLC, Mr. Richard Kiphart, SF Capital Partners, Ltd., John Thomas Hurvis Revocable Trust and Mr. David Asplund whereby the Company issued, in exchange for $1,500,000 in gross proceeds, a package of securities that included 150,000 shares of its Series D Convertible Preferred Stock (the “Series D Preferred”), 1,504 shares of its Common Stock, one year warrants to purchase 37,500 additional shares of its Series D Preferred and four year warrants to purchase 14,063 additional shares of its Common Stock.

Proceeds from the transaction were allocated to the Series D Convertible Preferred Stock, the common stock and the warrants issued as part of the Transaction based on their relative fair values. The Series D Convertible Preferred Stock contained a beneficial conversion feature as a result of its initial conversion price, which was lower than the market value of the Company’s common stock on the date of issue. The value of this beneficial conversion feature was determined based on the value allocated to the Series D Convertible Preferred Stock, along with the discount to the market value of the common stock on the date of issuance. The value of the beneficial conversion feature was deemed to be equivalent to a non-cash preferred stock dividend. The Company recorded the deemed dividend on the date of issuance by offsetting charges and credits to additional paid-in capital in the amount of $386,984, without any effect on total stockholders equity. The deemed dividend increased the loss applicable to common shareholders in the calculation of the basic and diluted net loss per common share for the year ended December 31, 2003.

Delano Group Securities, LLC acted as placement agent for the Company with respect to the transaction and was paid a placement agent fee of $120,000. Delano Group Securities, LLC is controlled by Mr. David Asplund, one of the investors in the transaction and one of the Company’s directors, and effective January 23, 2006 the Company’s Chief Executive Officer.

c)	During September 2003, the Company entered into a financing arrangement with Laurus Master Fund, Ltd. (“Laurus”) to provide the Company with a $1 million convertible secured term loan and a $2 million convertible revolving line of credit. As part of this transaction the Company issued warrants to Laurus to purchase 28,000 shares of its common stock. The warrants have exercise prices ranging from $36.60 per share to $47.70 per share and have terms of five years. The warrants were valued at $483,400 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rate of 0.951%, expected volatility of 78.0%, expected dividend of $0 and expected life of 5 years. Of the total value, $163,400 was recorded as a discount to the term loan and $320,000 was recorded as deferred financing costs, both of which are being amortized over the term of the underlying debt.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
d)	On July 23, 2003, the Board of Directors approved the retirement of 67 shares of common stock held as treasury stock, which are now deemed authorized but unissued shares.

e)	During the year ended December 31, 2003, the Company satisfied the accrued dividend on its preferred stock of $2,551,379 though the issuance of 225,398 shares of its Series A Preferred stock, 21,971 shares of its Series C Preferred stock and 7,769 shares of its Series D Preferred stock. Since these shares of preferred stock were convertible into common stock at a price below the market price on the dates of issuance, the Company was required to recognize deemed dividends of $1,627,985 on the shares issued in satisfaction of the Series A Preferred dividend, $158,691 on the shares issued in satisfaction of the Series C Preferred dividend and $92,878 on the shares issued in satisfaction of the Series D Preferred dividend. These deemed dividends were calculated as the difference between (1) the market value of the common shares into which the preferred shares were convertible on the dates of issuance and (2) the accrued dividend obligation on the outstanding preferred stock.

f)	During fiscal 2003, the Company issued warrants to purchase 43,133 shares of its Common Stock to consultants as compensation for services received. As the fair market value of these services was not readily determinable, these services were valued based on the fair market value of the warrants at the time of issuance, which ranged from $4.35 to $21.30 per warrant. The warrants were valued at $393,550 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk-free rates of 0.901% to 1.712%, expected volatility of 73% to 90%, expected dividend of $0 and expected lives of 0.4 to 3 years. The Company recognized total expense of $393,550 relating to the issuance of these warrants during 2003.

g)	During fiscal 2003, the Company received proceeds of $197,000 in connection with the exercise of 13,133 warrants, resulting in the issuance of 13,133 shares of the Company’s Common Stock.

h)	During fiscal 2003, Laurus Master Fund Ltd. converted $52,346 of principal and $654 of accrued interest on the Company’s Convertible Term Note into 1,667 shares of our common stock.
2004 Transactions
i)	During fiscal 2004, holders of our Series A Convertible Preferred Stock converted 145,000 shares of Series A into 96,667 shares of common stock.

j)	Also during 2004, holders of the Company’s Series E convertible Preferred Stock converted 5,067 shares of Series E Convertible Preferred Stock into 33,780 shares of Common Stock.

k)	On March 19, 2004, the Company entered into a securities purchase agreement with a group of four mutual funds managed by Security Benefit Group, Inc. whereby it issued to such purchasers, in exchange for $11,000,000 in gross proceeds, a package of securities that included 333,333 shares of its common stock and 5 year warrants to purchase 116,667 additional shares of common stock at $36.30 per share.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
On March 22, 2004, the Company entered into a Redemption and Exchange Agreement with the holders of its outstanding Series A Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (collectively, the “Old Preferred Stock”) under which it redeemed 538,462 shares of the outstanding Old Preferred Stock which were convertible into 358,975 shares of common stock, at a redemption price equivalent to $19.50 per common share, and exchanged 210,451 shares of its newly authorized Series E Convertible Preferred Stock (the “Series E Preferred”) for the remaining 2,104,509 outstanding shares of the Old Preferred Stock (the “Exchange”) on a 1 for 10 basis (one share of Series E Preferred exchanged for 10 shares of Old Preferred Stock). All of the Old Preferred Stock has been cancelled. As part of the Exchange, all outstanding warrants to purchase shares of Series D Convertible Preferred Stock were exchanged for similar warrants to purchase shares of Series E Preferred and the expiration date was changed from June 30, 2004 to October 31, 2004 (and subsequently extended to December 31, 2004). Such Series E warrants issued were exercisable for an aggregate of 3,750 shares of Series E Preferred at a price of $100 per share. They replaced warrants exercisable for 37,500 shares of Series D Preferred at an exercise price of $10 per share.

Except as respects dividends, the Series E Preferred has substantially the same rights as the shares of Old Preferred Stock that it replaced, including:
•	special approval rights with respect to certain actions by the Company, including any issuance of shares of capital stock by the Company that would have the right to receive dividends or the right to participate in any distribution upon liquidation which was senior to or equal to the rights of the Series E Preferred (other than issuances to pay dividends on the preferred and under certain other limited exceptions such as conversion of outstanding convertible securities) and any acquisition, sale, merger, joint venture, consolidation or reorganization involving the Company or any of its subsidiaries;

•	a conversion price of $15.00 per share;

•	the right to elect up to four directors;

•	the right to vote with the holders of common stock on an “as converted” basis on all matters on which holders of our common stock are entitled to vote, except with respect to the election of directors or as otherwise provided by law;

•	a right of first offer on the sale of equity by the Company in a private transaction; and

•	anti-dilution protection that would adjust the conversion price in the event the Company issues equity at a price which is less than the conversion price.
The Series E Preferred accrues dividends at a rate of 6% (versus 10% for the Old Preferred) per annum, which at the Company’s option may be paid by issuing more shares of Series E Preferred.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
For accounting purposes the Redemption and Exchange transaction was viewed as a redemption for cash and shares of Series E preferred stock. As a result of the transaction the Company incurred a non-cash deemed dividend of $1,860,458 which increased the loss available to shareholders and the reported loss per common share. This non-cash deemed dividend was determined by comparing the fair value of the consideration given (the cash and the market value of the Series E Preferred) to the carrying value of the Old Preferred Stock. The fair value of the consideration given exceeded the carrying value of the Old Preferred primarily due to the fact that the market price of the Company’s common stock was higher on the day the Redemption and Exchange transaction closed than it was when the Old Preferred Stock was originally issued. The deemed dividend was recorded as offsetting charges and credits to additional paid-in capital, without any effect on total stockholders’ equity.

Morgan Keegan & Company, Inc. acted as placement agent for the Company with respect to the transaction and was paid a placement agent fee of $660,000. The Stockpage.com was also paid a finder’s fee of $55,000 related to the transaction. Other issuance costs related to the transaction totaled $195,393.

l)	During fiscal 2004, the Company received proceeds of $485,000 in connection with the exercise of 12,333 common stock warrants and 3,000 Series E Convertible Preferred warrants.

m)	During fiscal 2004, the Company issued warrants to purchase 8,000 shares of its common stock at prices between $15.00 and $23.25 per share to consultants for services received. The warrants were valued at $42,600 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rate of 1.607% to 2.772%, expected volatility of 42.5 to 53.6%, expected dividend of $0 and expected life of 2 to 3 years. The value of the warrants was charged to operations during the period.

n)	During fiscal 2004, Laurus Master Fund Ltd. converted $270,864 of principal and $4,736 of accrued interest on the Company’s Convertible Term Note into 8,667 shares of our common stock.

o)	During fiscal 2004, the Company satisfied the accrued dividend on its preferred stock of $1,636,780 though the issuance of 16,368 shares of its Series E Preferred stock. Since these shares of preferred stock are convertible into common stock at a price below the market price on the dates of issuance, the Company was required to recognize deemed dividends of $1,127,021 during the period. These deemed dividends were calculated as the difference between (1) the market value of the common shares into which the preferred shares were convertible on the dates of issuance and (2) the accrued dividend obligation on the outstanding preferred stock.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
2005 Transactions
p)	During 2005, two holders of the Company’s Series E Convertible Preferred Stock converted 2,167 shares of Series E Convertible Preferred Stock into 14,447 shares of common stock.
q)	During 2005, the Company issued the following warrants:
•	Delano Group Securities, LLC received a five year warrant to purchase 2,000 shares at $15.45 per share, pursuant to an agreement to provide investment banking services. Delano Group Securities, LLC, is a company owned by Mr. David Asplund, one of the Company’s directors and effective January 23, 2006 the Company’s CEO. The warrant was valued at $13,200 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rate of 2.53%, expected volatility of 45.3%, expected dividend of $0 and expected life of 5 years. The value of the warrant was charged to operations during the period.

•	M&A Railroad and Electric Supply, LLC received a three year warrant to purchase 6,667 options at $16.95 per share to as part of a legal settlement. This warrant was valued at $35,000 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rate of 2.767%, expected volatility of 45.0%, expected dividend of $0 and expected life of 3 years. Of the total warrant value $33,000 was charged to operations during the forth quarter of 2004 and $2,000 was charged to operations during the first quarter of 2005.

•	Laurus Master Fund, Ltd. received a warrant to purchase 26,667 shares of the Company’s common stock in exchange for its consent to the Company entering into the PIPE Transaction described under r) below and acquiring MPG, as well as waiving its right to adjust the conversion price on its convertible term note and convertible revolving note. The warrant has an exercise price of $15.00 per share and a term of five years. The warrant was valued at $160,000 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rate of 2.941%, expected volatility of 43.7%, expected dividend of $0 and expected life of 5 years. The value of the warrant was charged to interest expense during 2005.

•	Various consultants received warrants to purchase 27,333 shares of the Company’s common stock with exercise prices between $15.00 and $15.45 per share and terms of three to ten years. The warrants were valued collectively at $144,600 using a modified Black-Sholes option pricing model utilizing the following assumptions (depending on the warrant being valued): risk free rate of 2.366% to 3.029%, expected volatility of 40.7% to 46.5%, an expected dividend of $0 and an expected life of 3 to 10 years. The values of the warrants were charged to operations during the 2005.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
r)	On April 28, 2005 the Company issued to five (5) institutional investors, for an aggregate gross purchase price of $5,625,000, 416,667 shares of the Company’s common stock and 42 month warrants to purchase 208,333 additional shares of common stock at $15.75 per share (collectively the “PIPE Transaction” or the “PIPE”). Warrants to purchase 140,000 shares of common stock were immediately exercisable and the remaining warrants became exercisable six months after closing on October 28, 2005. Net proceeds from the transaction were approximately $5,413,000, of which approximately $1,644,000 was used to fund the acquisition of Maximum Performance Group, Inc., as discussed in Note 4.

Due to the sale price of the securities issued as part of this PIPE Transaction, the Company was required to adjust the exercise price on warrants to purchase 336,989 shares of its common stock held by two investors who had participated in previous equity offerings. The exercise prices on these warrants were reduced from $36.30 and $15.00, respectively, to $13.50. The Company compared the value of the warrants with the old exercise price to the value of the warrants with the reduced exercise price, as determined through the use of a modified Black-Sholes option pricing model, and determined that the reduction in the exercise price had increased the value of the warrants by $484,445. Since these warrants were issued as part of a security offering the increase in value is considered to be a deemed dividend to the security holders. The Company recorded the deemed dividend by offsetting charges and credits to additional paid-in capital, without any effect on total stockholders equity. The deemed dividend increased the loss applicable to common shareholders in the calculation of the basic and diluted net loss per common share for the year ended December 31, 2005.

Delano Group Securities LLC and Mr. David Valentine acted as advisors on the PIPE Transaction. The Company paid Delano Group Securities LLC $16,250 and 3,333 shares of common stock and Mr. Valentine 3,333 shares of common stock for their services. Mr. Asplund and Mr. Valentine both serve as directors of Electric City and effective January 23, 2006, Mr. Asplund became the Company’s CEO.

s)	As discussed in Note 4, the Company issued 166,149 shares of common stock in connection with the acquisition of Maximum Performance Group, Inc. (“MPG”). In addition, 166,149 shares of common stock are being held in escrow and will be issued in the event MPG meets specific performance criteria during the two year period following the acquisition.

Delano Group Securities LLC acted as an advisor on the acquisition of MPG and was paid $82,176 and 8,366 shares of common stock for its services. These shares were valued at $15.00 per share, which was the closing market price of the Company’s common stock on April 28th. In addition, the Company will issue up to 8,366 additional shares of common stock to Delano as the MPG shares held in escrow are released. Delano Group Securities LLC is owned by Mr. David Asplund, one of Electric City’s directors and effective January 23, 2006, the Company’s CEO.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
t)	As discussed in Note 11, in November 2005 the Company entered into a securities purchase agreement with Laurus Master Fund, Ltd. (“Laurus”) whereby it issued to Laurus a $5 million secured convertible term note and a warrant to purchase 133,333 shares of its common stock at $17.40 per share anytime prior to November 22, 2012. The warrants were valued at $920,000 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rate of 4.034%, expected volatility of 67.4%, expected dividend of $0 and expected life of 7 years. The value of the warrants was recorded as a discount to the term loan and will be amortized over the term of the underlying debt utilizing the effective interest method.

u)	During the year ended December 31, 2005, the Company’s Board of Directors declared dividends payable on the Company’s Series E Convertible Preferred Stock of $1,366,900. The dividends were paid with 13,699 additional shares of Series E Convertible Preferred Stock. Each share of Series E Convertible Preferred Stock is convertible into 6.67 shares of the Company’s common stock.

v)	The Company had outstanding warrants to purchase 1,078,866 and 730,324 shares of its common stock as of December 31, 2005 and 2004, respectively, at an exercise price of between $13.50 per share and $98.40 per share. These warrants can be exercised at any time prior to their expiration dates which range between April 2004 and May 2015. The following table summarizes information about warrants outstanding as of December 31, 2005:

	Warrants Outstanding
		Weighted
	Number	Average	Weighted
	Outstanding at	Remaining	Average
	December 31,	Contractual	Exercise
Exercise Price	2005	Life	Price

$13.50 - $15.00	676,200	2.7 years	$14.25
$15.01 - $30.00	365,000	3.9 years	16.65
$30.01 – $45.00	27,333	2.7 years	38.40
$45.01 – $98.40	10,333	2.8 years	48.75

	1,078,866	3.1 years	$16.05

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 18 – Dividends
     The dividend expense recognized during 2005, 2004 and 2003 is comprised of the following:

Year ended December 31,	2005	2004	2003

Accrual of dividend on Series A Convertible Preferred	$—	$540,705	$2,253,978

Accrual of Series C Preferred dividend	—	53,206	219,712

Accrual of Series D Preferred dividend	—	35,932	77,689

Accrual of Series E Preferred dividend	1,366,900	1,006,937	—

Deemed dividend associated with beneficial conversion price on shares issuable in satisfaction preferred dividends	—	1,127,021	1,879,554

Deemed dividend associated with beneficial conversion feature of Series D Preferred stock	—	—	386,984

Deemed dividend associated with the redemption and exchange of outstanding preferred stock	—	1,860,458	—

Deemed dividend associated with change in the expiration date of warrants to purchase shares of preferred stock	—	15,000	—

Deemed dividend associated with change in the exercise price of warrants to purchase shares of common stock	484,445	—	—

Total	$1,851,345	$4,639,259	$4,817,917

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 19 – Stock Options
     On August 30, 2001, the Company’s shareholders approved the adoption of the 2001 Stock Incentive Plan (the “Plan”), which provides that up to 53,333 shares of the Company’s common stock may be delivered under the Plan to certain employees of the Company or any of its subsidiaries and to consultants and directors who are not employees. In addition, the Plan provides for an additional number of shares of the Company’s common stock to be reserved for issuance under the plan on January 1st of each succeeding year, beginning January 1, 2002, in an amount equal to the lesser of (i) 5% of the number of outstanding shares of Common Stock, or (ii) 33,333 shares. The awards to be granted under the Plan may be incentive stock options or non-qualified stock options. The exercise price for any incentive stock option (“ISO”) may not be less than 100% of the fair market value of the stock on the date the option is granted, except that with respect to a participant who owns more than 10% of the common stock the exercise price must be not less than 110% of fair market value. The exercise price of any non-qualified option shall be in the sole discretion of the Compensation Committee or the Board. To qualify as an ISO the aggregate fair market value of the shares (determined on the grant date) granted to any participant may not exceed $100,000 in the first year that they can be exercised. There is no comparable limitation with respect to non-qualified stock options. The term of all options granted under the Plan will be determined by the Compensation Committee or the Board in their sole discretion, provided, however, that the term of each ISO shall not exceed 10 years from the date of grant thereof.
     In addition to the ISOs and non-qualified options, the Plan permits the Compensation Committee, consistent with the purposes of the Plan, to grant stock appreciation rights and/or shares of Common Stock to non-employee directors and such employees (including officers and directors who are employees) of, or consultants to, the Company or any of its Subsidiaries, as the Committee may determine, in its sole discretion Under applicable tax laws, however, ISO’s may only be granted to employees.
     The Plan is administered by the Board, which is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the individuals to whom, and the time, terms and conditions under which, options and awards are to be granted. The Board may also amend, suspend or terminate the Plan in any respect at any time. However, no amendment may (i) adversely affect the rights of a participant under an award theretofore granted without the consent of such participant, (ii) increase the number of shares reserved for option under the Plan, (iii) modify the requirements for participation in the Plan, or (iv) modify the Plan in any way that would require stockholder approval under the rules and regulations under the Exchange Act or the rules of any stock exchange or market on which the Common Stock is listed (unless such stockholder approval is obtained).
     As of December 31, 2005, there were approximately 45 employees of the Company eligible to participate in the Plan, and 186,666 shares of Common Stock reserved under the Plan.
     Effective April 1, 2000, the Company adopted a stock option plan for all independent directors, which is separate and distinct from the 2001 Stock Incentive Plan described above. The director’s stock option plan provides that eligible directors receive an initial option grant to purchase 5,000 shares upon being appointed to our Board of Directors and additional grants to purchase 1,667 shares on each anniversary of their appointment to the Board. These options have exercise prices equal to the greater of the closing price of our common stock on the grant date, or $15.00, terms of ten years and vest in three equal amounts, beginning on the grant date and on each of the next two anniversaries of the initial grant

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
During 2003, certain directors, officers and key employees of the Company were granted options to acquire 91,333 shares of common stock at exercise prices ranging from $12.60 to $37.65 per share. These options vest over periods through January 2005.
     During 2004, certain directors, officers and key employees of the Company were granted options to acquire 67,767 shares of common stock at exercise prices ranging from $17.25 to $35.40 per share. These options vest over periods through January 2006.
     During 2005, certain directors, officers and key employees of the Company were granted options to acquire 69,833 shares of common stock at exercise prices ranging from $15.00 to $18.60 per share. These options vest over periods through October 2007.
     The following table summarizes the options granted, exercised and outstanding as of December 31, 2005:

			Weighted
		Exercise	Average
		Price Per	Exercise
	Shares	Share	Price

Outstanding at December 31, 2002	612,923	$15.00-$194.85	$56.70

Granted	91,333	$12.60-$37.65	$14.85
Forfeited	(22,777)	$15.00-$120.00	$43.20

Outstanding at December 31, 2003	681,479	$12.60-$194.85	$51.75

Granted	67,767	$17.25-$35.40	$25.50
Forfeited	(8,111)	$18.75-$105.00	$79.80

Outstanding at December 31, 2004	741,135	$12.60-$194.85	$49.05

Granted	69,833	$15.00-$18.60	$15.60
Forfeited	(10,967)	$15.00-$120.00	$23.40

Outstanding at December 31, 2005	800,001	$12.60-$194.85	$46.50

Options exercisable at December 31, 2005	723,518	$12.60-$194.85	$48.30

Options exercisable at December 31, 2004	651,896	$12.60-$194.85	$51.00

Options exercisable at December 31, 2003	590,013	$12.60-$194.85	$53.10

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     The weighted-average, grant-date fair value of stock options granted to employees during the year, and the weighted-average significant assumptions used to determine those fair values, using a modified Black-Scholes option pricing model for stock options under Statement of Financial Accounting Standards No. 123, are as follows:

Year ended December 31,	2005	2004	2003

Weighted average fair value per options granted	$10.20	$17.40	$8.55

Significant assumptions (weighted average):
Risk-free interest rate at grant date	2.27%	1.04%	1.13%
Expected stock price volatility	65%	72%	73%
Expected dividend payout	—	—	—
Expected option life (years)	9.1	9.1	8.8
     The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
	Outstanding at	Remaining	Average	Exercisable at	Average
	December 31,	Contractual	Exercise	December 31,	Exercise
Exercise Price	2005	Life	Price	2005	Price

$12.60 - $30.00	508,692	4.9 years	$17.55	446,098	$17.55
$30.01 - $60.00	33,889	7.3 years	37.50	29,222	38.25
$60.01 - $90.00	11,667	4.3 years	67.95	11,667	67.95
$90.01 - $120.00	242,265	4.3 years	106.35	233,044	106.35
$120.01 - $150.00	3,467	4.1 years	135.00	3,467	135.00
$150.01 - $195.00	20	5.2 years	194.85	20	194.85

	800,001	4.8 years	$46.50	723,518	$48.30

Note 20 – Related Parties
     On January 5, 2000, the Company entered into a distributor agreement with Electric City of Southern California L.L.C., of which Joseph Marino is a member, which provides for an initial term of 10 years. Mr. Marino is one of the Company’s founders and its former Chairman and CEO. The agreement grants to Electric City of Southern California a distribution territory which extends from Monterey to Fresno to the northern edge of Death Valley, south to the southern border of California. This agreement provides for terms which members of the Company’s board believe are substantially similar to those of other distributor agreements and as favorable to the Company as if negotiated with an unaffiliated third party.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 21 – Business Segment Information
     Prior to the sale of Great Lakes, the Company organized and managed its business in two distinct segments: the Energy Technology segment, and the Building Control and Automation segment. In classifying its operational entities into a particular segment, the Company segregated its businesses with similar economic characteristics, products and services, production processes, customers, and methods of distribution into distinct operating groups.
     The Energy Technology segment designs, manufactures and markets energy saving technologies, primarily to commercial and industrial customers. The principal products produced and marketed by this segment are the EnergySaver, the Global Commander, the eMAC line of HVAC and lighting controllers, and negative power systems under the trade name Virtual “Negawatt” Power Plan or “VNPP”. Operations of Lime Energy Co. and Maximum Performance Group, Inc. are included in the Energy Technology segment. Electric City is headquartered, and most of its operations are located, in Elk Grove Village, Illinois. Maximum Performance Group is headquartered in New York, New York, and has an office in San Diego, California where most of its technical and engineering operations are located.
     The Building Control and Automation segment, which is comprised of the Great Lakes Controlled Energy subsidiary, provides integration of building and environmental control systems for commercial and industrial customers. Great Lakes Controlled Energy is headquartered in, and operates out of its own leased facility, located in Elk Grove Village, Illinois. Effective March 31, 2006 the Company sold this segment, accordingly, the operating results have reported as discontinued operations.
     Prior to May 31 2003, the Company’s reportable segments included the Power Management segment, which designed, manufactured and marketed a wide range of commercial and industrial switching gear and distribution panels. Effective May 31, 2003, the Company divested this segment; accordingly, the operating results have been reported as discontinued operations.

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
     An analysis and reconciliation of the Company’s business segment information to the respective information in the consolidated financial statements is as follows:

Year ended December 31,	2005	2004	2003

Revenues:
Energy Technology	$3,693,429	$733,630	$2,280,532

Operating Loss:
Energy Technology	(4,578,753)	(2,386,678)	(1,975,441)
Corporate	(1,497,770)	(1,976,297)	(1,610,702)

Total	(6,076,523)	(4,362,975)	(3,586,143)

Interest Expense, net	(544,253)	(626,049)	(354,941)

Loss from continuing operations	(6,620,776)	(4,989,024)	(3,941,084)

Loss from discontinued operations	(251,962)	(170,338)	(1,540,858)

Net Loss	(6,872,738)	(5,159,362)	(5,481,942)

Depreciation and Amortization:
Energy Technology	592,271	50,257	47,425
Building Control and Automation	9,598	8,621	10,103
Power Management	—	—	53,104

Total	601,869	58,878	110,632

Capital Additions:
Energy Technology	530,925	149,603	19,474
Building Control and Automation	17,949	—	12,830
Power Management	—	—	—

Total	548,874	149,603	32,304

Total Assets:
Energy Technology	16,424,460	5,167,814	5,824,080
Building Control and Automation	674,514	1,311,506	1,529,547
Power Management	—	—	—

Total	$17,098,974	$6,479,320	$7,353,627

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 22 – Selected Quarterly Financial Data (unaudited)
     The following represents the Company’s unaudited quarterly results for fiscal 2005 and fiscal 2004. These quarterly results were prepared in accordance with U.S. generally accepted accounting principles and reflect all adjustments (consisting solely of normal recurring adjustments) which, in the opinion of management, are necessary for a fair statement of the results.

	Fiscal 2005 Quarters Ended
	March 31	June 30	September 30	December 31	Total
Revenue	$250,713	$1,550,089	$1,123,360	$769,267	$3,693,429
Gross profit (loss)	145,742	104,689	(74,580)	(174,276)	1,575
Loss from continuing operations	(912,957)	(1,712,523)	(1,966,007)	(2,029,289)	(6,620,776)
Income (loss) from discontinued operations	237,700	(112,111)	(48,088)	(329,463)	(251,962)
Net loss	(675,257)	(1,824,634)	(2,014,095)	(2,358,752)	(6,872,738)
Preferred dividends	(334,800)	(339,000)	(344,000)	(833,545)	(1,851,345)
Net loss available to common shareholders	(1,010,057)	(2,163,634)	(2,358,095)	(3,192,297)	(8,724,083)
Basic and diluted loss per common share from continuing operations	(0.45)	(0.64)	(0.69)	(0.84)	(2.65)
Discontinued operations	0.09	(0.04)	(0.01)	(0.10)	(0.08)
Basic and Diluted Loss Per Common Share	(0.36)	(0.68)	(0.70)	(0.94)	(2.73)
Weighted Average Common Shares Outstanding	2,784,438	3,195,194	3,387,567	3,386,677	3,190,664

	Fiscal 2004 Quarters Ended
	March 31	June 30	September 30	December 31	Total
Revenue	$322,922	$172,809	$97,141	$140,758	$733,630
Gross profit (loss)	23,624	(19,465)	(59,096)	(73,799)	(128,736)
Loss from continuing operations	(1,265,127)	(1,034,184)	(1,198,524)	(1,491,189)	(4,989,024)
Income (loss) from discontinued operations	(92,601)	(110,964)	(98,915)	132,142	(170,338)
Net loss	(1,357,728)	(1,145,148)	(1,297,439)	(1,359,047)	(5,159,362)
Preferred dividends	(3,164,021)	(622,884)	(445,634)	(406,720)	(4,639,259)
Net loss available to common shareholders	(4,521,749)	(1,768,032)	(1,743,073)	(1,765,767)	(9,798,621)
Basic and diluted loss per common share from continuing operations	(1.87)	(0.61)	(0.59)	(0.69)	(3.62)
Discontinued operations	(0.04)	(0.04)	(0.04)	0.05	(0.06)
Basic and Diluted Loss Per Common Share	(1.91)	(0.65)	(0.63)	(0.64)	(3.68)
Weighted Average Common Shares Outstanding	2,370,091	2,729,227	2,764,469	2,774,184	2,660,093

Lime Energy Co.
(formerly known as Electric City Corp.)
Notes to Consolidated Financial Statements
Note 23 – Subsequent Events
     On April 3, 2006, the Company completed a Stock Purchase Agreement with Eugene Borucki and Denis Enberg in which it agreed to sell, effective as of March 31, 2006, all of the outstanding capital stock of Great Lakes Controlled Energy Corporation to the Purchasers for 14,194 shares of Electric City common stock.
     On January 23, 2007, the Company effected a 1 for 15 reverse split of its common stock. As a result of the reverse split the number of outstanding shares of its common stock was reduced from 53,789,349 to 3,585,957 shares and the number of common shares into which the Series E preferred stock could be converted was reduced from 23,261,300 shares to 1,550,753 shares. All share quantities and prices presented in these statements have been adjusted to reflect this reverse split.

LIME ENERGY CO.
(formerly known as Electric City Corp.)
Schedule II – Valuation and Qualifying Accounts

		Additions/
		(recoveries)
	Balance at	charged to	Deductions
	beginning of	costs and	Amounts	Other	Balance at end
	period	expenses	written-off	adjustments	of period
Allowance for doubtful accounts:

Year ended December 31, 2003	$410,000	$(22,000)	$(2,000)	$(60,000)	$326,000

Year ended December 31, 2004	326,000	6,000	(133,000)	—	199,000

Year ended December 31, 2005	$199,000	$97,000	$(13,000)	$42,000	$325,000
Other adjustment of $(60,000) in 2003 resulted from the sale of Switchboard Apparatus, Inc.
Other adjustment of $42,000 in 2005 resulted from the acquisition of Maximum Performance Group, Inc.

LIME ENERGY CO.
CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,
	2006	December 31,
	(unaudited)	2005 (1)

Assets

Current Assets
Cash and cash equivalents	$6,825,874	$4,229,150
Accounts receivable, net	2,385,472	1,747,019
Inventories	1,304,832	1,457,789
Advances to suppliers	147,405	324,677
Costs and estimated earnings in excess of billings on uncompleted contracts	—	28,462
Prepaid expenses and other	329,609	207,480

Total Current Assets	10,993,192	7,994,577

Net Property and Equipment	1,638,833	2,514,196

Long Term Receivables	17,713	—
Deferred Financing Costs, net	—	299,964
Intangibles, net	5,605,691	1,960,835
Cost in Excess of Assets Acquired	9,293,292	4,329,402

	$27,548,721	$17,098,974

LIME ENERGY CO.
CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,
	2006	December 31,
	(unaudited)	2005 (1)

Liabilities and Stockholders’ Equity

Current Liabilities
Line of credit	$—	$2,000,000
Accounts payable	1,799,259	913,369
Current maturities of long-term debt	547,850	651,313
Accrued expenses	763,295	1,228,765
Notes payable	150,000	150,000
Deferred revenue	1,780,738	984,728
Customer deposits	1,136,552	1,419,919

Total Current Liabilities	6,177,694	7,348,094

Deferred Revenue	201,160	1,044,524

Long-Term Debt, less current maturities, net of unamortized discount of $0 and $898,409 at September 30, 2006 and December 31, 2005, respectively	33,001	4,328,719

Total Liabilities	6,411,855	12,721,337

Stockholders’ Equity
Preferred stock, $.01 par value; 5,000,000 shares authorized Series E – 0 and 236,254 issued and outstanding as of September 30, 2006 and December 31, 2005, respectively (liquidation value of $0 and $47,250,800 at September 30, 2006 and December 31, 2005, respectively)	—	2,363
Common stock, $.0001 par value; 200,000,000 shares authorized, 49,786,611 and 3,386,465 issued as of September 30, 2006 and December 31, 2005, respectively	4,979	339
Additional paid-in capital	92,264,441	64,773,556
Accumulated deficit	(71,132,554)	(60,398,621)

Total Stockholders’ Equity	21,136,866	4,377,637

	$27,548,721	$17,098,974

See accompanying notes to condensed consolidated financial statements
(1)	Derived from audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2005

LIME ENERGY CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

Three months ended September 30,	2006	2005

Revenues	$2,130,158	$1,123,360

Cost of sales	1,592,613	1,197,940

Gross profit (loss)	537,545	(74,580)
Selling, general and administrative	3,974,564	1,813,975
Impairment loss	760,488	—

Operating loss	(4,197,507)	(1,888,555)

Other Income (Expense)
Interest income	96,877	16,879
Interest expense	(16,880)	(94,331)

Total other income (expense)	79,997	(77,452)

Loss from continuing operations	(4,117,510)	(1,966,007)

Discontinued Operations
Loss from discontinued operations	—	(48,088)

Net Loss	(4,117,510)	(2,014,095)

Plus Preferred Stock Dividends	—	(344,000)

Net Loss Available to Common Shareholders	$(4,117,510)	$(2,358,095)

Basic and diluted loss per common share from:
Continuing operations	$(0.08)	$(0.69)

Discontinued operations	—	(0.01)

Basic and Diluted Net Loss Per Common Share	$(0.08)	$(0.70)

Weighted Average Common Shares Outstanding	49,308,350	3,387,567

See accompanying notes to condensed consolidated financial statements

LIME ENERGY CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

Nine months ended September 30,	2006	2005

Revenues	$4,611,321	$2,924,162

Cost of sales	3,474,496	2,748,311

Gross profit	1,136,825	175,851
Selling, general and administrative	7,957,736	4,383,158
Impairment Loss	760,488	—

Operating loss	(7,581,399)	(4,207,307)

Other Income (Expense)
Interest income	125,646	42,167
Interest expense	(3,256,755)	(426,347)

Total other expense	(3,131,109)	(384,180)

Loss from continuing operations	(10,712,508)	(4,591,487)

Discontinued Operations
(Loss) income from discontinued operations	(21,425)	77,501

Net Loss	(10,733,933)	(4,513,986)

Plus Preferred Stock Dividends	(24,347,725)	(1,017,800)

Net Loss Available to Common Shareholders	$(35,081,658)	$(5,531,786)

Basic and diluted (loss) income per common share from:
Continuing operations	$(1.83)	$(1.79)

Discontinued operations	(0.00)	0.02

Basic and Diluted Net Loss Per Common Share	$(1.83)	$(1.77)

Weighted Average Common Shares Outstanding	19,198,805	3,124,609

See accompanying notes to condensed consolidated financial statements

LIME ENERGY CO.
STATEMENT OF CONDENSED CONSOLIDATED STOCKHOLDERS’ EQUITY
(Unaudited)

			Series E	Series E	Additional		Total
	Common	Common	Preferred	Preferred	Paid-in	Accumulated	Stockholders’
	Shares (1)	Stock (1)	Shares	Stock	Capital	Deficit	Equity

Balance, December 31, 2005	3,386,465	$339	236,254	$2,363	$64,773,556	$(60,398,621)	$4,377,637

Conversion of Series E Preferred Stock	21,695,879	2,170	(243,234)	(2,433)	263	—	—

Issuance of common stock (less issuance costs of $101,162)	17,875,000	1,787	—	—	17,772,051	—	17,773,838

Shares received for sale of Great Lakes Controlled Energy Corporation	(14,194)	(1)	—	—	(193,742)	—	(193,743)

Acquisition of Kapadia Consulting, Inc.	500,000	50	—	—	479,950	—	480,000

Acquisition of Parke P.A.N.D.A Corporation	5,000,000	500	—	—	4,999,500	—	5,000,000

Cumulative dividends on preferred stock	—	—	—	—	(698,000)	—	(698,000)

Satisfaction of accrued dividends through the issuance of preferred stock	—	—	6,980	70	697,930	—	698,000

Conversion of revolver	950,865	95	—	—	951,882	—	951,977

Beneficial value of adjustment in conversion price of revolver	—	—	—	—	950,865	—	950,865

Term loan liquidated damages satisfied through the issuance of common stock	161,096	16	—	—	185,244	—	185,260

Termination of post repayment interest obligation	231,500	23	—	—	266,202	—	266,225

Warrants issued for services received	—	—	—	—	25,200	—	25,200

Share based compensation	—	—	—	—	2,053,540	—	2,053,540

Net loss for the nine months ended September 30, 2006	—	—	—	—	—	(10,733,933)	(10,733,933)

Balance, September 30, 2006	49,786,611	$4,979	—	$—	$92,264,441	$(71,132,554)	$21,136,866

See accompanying notes to condensed consolidated financial statements.

(1)	Adjusted for 1 for 15 reverse split of common stock effected on June 15, 2006

LIME ENERGY CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Nine months ended September 30	2006	2005

Cash Flow from Operating Activities

Net loss	$(10,733,933)	$(4,513,986)

Adjustments to reconcile net loss to net cash used in operating activities, net of acquisitions and dispositions
Depreciation and amortization	866,896	373,147
Warrants issued in exchange for services received	25,200	319,800
Liquidated damages satisfied through issuance of common stock	185,260	—
Amortization of deferred financing costs	299,964	70,014
Amortization of original issue discount	898,409	35,075
Termination of post repayment interest and interest converted to common stock	274,747	—
Beneficial value of revolver adjustment in conversion price	950,865	—
Share based compensation	2,053,540	—
Loss on disposal of fixed assets	93,563	11,743
Impairment loss	760,488	—
Changes in assets and liabilities, net of acquisitions and dispositions
Accounts receivable	278,241	348,258
Inventories	285,746	(217,339)
Advances to suppliers	177,272	23,640
Other current assets	(96,103)	(90,961)
Accounts payable	95,204	(1,190,517)
Accrued expenses	(520,334)	(148,411)
Deferred revenue	54,469	(93,404)
Other current liabilities	(284,687)	(44,992)

Net cash used in operating activities	(4,335,193)	(5,117,933)

Cash Flows Used In Investing Activities
Acquisitions (including acquisition costs), net of cash acquired	(3,930,120)	(1,644,419)
Sale of discontinued operations	(83,586)	—
Purchase of property and equipment	(29,565)	(470,342)

Net cash used in investing activities	(4,043,271)	(2,114,761)

Cash Flows Provided by Financing Activities
(Payments) borrowings on lines of credit	(1,456,545)	2,000,000
Payment on long-term debt	(5,342,105)	(390,959)
Proceeds from issuance of common stock	17,875,000	5,625,000
Issuance costs related to stock issuances	(101,162)	(216,787)

Net cash provided by financing activities	10,975,188	7,017,254

Net Increase (Decrease) in Cash and Cash Equivalents	2,596,724	(215,440)

Cash and Cash Equivalents, at beginning of period	4,229,150	1,789,808

Cash and Cash Equivalents, at end of period	$6,825,874	$1,574,368

Supplemental Disclosure of Cash Flow Information
Cash paid during the periods for interest – continuing operations	$382,541	$140,346
Cash paid during the periods for interest – discontinued operations	42	302
Value of warrants issued in exchange for services received	25,200	319,800

Supplemental Disclosures of Noncash Investing and Financing Activities:
Holders of Series E preferred stock converted 243,234 shares of Series E preferred stock into 21,695,879 shares of the Company’s common stock during the nine months ended September 30, 2006.
Laurus Master Fund, Ltd. elected to convert $943,455 outstanding on the Company’s line of credit plus $7,410 in accrued interest into 950,865 shares of the Company’s common stock in June 2006.
On June 30, 2006, the Company purchased Parke P.A.N.D.A. Corporation for $2,852,970 in cash (net of cash acquired of $1,710 and including transaction costs of $134,680), and 5,000,000 shares of Lime Energy common stock. The related assets and liabilities at the date of acquisition were as follows:

Cash	$1,710
Accounts receivable	710,465
Inventory	142,789
Other current assets	7,088
Property and equipment	79,917
Identifiable intangible assets	3,250,000
Cost in excess of assets acquired	4,536,949

Total assets acquired	8,728,918

Line of credit	(400,000)
Accounts payable	(338,536)
Accrued expenses	(89,571)
Notes payable	(45,763)
Other current liabilities	(368)

Total liabilities assumed	(874,238)

Net assets acquired	7,854,680

Less valuation of shares issued for acquisition	(5,000,000)
Acquisition costs	(134,680)

Total cash paid	$2,720,000
On September 26, 2006, effective September 30, 2006 the Company purchased Kapaida Consulting, Inc. for $1,077,150 in cash (net of cash acquired of $47,329 and including transaction costs of $18,415), and 500,000 shares of Lime Energy common stock. The related assets and liabilities at the date of acquisition were as follows:

Cash	$47,329
Accounts receivable	501,115
Other current assets	4,403
Long term receivables	17,713
Property and equipment	16,430
Identifiable intangible assets	1,131,000
Cost in excess of assets acquired	600,683

Total assets acquired	2,318,673

Accounts payable	(657,079)
Accrued expenses	(41,470)
Deferred revenue	(14,693)
Other current liabilities	(952)

Total liabilities assumed	(714,194)

Net assets acquired	1,604,479

Less valuation of shares issued for acquisition	(480,000)
Acquisition costs	(18,415)

Total cash paid	$1,106,064
See accompanying notes to condensed consolidated financial statements

Lime Energy Co.
Notes to Financial Statements
Note 1 – Basis of Presentation
The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which, in the opinion of management, are necessary for a fair statement of results for the interim periods.
The accompanying consolidated financial statements have been prepared on the going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced operating losses and negative cash flow from operations since inception and currently has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is ultimately dependent on its ability to increase sales to a level that will allow it to operate profitably and sustain positive operating cash flows. Management has recently raised additional funds and is continuing to work to improve profitability through efforts to expand its business in both current and new markets. However, there is no assurance that the Company will be successful in improving its operating results. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.
The results of operations for the three and nine months ended September 30, 2006 and 2005 are not necessarily indicative of the results to be expected for the full year.
For further information, refer to the audited financial statements and the related footnotes included in the Lime Energy Co. (formerly known as Electric City Corp.) Annual Report on Form 10-K for the year ended December 31, 2005.
Note 2 — Stock-based Compensation
Effective January 1, 2006, the Company adopted SFAS 123(R). This pronouncement requires companies to measure the cost of employee service received in exchange for a shared based award (typically stock options) based on the fair value of the award. The Company has elected to use the “modified prospective” transition method for stock options granted prior to January 1, 2006, but for which the vesting period is not complete. Under this transition method the Company accounts for such awards on a prospective basis, with expense being recognized in its statement of operations beginning in the first quarter of 2006 and continuing over the remaining requisite service period based on the grant date fair value estimated in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Prior to 2006 the Company accounted for employee stock options using the method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and the associated interpretations using the intrinsic method. Generally, no expense was recognized related to its stock options under this method because the stock options exercise price were set at the stock’s fair market value on the date the options were granted.

The following table illustrates the effect on the net loss and the net loss per share as if the Company had recognized compensation expense for stock options in accordance with the fair value based recognition provisions of SFAS 123 for periods prior to the adoption of SFAS 123(R):

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2005
Net Loss, as reported	$(2,014,000)	$(4,514,000)

Deduct: Stock-based employee compensation expense included in reported net loss	—	—

Add: Total stock-based employee compensation expense determined under fair value based method for awards	(160,000)	(664,000)

Net Loss, pro-forma	(2,174,000)	(5,178,000)

Preferred stock dividends	(344,000)	(1,018,000)

Net Loss Available to Common Shareholders	$(2,518,000)	$(6,196,000)

Net loss per share:
Basic and diluted – as reported	$(0.70)	$(1.77)
Basic and diluted – pro forma	$(0.74)	$(1.98)
The weighted-average, grant-date fair value of stock options granted to employees and the weighted-average significant assumptions used to determine those fair values, using a modified Black-Scholes option pricing model for stock options under Statement of Financial Accounting Standards No. 123, are as follows:

	Three Months Ended		Nine months Ended
	September 30		September 30
	2006	2005	2006	2005
Weighted average fair value per option granted	$0.77	(1)	$1.02	$0.69

Significant assumptions (weighted average):
Risk-free rate	5.06%		5.03%	2.82%
Dividend yield	0.00%		0.00%	0.00%
Expected volatility	92.1%		91.3%	64.6%
Expected life (years)	5.7		5.6	5.5

(1)	No options were awarded during the three month period ended September 30, 2005
The risk-free interest rate is based on the U.S. Treasury Bill rates at the time of grant. The dividend reflects the fact that the Company has never paid a dividend on its common stock and does not expect to in the foreseeable future. The Company estimated the volatility of its common stock at the date of grant based on the historical volatility of its stock. The expected term of the options is based on historical exercise patterns, which the Company believes were representative of future behavior.

The Company recognized $1,806,671 and $2,053,540 of share based compensation expense related to stock options during the three month and nine month periods ended September 30, 2006, respectively. The Company recognizes compensation expense for stock options on a straight-line basis over the requisite service period, which is generally equal to the vesting period of the option. In calculating the compensation expense the Company has assumed a 15% forfeiture rate based on historical information. The subject stock options expire ten years after the date of grant.
Option activity under the Company’s stock option plans as of September 30, 2006 and changes during the three months then ended are presented below:

			Weighted
		Exercise	Average
		Price Per	Exercise
Three months ended September 30, 2006	Shares	Share	Price

Outstanding at June 30, 2006	1,085,516	$1.10-$194.85	$39.40

Granted	9,503,333	$1.00-$ 1.05	$1.02
Forfeited	(39,468)	$1.02-$ 30.75	$8.03

Outstanding at September 30, 2006	10,549,381	$1.00-$194.85	$5.49

Options exercisable at September 30, 2006	897,605	$1.00-$194.85	$37.09
Option activity under the Company’s stock option plans as of September 30, 2006 and changes during the nine months then ended are presented below:

			Weighted
		Exercise	Average
		Price Per	Exercise
Nine months ended September 30, 2006	Shares	Share	Price

Outstanding at December 31, 2005	801,652	$12.60-$194.85	$46.47

Granted	9,876,668	$1.00-$ 15.00	$1.55
Forfeited	(128,939)	$1.02-$105.00	$6.36

Outstanding at September 30, 2006	10,549,381	$1.00-$194.85	$5.49

The following table summarizes information about stock options outstanding at September 30, 2006:

	Options Outstanding (1)			Options Exercisable (1)
		Weighted
		Average	Weighted	Number	Weighted
	Number	Remaining	Average	Exercisable at	Average
	Outstanding at	Contractual	Exercise	September 30,	Exercise
Exercise Price (1)	September 30, 2006	Life	Price ($)	2006	Price ($)

TBD (2)	3,000,000	9.8 years	(2)	—	(2)
$1.00 - $2.00	6,725,000	9.8 years	1.02	208,888	1.03
$2.01 - $10.00	100,000	9.3 years	9.30	—	—
$10.01 - $20.00	385,424	4.0 years	16.19	350,427	16.31
$20.01 - $30.00	74,998	3.9 years	25.58	78,332	25.77
$30.01 - $50.00	28,220	6.7 years	33.99	24,219	34.63
$50.01 - $194.85	235,739	3.4 years	103.95	235,739	103.95

	10,549,381	9.4 years	5.49	897,605	37.09

(1)	All quantities and exercise prices have been adjusted for a 1 for 15 reverse stock split effected on June 15, 2006.

(2)	The exercise price on these options will be set on a future date. The exercise price on 1,500,000 shares will equal the average closing price of the Company’s stock for the 30 trading days prior to January 22, 2007, and the exercise price on the remaining 1,500,000 shares will equal the average closing price of the Company’s stock for the 30 trading days prior to January 22, 2008.
The aggregate intrinsic value of the outstanding options (the difference between the closing stock price on the last trading day of the third quarter of 2006 of $1.25 per share and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2006 was $1,543,867. This amount will change based on changes in the fair market value of the Company’s common stock.
As of September 30, 2006, $4,720,500 of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted-average period of 1.25 years.
Note 3 – Revenue Recognition
The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence has been received that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. In addition, the Company follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition, which sets forth guidelines in the timing of revenue recognition based upon factors such as passage of title, installation, payments and customer acceptance. Any amounts received prior to satisfying the Company’s revenue recognition criteria is recorded as deferred revenue in the accompanying balance sheet.
Revenues on long-term contracts are recorded under the percentage of completion, cost-to-cost method of accounting. Any anticipated losses on contracts are charged to operations as soon as they are determinable.

The timing of revenue recognition may differ from contract payment schedules resulting in revenues that have been earned but not yet billed. These amounts are recorded on the balance sheet as “Costs and estimated earnings in excess of billings on uncompleted contracts.” Billings on contracts that do not meet the Company’s revenue recognition policy requirements for which it has been paid or has a valid account receivable are recorded as deferred revenue.
The Company’s MPG subsidiary often bundles contracts to provide monitoring services and web access with the sale of its eMAC hardware. As a result, these sales are considered to be contracts with multiple deliverables which at the time the hardware is delivered and installed includes undelivered services essential to the functionality of the product. Accordingly, the Company defers the revenue for the product and services and the cost of the equipment and installation and recognizes them over the term of the monitoring contract. The monitoring contracts vary in length from 1 month to 5 years.
Note 4 – Discontinued Operations
On April 3, 2006, the Company completed a Stock Purchase Agreement with Eugene Borucki and Denis Enberg (the “Purchasers”) in which it sold, effective as of March 31, 2006, all of the outstanding capital stock of Great Lakes Controlled Energy Corporation to the Purchasers for 14,194 shares of Lime Energy common stock (adjusted for the reverse split effected June 15, 2006). The shares of Lime Energy common stock received from the Purchasers were retired and became authorized but un-issued shares. For accounting purposes, the Company valued these shares at $13.65 each, which is the average closing market price of the common stock prior to entering into the letter of intent to sell Great Lakes. The Company did not incur a gain or loss on the sale of Great Lakes, however it did incur an impairment charge of $242,830 for the year ended December 31, 2005 when it reduced the carrying value of the goodwill associated with Great Lakes in anticipation of the sale.
The assets and liabilities of the discontinued operations that are included in the Company’s consolidated assets and liabilities are as follows:

	September 30,	December 31,
	2006	2005
Accounts receivable	$—	$439,456
Other current assets	—	45,287

Total current assets	—	484,743

Net property plant and equipment	—	16,028

Total assets	—	$500,771

Accounts payable	$—	$73,825
Accrued expenses	—	81,167
Current portion of long term debt	—	2,160
Deferred revenue	—	241,154
Customer deposits	—	50,000

Total current liabilities	—	448,306

Total liabilities	$—	$448,306

The revenue and loss related to discontinued operations were as follows:

	Three Months Ended		Nine months Ended
	September 30		September 30
	2006	2005	2006	2005

Revenue	$—	$189,224	$485,787	$921,189
Net (loss) income	—	(48,088)	(21,425)	77,501
Note 5 – Acquisition of Parke P.A.N.D.A. Corporation
On June 30, 2006, Lime Energy entered into an agreement by and among the Company, Parke Acquisition, LLC, a wholly-owned subsidiary of Lime Energy (“Merger Subsidiary”), Parke P.A.N.D.A. Corporation (“Parke”), Daniel W. Parke (a director of Lime Energy) and Daniel W. Parke and Michelle A. Parke as Trustees under The Parke Family Trust, in which it acquired Parke pursuant to the merger of Parke with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation under the name Parke Industries, LLC.
The merger consideration consisted of $2,720,000 in cash and shares of common stock having the value of $5 million (valuing each share at the $1.00 price used in the private placement of common stock described under c) of Note 18 below) or 5,000,000 shares of Lime Energy common stock, all of which was paid to The Parke Family Trust, the sole stockholder of Parke, which is beneficially owned by Daniel Parke and his spouse, Michelle A. Parke, who are also the trustees of such Trust. As a result of the merger, Merger Subsidiary became responsible for the liabilities of Parke, including $400,000 due on its line of credit and approximately $46,000 in various vehicle loans. The acquisition has been recorded using the purchase method of accounting.
Parke is an energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. Parke has 30 employees and is headquartered in Glendora, California with offices in Danville and Carmel, California.
Dan Parke, the president and founder of Parke continues to serve as the President of Parke and as of June 30, 2006 also assumed the position of President and Chief Operating Officer of Lime Energy. Mr. Parke also continues to serve as a director of Lime Energy.
The assets acquired and liabilities assumed in the acquisition, based on a preliminary allocation are as follows:

Cash	$1,710
Accounts receivable	710,465
Inventory	142,789
Other current assets	7,088
Net property and equipment	79,917
Identifiable intangible assets	3,250,000
Goodwill	4,536,949

Line of credit	400,000
Accounts payable	338,536
Accrued expenses	89,571
Notes payable	45,763
Other current liabilities	368

Utilizing an independent third party valuation firm, the Company has assessed the fair values of assets and liabilities of Parke and allocated the purchase price accordingly. For purposes of the allocation, it has allocated $620,000 of the Parke purchase price to identifiable intangible assets with definitive lives such as customer contracts, sales pipeline and the non-compete agreement with Dan Parke. This amount has been capitalized and will be amortized over the estimated useful life of the related identifiable intangible assets. It also allocated $2,630,000 to the Parke trade name, which will not be amortized. Amortization of intangibles such as these are generally not deductible for tax purposes. The amounts capitalized and the estimated useful life of the identifiable intangible assets are as follows:

	Estimated	Estimated
Asset Class	Value	Useful Life
Non-compete agreement	$362,000	2 Years
Customer contracts	206,000	1 month
Sales pipeline	52,000	5 months
Trade name	2,630,000	Indefinite
Goodwill at the date of acquisition of Parke is based on a preliminary internal valuation study. Therefore reported amounts may change based on finalization, which is expected to occur during the fourth quarter of 2006. This goodwill is not deductible for income tax purposes.
The acquisition was recorded using the purchase method of accounting, accordingly, the results of Parke’s operations have been included in the Company’s consolidated statement of operations since June 30, 2006. Unaudited pro forma results of operations for the nine months ended September 30, 2006 for the Company and Parke, assuming the acquisition took place on January 1, 2005, are as follows:

	Nine months	Nine months
	Ended	Ended
	September 30,	September 30,
	2006	2005
Revenue:
As Reported	$4,611,321	$2,924,162
Proforma	6,495,151	5,908,891

Net Loss From Continuing Operations:
As Reported	(10,733,933)	(4,513,986)
Pro-forma	(10,364,347)	(4,217,213)

Basic and Diluted Loss per Share From Continuing Operations:
As Reported	(1.83)	(1.77)
Pro-forma	(1.43)	(0.64)
Note 6 – Acquisition of Kapadia Consulting, Inc.
On September 26, 2006, the Company entered into an Agreement and Plan of Merger with Kapadia Acquisition, Inc. (“Acquisition”), a wholly-owned subsidiary of the Company, Kapadia Consulting, Inc. (“Kapadia”) and Pradeep Kapadia. The parties closed the transactions under the Merger Agreement the same day and filed the Certificate of Merger on September 27, 2006 merging Kapadia with and into Acquisition, with Acquisition continuing as the surviving corporation under the name Kapadia Energy Services, Inc.

The merger consideration consisted of $1,106,064 in cash and 500,000 shares of Lime Energy common stock. For accounting purposes the common stock was valued at $0.96 per share, the average closing price of the stock for the 20 trading days immediately prior to the closing. The acquisition was recorded using the purchase method of accounting.
Kapadia is an engineering firm that specializes in energy management consulting and energy efficient lighting upgrades for commercial and industrial users. Kapadia has seven employees, is headquartered in Peekskill, New York and has an office in Ventura, California.
The acquisition was accounted for by the purchase method and the results of Kapadia have been included in the consolidated statement of operations since September 27, 2006. The pro forma operating results as if the Company had completed the acquisition as of the beginning of the periods presented are not significant to the Company’s financial statements and are not presented.
The assets acquired and liabilities assumed in the acquisition are base on a preliminary allocation as follows:

Accounts receivable	$501,115
Other current assets	4,403
Long term receivables	17,713
Property and equipment	16,430
Identifiable intangible assets	1,131,000
Goodwill	600,683
Accounts payable	657,079
Accrued expenses	41,470
Deferred revenue	14,693
Other current liabilities	952
Utilizing an independent third party valuation firm, the Company has assessed the fair values of assets and liabilities of Kapadia and allocated the purchase price accordingly. For purposes of the allocation, it has allocated $1,131,000 of the Kapadia purchase price to identifiable intangible assets with definitive lives such as sales backlog, sales pipeline, the non-compete agreement with Pradeep Kapadia and Kapadia’s customer list. This amount has been capitalized and will be amortized over the estimated useful life of the related identifiable intangible assets. Amortization of intangibles such as these are generally not deductible for tax purposes. The amounts capitalized and the estimated useful life of the identifiable intangible assets are as follows:

	Estimated	Estimated
Asset Class	Value	Useful Life
Sales backlog	$175,000	3 Months
Sales pipeline	693,000	12 Months
Non-compete agreement	90,000	2 Years
Customer list	173,000	10 Years
Goodwill at the date of acquisition of Kapadia is based on a preliminary internal valuation study. Therefore reported amounts may change based on finalization, which is expected to occur during the fourth quarter of 2006. This goodwill is not deductible for income tax purposes.

Note 7 – Cost in Excess of Assets Acquired
Changes in goodwill during 2006 are as follows:

	Building
	Control and	Energy	Energy
	Automation	Technology	Services	Total
Balance at December 31, 2005	$173,742	$4,155,660	$—	$4,329,402
Sale of Great Lakes Controlled Energy Corporation	(173,742)		—	(173,742)
Acquisition of Parke P.A.N.D.A. Corporation	—	—	4,536,949	4,536,949
Acquisition of Kapadia Consulting, Inc.	—	—	600,683	600,683

Balance at September 30, 2006	$—	$4,155,660	$5,137,632	$9,293,292
Goodwill represents the purchase price in excess of the fair value of assets acquired in business combinations. Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”, requires the Company to assess goodwill for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment.
Note 8 – Asset Impairment
In accordance with SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company has reviewed the expected undiscounted future cash flows from the Company’s northern Illinois VNPP (“Virtual Negawatt Power Plan”) asset (the “ComEd VNPP”) and determined that the asset is impaired. Assets utilized under the VNPP program are currently classified as property and equipment.
In September 2003 the Company entered into a contract with Commonwealth Edison Company (“ComEd”), a Chicago based utility, to provide up to 50 megawatts of curtailment capacity in northern Illinois through December 2015. Under the contract the Company is paid on a quarterly basis for providing the ability to reduce electricity demand as required by ComEd. To provide this curtailment capacity the Company has installed 124 of its EnergySaver lighting controllers in 76 commercial and industrial sites (“Customer Hosts”) at a cost of $1,267,360. This cost has been capitalized and is being depreciated over the term of the contract as the capacity is made available. As of September 30, 2006, the carrying value of the asset, net of depreciation, was $1,195,276.
As a result of the high capital requirements of this program and changes in the Company’s business plan the Company has decided to terminate further investment in the program and has begun negotiations with ComEd to convert the program into an energy efficiency program. Under this proposed program the Company would receive credit for reducing energy consumed through the use of the installed equipment on a steady state basis, rather than on demand.

To determine if the ComEd VNPP asset was impaired, the Company analyzed two scenarios: one in which it is successful in restructuring the contract with ComEd under terms it has proposed; and one in which it continues to operate under the existing contract with no changes. In preparing its impairment analysis the Company projected a set of cash flow streams for each scenario. It then compared the present value of these cash flow streams, discounted at its cost of capital, to the carrying value of the ComEd VNPP asset. Under both scenarios the carrying value of the asset exceeded the present value of the future cash flows, indicating some degree of asset impairment. The indicated impairment ranged from approximately $443,000 under the first scenario to approximately $1,078,000 under the second scenario. Since the Company can not currently determine the probability of either scenario occurring, it has used an average value of the two scenarios to arrive at the impairment loss of $760,488. The Company has reduced the carrying value of the ComEd VNPP asset by this amount and recorded a non-cash charge to its earnings in an equal amount during the quarter ended September 30, 2006. This charge has been included in the loss attributable to the Company’s Energy Technology segment in Note 15 – Business Segment Information.
The remaining carrying value of $434,788 will be depreciated as revenue is recognized under the related contract. If the Company is not successful in restructuring its contract with ComEd a further impairment of the asset will likely be warranted.

Note 9 – Net Loss Per Share
The Company computes loss per share under Statement of Financial Accounting Standards (SFAS) No. 128 “Earnings Per Share,” which requires presentation of two amounts: basic and diluted loss per common share. Basic loss per common share is computed by dividing loss available to common stockholders by the number of weighted average common shares outstanding, and includes all common stock issued. Diluted earnings would include all common stock equivalents. The Company has not included the outstanding options, warrants or shares issuable upon conversion of the preferred stock and convertible debt as common stock equivalents in the computation of diluted loss per share for the three months or nine months ended September 30, 2006 and 2005 because the effect would be antidilutive.
The following table sets forth the weighted average shares issuable upon exercise of outstanding options and warrants and conversion of preferred stock and convertible debt that are not included in the basic and diluted loss per share available to common stockholders because to do so would be antidilutive (all quantities have been adjusted for the 1 for 15 reverse stock split effected on June 15, 2006):

	Three Months Ended		Nine months Ended
	September 30		September 30
	2006	2005	2006	2005

Weighted average shares issuable upon exercise of outstanding options	9,154,287	790,450	3,670,592	771,833
Weighted average shares issuable upon exercise of outstanding warrants	1,117,231	968,866	1,089,874	877,382
Weighted average shares issuable upon conversion of preferred stock (1)	—	1,529,136	1,016,974	1,508,150
Weighted average shares issuable upon conversion of convertible debt (2)	—	144,552	236,520	121,889

Total	10,271,518	3,433,004	6,013,960	3,279,254

(1)	All of the outstanding shares of convertible preferred stock were converted to common stock on June 29, 2006.

(2)	All of the convertible debt was retired or converted into common stock on June 29, 2006.
As discussed in Note 4 to the Company’s annual report for the year ended December 31, 2005, 166,149 shares of common stock (split adjusted) are being held in escrow for the benefit of the former shareholders of Maximum Performance Group (“MPG”) to be released over the two year period following the acquisition of MPG on April 30, 2005 if MPG achieves certain revenue targets during the period. Any shares not issued to the selling shareholders will be returned to the Company at the end of the two year period. As of September 30, 2006, no shares had been released from escrow. These escrow shares have not been included in the calculation of the weighted average common shares outstanding since their release from escrow is contingent on achieving the revenue targets.

Note 10 – Warranty Obligations
The Company warrants to the purchasers of its EnergySaver line of products that the product will be free of defects in material and workmanship for one year from the date of installation. In addition, some customers have purchased extended warranties for the Company’s products that extend the base warranty for up to ten years. The Company records the estimated cost that may be incurred under its warranties at the time revenue is recognized based upon the relationship between historical and anticipated warranty costs and sales volumes. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. While the Company believes that its estimated warranty liability is adequate and that the judgment applied is appropriate, the estimated liability for warranties could differ materially from actual future warranty costs. Changes in the Company’s warranty liability are as follows:

	Three Months Ended		Nine months Ended
	September 30		September 30
	2006	2005	2006	2005

Balance, beginning of period	$192,581	$206,895	$208,300	$151,008
Warranties issued	18,540	24,000	47,790	105,798
Settlements	(18,020)	(10,741)	(62,989)	(36,652)

Balance, as of September 30	$193,101	$220,154	$193,101	$220,154

Note 11 – Inventories
Inventories consisted of the following:

	September 30,	December 31,
	2006	2005
Raw materials	$871,234	$919,832
Finished goods	433,598	537,957

	$1,304,832	$1,457,789

Note 12 – Line of Credit
On June 29, 2006, Laurus Master Fund, Ltd. (“Laurus”) exercised its right to convert all of the outstanding balance on the Company’s line of credit of $943,455 plus $7,410 in accrued interest into 950,865 shares of the Company’s common stock, and the line was terminated. The revolving note contained antidilution provisions which automatically adjusted the conversion price of the note to $1.00 per share: the price at which we issued shares of common stock in the PIPE Transaction. Laurus would have received 59,902 shares of common stock upon conversion of the revolving note utilizing the conversion price prior to this adjustment, but as a result of the adjustment it received 943,455 shares. The market value of the 883,553 additional shares it received as a result of the adjustment, which was capped at the amount converted including the accrued interest, was recorded as interest expense in the amount of $950,865. On June 29, 2006, the market price of the Company’s common stock was $1.15 per share, as a result the Company recognized an additional $1,112 of non-cash interest expense calculated as the difference between the market price ($1.15) and the conversion price ($1.00) of the 7,410 shares of common stock issued in satisfaction of the accrued interest expense.
Note 13 – Term Loan Repayment
On June 29, 2006, the Company repaid the outstanding balances on its two term loans held by Laurus, along with accrued interest thereon and related prepayment penalties and fees. The total cash payment to Laurus made on June 29, 2006 was as follows:

Principal	$5,038,030
Interest through the date of repayment	40,568
Prepayment penalties	516,071
Related fees	6,749

Total payment	$5,601,418

Note 14 – Dividends
Dividends are comprised of the following:

	Three Months Ended			Nine months Ended
	September 30			September 30
	2006		2005	2006	2005

Accrual of Dividend on Series E Convertible Preferred		$—	$344,000	$698,000	$1,017,800
Deemed dividend associated with change in conversion price of the Series E Convertible Preferred Stock		—	—	23,085,467	—
Deemed dividend associated with change in exercise price of warrants issued to the preferred investors		—	—	564,258	—

Total	$		$344,000	$24,347,725	$1,017,800

The holders of the Company’s Series E convertible preferred stock converted all of their shares of preferred stock into common stock on June 29, 2006.

Note 15 – Business Segment Information
The Company is organized and manages its business in two distinct segments: the Energy Technology segment, and the Energy Services segment. In classifying its operational entities into a particular segment, the Company segregated its businesses with similar economic characteristics, products and services, production processes, customers, and methods of distribution into distinct operating groups.
The Energy Technology segment designs, manufactures and markets energy saving technologies, primarily to commercial and industrial customers. The principal products produced and marketed by this segment are the eMAC line of HVAC and lighting controllers and the EnergySaver line of lighting controllers. Operations of Lime Energy Co. (formerly known as Electric City Corp.) and Maximum Performance Group, Inc. are included in this segment. Lime Energy is headquartered, and most of its operations are located, in Elk Grove Village, Illinois. Maximum Performance Group is headquartered in New York, New York, and has an office in San Diego, California where most of its technical and engineering operations are located.
The Energy Services segment includes the operations of Parke Industries, LLC and Kapadia Energy Services, Inc. Parke, which the Company acquired effective June 30, 2006, designs, engineers and installs energy efficient lighting upgrades for commercial and industrial users. Kapadia, which the Company acquired effective September 27, 2006, provides energy engineering services to assist customers in improving their energy efficiency and to better manage their energy costs. Kapadia also designs, engineers and manages the installation of energy efficient lighting upgrades for commercial and industrial users, but unlike Parke contracts the installation to third party electrical contractors. Parke is headquartered in Glendora, California and has offices in Danville and Carmel, California. Kapadia is headquartered in Peekskill, New York and has an office in Ventura, California.
Prior to March 31, 2006 the Company also operated a Building Control and Automation segment, which was comprised of its Great Lakes Controlled Energy subsidiary. This segment provided integration of building and environmental control systems for commercial and industrial customers. The Company sold Great Lakes effective March 31, 2006.
The following is the Company’s business segment information:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005

Revenues:
Energy Technology	$1,110,000	$1,123,000	$3,591,000	$2,924,000
Energy Services	1,020,000	—	1,020,000	—

Total	2,130,000	1,123,000	4,611,000	2,924,000

Operating Loss:
Energy Technology	(1,916,000)	(1,433,000)	(3,813,000)	(3,002,000)
Energy Services	(479,000)	—	(479,000)	—
Corporate Overhead	(1,803,000)	(456,000)	(3,289,000)	(1,205,000)

Total	(4,198,000)	(1,889,000)	(7,581,000)	(4,207,000)

Interest Income/ (Expense), net	80,000	(77,000)	(3,131,000)	(384,000)

Loss from Continuing Operations	(4,118,000)	(1,966,000)	(10,712,000)	(4,591,000)

	September	December
	30, 2006	31, 2005
Total Assets:
Energy Technology	$16,716,406	$16,424,460
Energy Services	10,832,315	—
Building Control and Automation	—	674,514

Total	$27,548,721	$17,098,974

Note 16 – Subsequent Event
In June 2006, the Company’s Board of Directors approved and it announced a 1 for 15 reverse split of its common stock, effective on June 15, 2006. The Company’s common stock has been trading on this basis since that date. The Company did not ask its stockholders to approve the Reverse Split in June because it did not believe it was necessary based on the advice of its outside counsel. Thereafter, on June 29, 2006, the Company closed on the following transactions (collectively, the “June 29 Transactions”):
(1)	A private placement of 17,850,000 shares of our common stock at a price of $1 per share as discussed in Note 18(c)

(2)	Conversion of all of the outstanding shares of our Series E Convertible Preferred Stock into 21,648,346 as discussed in Note 18(d)

(3)	Acquisition of Parke as discussed in Notes 5 and 18(g)

(4)	Conversion of the Laurus line of credit into common shares as discussed in Note 12.
All of the June 29 Transactions were premised on the belief of the parties that the Reverse Split was completed and valued the common stock at a price of $1 per share.
In September 26, 2006, the Company acquired Kapadia Consulting, Inc. (as discussed in Note 6). The common shares issued in this acquisition were also premised on the belief of a completed reverse split.
Subsequently, the Company discovered that although the Board had approved the Reverse Split, in the view of Delaware counsel the Reverse Split was not effective until it is set forth in an amendment to the Company’s Certificate of Incorporation (which required approval by its stockholders) and was filed with the Delaware Secretary of State. As a result, on January 22, 2007, the Company obtained shareholder approval and on January 23, 2007 it filed the amendment with the Delaware Secretary of State, at which time the reverse split was deemed effective.
Not all of the Company’s outstanding common stock was affected similarly. The June 29 Transactions and the Kapadia acquisition are on a different footing than applies with respect to Pre-June 15 shares because the shares of common stock issued in those transactions were newly issued by the Company and not outstanding prior to June 15, 2006. It was the intention of the parties to the June 29 transactions and the Kapadia Acquisition that each of the recipients of the shares thereunder would receive a stated specific number of shares that were being issued after the Reverse Split.
If the Reverse Split is treated as not having occurred prior to such issuances but rather on the date the amendment was filed (January 23, 2007), then the recipients in the June 29 Transactions and the Kapadia Acquisition each received shares on an incorrect basis. That is, they received shares on a post-split basis, but should have received shares on a pre-split basis. Accordingly, in conjunction with obtaining shareholder approval for the reverse split, we issued additional shares of common stock so that each of the recipients of the June 29 Transactions and the Kapadia Acquisition would have the specific number of post-Reverse split shares that were the basis of the original transactions. As a result, all share amounts presented in the accompanying financial statements for these transactions have been retroactively restated to reflect the revised number of shares of common stock.
Note 17 – Name Change
On September 13, 2006, the Company changed its name to Lime Energy Co. by merging with a wholly owned subsidiary set up solely for the purpose of effecting the name change. In connection with the name change, the Company’s ticker symbol changed to LMEC effective on September 22, 2006.
Note 18 – Equity Issuances
a)	During the first three months of 2006, two holders of the Company’s Series E Convertible Preferred Stock converted a total of 7,130 shares of Series E Convertible Preferred Stock into 47,533 shares of common stock (quantity adjusted for the reverse split).

b)	Effective March 31, 2006, the Company received 14,194 shares of its common stock as part of the sale of its Great Lakes Controlled Energy Corporation subsidiary to Messrs. Eugene Borucki and Denis Enberg (quantity adjusted for the reverse split).

c)	On June 29, 2006, in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended, the Company entered into a Securities Purchase Agreement and issued to 17 investors, including 10 existing holders of the Company’s Series E Convertible Stock, for an aggregate purchase price of $17,875,000, 17,875,000 shares of the Company’s common stock (the “PIPE Transaction”). The Company used $2.72 million of the proceeds to fund the cash consideration for the acquisition of Parke; approximately $5.6 million to prepay two convertible secured term loans and related prepayment penalties and accrued interest owed to Laurus Master Fund Ltd.; $400,000 to pay off Parke’s line of credit and $90,079 for transaction related costs. The balance of the gross proceeds of approximately $9 million will be used by the Company for working capital and other general corporate purposes.

d)	Concurrently with the closing of the PIPE Transaction pursuant to the Securities Purchase Agreement described in Note 18(c), the holders of all of the Company’s outstanding Series E Preferred Stock converted such shares into 21,648,346 shares of the Company’s common stock, and agreed that, upon the conversion, all agreements related to the Preferred Stock would be terminated. The Series E Preferred Stock as originally issued was convertible at $6.67 per share into 1,574,027 shares of the Company’s common stock (adjusted for the reverse stock split), however, the Series E contained antidilution provisions which automatically reduced the conversion price of the Series E to the $1.00 per share issuance price of common stock in the PIPE Transaction. This adjustment in the conversion price resulted in 20,074,319 additional shares being issued upon conversion of the Series E. The value of these additional shares of $23,085,467 (valued at the market price of $1.15 per share) was treated as a deemed dividend which the Company recorded by offsetting a dividend charge to additional paid-in capital, without any effect on total stockholders equity.

e)	A number of the Company’s common stock warrants, most of which are held by former holders of the Company’s Series E Convertible Preferred Stock, contain antidilution provisions that automatically adjust the exercise price on the warrants to the issuance price of any security convertible into the Company’s common stock if the price is less than the exercise price on the holder’s warrant. Prior to the PIPE Transaction the exercise price on these warrants ranged from $13.50 per share to $15.00 per share (adjusted for the reverse split). The issuance of common stock in the PIPE Transaction caused the exercise price on these warrants to automatically be reduced to $1.00 per share. The Company compared the value of the warrants prior to the adjustment to the value of the warrants after the adjustment, using a modified Black-Scholes Option Pricing Model, and determined that the value had increased by $297,868. The weighted average assumptions used for this analysis were as follows: risk free rate of 5.04%, expected volatility of 109.4%, expected dividend of $0 and expected life of 2.2 years. This increase in value was treated as a deemed dividend and recorded by offsetting a dividend charge to additional paid-in-capital, without any effect on total stockholders equity.

f)	Immediately following completion of the PIPE Transaction and prepayment of the Laurus term loans, Laurus elected to convert the entire outstanding balance on its revolving line of credit, along with accrued interest thereon, into 950,865 shares of the Company’s common stock. In addition, in consideration of the issuance by the Company of 392,596 shares of common stock, Laurus agreed to a) waive the payment of liquidated damages due as a result of the Company’s failure to register shares of common stock into which the November 2005 $5 million term loan was convertible, and b) terminate the requirement that the Company pay it a portion of the cash flows generated by VNPP projects for a period of 5 years following the repayment of the November 2005 $5 million convertible term loan. The fair value of these shares, totaling $451,485 as determined based on the quoted market price of the shares, was recorded as additional interest expenses for the nine months ended September 30, 2006.

g)	On June 30, 2006, the Company acquired Parke P.A.N.D.A. Corporation for consideration consisting of 5,000,000 shares of Lime Energy common stock and cash of $2,720,000. Please see Note 5 for additional information regarding the acquisition of Parke P.A.N.D.A. Corporation.

h)	During the six month period that the Company’s Series E Convertible Stock was outstanding in 2006, the Board of Directors declared dividends payable on the Series E Convertible Preferred Stock of $698,000. The dividends were paid with 6,980 additional shares of Series E Convertible Preferred Stock. These Series E shares were converted into common stock on June 29, 2006.

i)	During July 2006, the Company issued a consultant a three year warrant to purchase 60,000 shares of its common stock at $1.00 per share as partial consideration for services provided the Company. This warrant was valued at $25,200 using a modified Black-Sholes option pricing model utilizing the following assumptions: risk free rate of 5.108%, expected volatility of 91.4%, expected dividend of

$0 and expected life of three years. The value of the warrant was charged to operations during the second quarter of 2006.

j)	On September 26, 2006, the Company acquired Kapadia Consulting, Inc., effective September 30, 2006. Consideration consisted of 500,000 shares of Lime Energy common stock and cash of $1,106,064. Please see Note 6 for additional information regarding the acquisition of Kapadia Consulting, Inc.
Note 19 – Related Party Transactions
During January 2006, the Company entered into a consulting agreement with Parke Industries to provide sales and marketing consulting services. Parke Industries is a company owned by Daniel Parke, one of the Company’s directors. Pursuant to the consulting agreement the Company agreed to pay Parke Industries $10,000 per month and to reimburse it for any expenses incurred as a result of its work. The Company paid Parke Industries a total of $61,155 during the nine months ended September 30, 2006. This agreement was terminated in May 2006.
As described in Note 18(c), on June 29, 2006 the Company completed a sale of shares of its common stock to a group of 17 investors, including 10 (of the total of 11) holders of its Series E Preferred Stock (the PIPE Transaction) and, as described in Note 18 (d), all 11 Series E Preferred holders agreed to convert all of the outstanding Series E Preferred into common stock. Three of the investors in the PIPE Transaction (Messrs. Asplund, Kiphart and Valentine) were also Series E Preferred stockholders and also are members of the Company’s board of directors. Also, on June 29, 2006, the Company acquired Parke P.A.N.D.A. Corporation, a company owned by The Parke Family Trust, whose trustees and beneficial owners are Daniel Parke, another of the Company’s directors, and his spouse.
Due to potential conflicts of interest resulting from (i) the beneficial ownership of Parke P.A.N.D.A. Corporation by Daniel Parke, and (ii) certain members of the Company’s Board (Messrs. Asplund, Kiphart and Valentine) beneficially owning shares of Series E Convertible Preferred Stock and agreeing to purchase shares of common stock in the PIPE Transaction and concurrently convert their shares of Series E Convertible Preferred stock into shares of the Company’s common stock, the Company’s board established a special committee comprised solely of disinterested, independent directors to review, negotiate and approve the acquisition of Parke and the PIPE Transaction. The special committee retained an investment bank to act as its financial advisor and outside counsel to assist it in its review of these transactions. The investment bank reviewed the terms and conditions of the proposed acquisition of Parke and delivered to the special committee an opinion to the effect that the purchase price paid for Parke was fair to the Company from a financial point of view. It also provided information, advice and analysis on the structure and pricing of the PIPE Transaction and a proposed rights offering. Outside counsel assisted the special committee in its review of these transactions and advised the committee on its duties and responsibilities. After considering all of the information it had gathered, the committee concluded that these transactions were fair to the Company and in the best interests of the Company and its stockholders and approved the Parke acquisition and the PIPE Transaction.
In August 2006, the Company retained Corporate Resource Development, Inc. (“CRD”), a company owned by William Carey, one of Lime Energy’s directors, to provide sales and marketing training and support. Under the agreement, which was reviewed and approved by Lime Energy’s Board of Directors, the Company will pay CRD $52,500, plus expenses for its services. In January 2006, prior to Mr. Carey’s appointment to Lime’s Board, CRD was retained to provide sales consulting services to the Company and was paid $10,000 plus expenses for its services.

INDEPENDENT AUDITORS’ REPORT
To the Stockholders of
Maximum Performance Group, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of Maximum Performance Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maximum Performance Group, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss during the year ended December 31, 2004 of $2,077,584, has an accumulated deficit of $4,852,559 at December 31, 2004 and cash flows used in operating activities of $1,933,523 during the year ended December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Marcum & Kliegman LLP
April 25, 2005
Melville, New York

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2004 and 2003

	2004	2003

ASSETS

CURRENT ASSETS
Cash	$8,259	$31,114
Accounts receivable, less allowance for doubtful accounts of $15,300 in 2004 and 2003	455,505	185,669
Inventory	381,198	481,715
Advances to suppliers	349,872	—
Costs and estimated earnings in excess of billings on uncompleted contracts	33,950	131,845
Prepaid expenses and other current assets	23,408	20,162

	1,252,192	850,505

PROPERTY AND EQUIPMENT, Net	784,734	762,584

OTHER ASSETS	19,712	24,628

TOTAL ASSETS	$2,056,638	$1,637,717

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2004 and 2003

	2004	2003

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current maturities of long-term debt	$27,710	$26,861
Current maturities of capital lease obligations	5,522	4,337
Accounts payable	685,069	581,013
Accrued expenses	610,123	323,969
Customer advances	228,742	769,370
Due to stockholders	108,345	237,773
Due to affiliate	28,519	143,882
Deferred revenue, short-term portion	1,329,993	597,610

Total Current Liabilities	3,024,023	2,684,815

OTHER LIABILITIES
Long-term debt, net of current maturities	17,689	45,399
Capital lease obligations, net of current maturities	4,739	8,522
Other liabilities	9,309	8,076
Deferred revenue, long-term portion	1,547,137	1,659,580

Total Other Liabilities	1,578,874	1,721,577

TOTAL LIABILITIES	$4,602,897	$4,406,392

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET, Continued
December 31, 2004 and 2003

	2004	2003

LIABILITIES AND STOCKHOLDERS’ DEFICIT, Continued

Mandatorily Redeemable Preferred stock
Series B-1 preferred stock; $.001 par value; 640,000 shares authorized, issued and outstanding (liquidation preference- $800,000)	$400,000	$—

Series B preferred stock; $.001 par value; 3,200,000 shares authorized, 1,440,000 issued and outstanding (liquidation preference- $4,500,000)	900,000	—

Series A-1 preferred stock; $.001 par value; 1,000,000 shares authorized, issued and outstanding (liquidation preference- $2,000,000)	1,000,000	—

Series A preferred stock; $.001 par value; 6,300,000 shares authorized, issued and outstanding (liquidation preference- $6,300,000)	6,300	6,300

STOCKHOLDERS DEFICIT
Common stock; $.001 par value; 12,647,508 shares Authorized; none issued and outstanding	—	—
Accumulated deficit	(4,852,559)	(2,774,975)

TOTAL STOCKHOLDERS’ DEFICIT	(4,852,559)	(2,774,975)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,056,638	$1,637,717

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
AND ACCUMULATED DEFICIT
For the Year Ended December 31, 2004 and 2003

	2004	2003

NET SALES	$2,312,315	$2,341,441

COST OF SALES	1,610,880	2,315,675

GROSS PROFIT	701,435	25,766

OPERATING EXEPNSES
Product Support	419,098	405,210
Research and development	125,841	160,796
Depreciation and amortization	92,932	61,337
Impairment charge	—	392,152
Selling expenses	769,290	537,000
General and administrative expenses	1,330,197	1,201,080

TOTAL OPERATING EXPENSES	2,737,358	2,757,575

OPERATING LOSS	(2,035,923)	(2,731,809)

OTHER EXPENSE
Interest expense, net	37,457	31,407
Other expenses	4,204	—

TOTAL OTHER EXPENSE	41,661	31,407

NET LOSS	(2,077,584)	(2,763,216)

ACCUMULATED DEFICIT – Beginning	(2,774,975)	—

Recapitalization	—	(11,759)

ACCUMULATED DEFICIT — Ending	$(4,852,559)	$(2,774,975)

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2004 and 2003

	2004	2003

CASH FLOWS FROM OPERATING ACTITIVIES
Net loss	$(2,077,584)	$(2,763,216)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	92,932	61,337
Provision for doubtful accounts	—	15,300
Impairment charge	—	392,152
Changes in operating assets and liabilities:
Accounts receivable	(269,836)	(195,511)
Inventory	100,517	(333,449)
Costs and estimated earnings in excess of billings on uncompleted contracts	97,895	(131,845)
Advances to suppliers	(349,872)	—
Prepaid expenses and other current assets	(3,246)	(12,421)
Accounts payable	104,056	581,013
Accrued expenses	286,154	(185,384)
Deferred revenue	619,940	1,881,807
Customer advances	(540,628)	769,370
Other liabilities	1,233	8,076
Other assets	4,916	(24,628)

TOTAL ADJUSTMENTS	144,061	2,825,817

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,933,523)	62,601

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition costs	—	(133,288)
Purchases of property and equipment	(115,082)	(268,766)

NET CASH USED IN INVESTING ACTIVITIES	$(115,082)	$(402,054)

The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS, Continued
For the Year Ended December 31, 2004 and 2003

	2004	2003

CASH FLOWS FROM FINANCING ACTITIVIES
Proceeds of loans from stockholders	$270,572	$237,773
Principal repayments of long-term debt	(26,861)	(9,304)
Repayments of capital lease obligations	(2,598)	(1,784)
Proceeds of loans from affiliate	—	143,882
Repayment of loans to affiliate	(115,363)	—
Proceeds from the Issuance of Series A-1 preferred stock	1,000,000	—
Proceeds from the Issuance of Series B preferred stock	900,000	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,025,750	370,567

NET (DECREASE) INCREASE IN CASH	(22,855)	31,114

CASH - Beginning	31,114	—

CASH - Ending	$8,259	$31,114

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the years for:
Interest	$38,054	$31,410
Non-cash investing and financing activities:
Net assets and liabilities in the following amounts were exchanged for the issuance of Series A Mandatorily Redeemable Preferred Stock:
Accounts receivable	$—	$5,458
Inventory	$—	$148,265
Prepaid expense and other current assets	$—	$7,741
Goodwill	$—	$258,864
Accrued expenses	$—	$(509,352)
Deferred revenue	$—	$(375,383)
Fixed assets	$—	$458,948
Recapitalization	$—	$11,759
Preferred stock	$—	$(6,300)

Issuance of Series B-1 preferred stock issued for repayment of stockholders’ loans	$400,000	$—
Equipment acquired under capital leases and debt obligations	$—	$96,207
The accompanying notes are an integral part of these consolidated financial statements

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — Organization and Business
Maximum Performance Group, Inc. (“MPG”) or “(the Company)” is a Delaware corporation, formed on December 10, 2002 for the purpose of acquiring certain assets and liabilities of Maximum Energy Services, Inc. (“MES”) and Pentech Solutions, Inc. (“Pentech”). On February 13, 2003, the Company completed the acquisition of the MES assets through a merger with its wholly owned subsidiary, Maximum LLC (“The LLC”) and simultaneously acquired all of the outstanding stock of Pentech. Prior to this date, MPG was inactive.
In connection with the transactions, MPG issued 6,300,000 shares of its Series A Preferred stock (“Series A Stock”), of which 3,675,000 shares were issued to the former shareholders of MES and 2,625,000 shares were issued to the former stockholders of Pentech. In accordance with the provisions of SFAS No. 141, “Business Combinations”, The LLC was determined to be the acquiring entity, and as such, its net liabilities were recorded at their carryover basis of $8,084. The purchase price of Pentech was $135,913 and was composed of the mandatorily redeemable preferred stock with an estimated value of $2,625 and acquisition costs associated with the transaction of $133,288. The acquisition cost of Pentech was allocated to the following assets and liabilities:

Assets:
Inventory	$143,967
Fixed assets	107,300
Prepaid expenses and other current assets	13,199
Goodwill	392,152

		$656,618

Liabilities:
Accounts payable, and accrued expenses	509,353
Deferred income	11,352

		$520,705

Purchase Price		$135,913

The 6,300,000 shares of Series A Stock have a liquidation preference of $1 per share, aggregating $6,300,000.
MPG is a technology based, energy and asset management provider. Through the application of the Company’s web-based software and enabling hardware, it ensures the customer’s energy consuming assets are performing at their most efficient level. This optimal performance is accomplished through the Company’s unique methods of continuous commissioning, asset monitoring and intelligence-based performance algorithms.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — Organization and Business, continued
MPG delivers technologies to provide mechanical system intelligence. These technologies become an enabling tool in which the Company’s clients achieve documented energy savings, reduction in maintenance expenditures, increased asset life and improve management process. The specific technologies include:
•	eMAC™ HVAC and lighting applications-this is a monitoring, communication and control device designed specifically for natural gas and electric heat, direct expansion cooling, and HVAC systems.

•	Maximum Performance Software-ensures customer’s facility systems are continually commissioned through three specific modules-(a) monitoring and verification, (b) scheduling optimization, and (c) real time optimal control.
MPG also performs special projects. These projects encompass lighting system and mechanical upgrades.
NOTE 2 — Summary of Significant Accounting Policies
Management’s Liquidity Plans
The Company had a net loss of $2,077,584 for the year ended December 31, 2004 and cash flows used in operating activities during the year ended December 31, 2004 of $1,933,523.
Management estimates that it will require additional resources during 2005, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity financing. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing increased sales for its products and obtaining adequate additional financing on acceptable terms. The uncertainties regarding the availability of continued financing and adequate revenues raise substantial doubt about the Company’s ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.
In September 2004, the Company engaged a consultant to investigate financing and merger alternatives. This has lead to the possible sale of the Company (see Note 12).
Principles of Consolidation
The financial statements include the accounts of MPG and its subsidiaries (The LLC and Pentech). All intercompany balances and transactions have been eliminated in consolidation.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2 — Summary of Significant Accounting Policies, continued
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash
The Company considers all highly liquid instruments with maturities of three months or less to be cash equivalents. At December 31, 2004 and 2003, the Company did not have any cash equivalents. The Company at times has cash deposits in excess of the maximum amounts insured by the FDIC.
Inventory
The Company maintains a finished goods inventory consisting of monitoring units (eMAC™ units) purchased from a contract manufacturer and spare components. Inventory is stated at the lower of cost (first-in, first-out) or market value. Advances to supplier represent amounts paid to a supplier for future purchases of inventory.
Accounts Receivable
The Company provides credit, in the normal course of business, to its customers. The Company maintains an allowance for doubtful customer accounts for estimated losses that may result from the inability of the Company’s customers to make required payments. Management determines the allowances based on historical collection experience, current economic and market conditions, and a review of the current status of each customer’s trade accounts receivable.
Revenue Recognition
The Company derives its revenues principally from the sale of its web-based software and enabling hardware (eMAC™ units) and from monitoring and energy management support maintenance services. The Company recognizes revenue when persuasive evidence of an arrangement exists, the product has been delivered, the price is fixed or determinable and collectibility is probable.
Many of the Company’s contracts contain multiple element arrangements which include undelivered services essential to the functionality of delivered products. Accordingly, revenue from such arrangements is recognized ratably over the maintenance term, provided all other revenue criteria have been met.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2 — Summary of Significant Accounting Policies, continued
Revenue Recognition, continued
Amounts billed in advance from customers related to services not yet provided are recorded as deferred revenue.
Revenue Recognition (Percentage of Completion)
MPG accounts for long-term construction contracts and recognizes revenue for financial statement purposes under the percentage of completion method. MPG performs projects that encompass lighting system upgrades and mechanical system upgrades.
The amount of revenue recognized at the financial statement date is the portion of the total contract price that the costs expended to date bears to the anticipated total costs, based on current estimates of costs to complete. Contract costs include materials unique to or installed in the project and subcontract costs.
In accordance with normal construction industry practice, the Company includes in current assets and current liabilities, amounts relating to construction contracts realizable and payable over a period in excess of one year. The length of the company’s contacts varies, but is typically between three months to two years. Revisions in estimates of costs and earnings during the life of the contracts are reflected in the accounting period in which such revisions become known. At the time a material loss on a contract becomes known, the entire amount of the estimated loss is recognized in the financial statements.
The asset “Costs and estimated earnings in excess of billings on uncompleted contracts” in the accompanying combined financial statements represents revenues earned in excess of amounts billed.
Fixed Assets
Fixed assets are recorded at cost. Depreciation is calculated on the straight-line basis in amounts sufficient to amortize the cost of the assets over their estimated useful lives (generally three to five years) beginning when the asset is put into use. Leasehold improvements are amortized over shorter of the estimated life or the related lease term. Expenditures for maintenance and repairs are charged to operations as incurred.
Software Development Costs
In accordance with Statement of Financial Account Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,” the Company capitalizes costs incurred to develop new software products upon determination that technological feasibility has been established upon completion of the working model. Costs incurred by the Company prior to establishment of technological feasibility are charged to expense.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2 — Summary of Significant Accounting Policies, continued
Software Development Costs, continued
Approximately $632,000 and $521,000 of software costs are not being amortized as of December 31, 2004 and 2003, respectively, as they have not yet been placed in service.
Goodwill
The Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 provides guidance on how to account for goodwill. The most substantive change is that goodwill will no longer be amortized, but instead will be tested for impairment periodically. In 2003, the Company completed its annual impairment testing of goodwill, which indicated that the carrying value of goodwill associated with the Pentech acquisition exceeded its fair value and required an adjustment for this impairment. This was due primarily to significant losses incurred by the Company since the acquisition of Pentech. The Company recorded an impairment charge of $392,152 for the year ended December 31, 2003.
Income Taxes
The Company provides for income taxes utilizing the liability method whereby deferred items are based on differences between the financial reporting and tax bases of assets and liabilities and are measured based on the tax rates expected to be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets and the amounts expected to be realized.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset is not recoverable. At such time as impairment in value of a long-lived asset is identified, the impairment will be measured in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” as the amount by which the carrying amount of a long-lived asset exceeds its fair value. To determine fair value, the Company employs an expected present value technique, which utilizes multiple cash flow scenarios that reflect the range of possible outcomes and an appropriate discount rate.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2 — Summary of Significant Accounting Policies, continued
Fair Value of Financial Instruments
The Company calculates the fair value of financial instruments and includes this additional information in the notes to financial statements when the fair value is different than the book value of those financial instruments. When the fair value approximates book value, no additional disclosure is made. As of December 31, 2004 and 2003, the carrying value of all financial instruments approximated fair value.
Concentration of Credit Risk
Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and accounts receivable. The Company places its cash with a high-credit quality financial institution to limit its credit exposure. During 2004, two customers accounted for 36%, and 15% of revenue, respectively. Accounts receivable from these customers at December 31, 2004 totaled approximately $7,000 and $187,000, respectively. During 2003, three customers accounted for 37%, 27% and 16% of revenue, respectively. Accounts receivable from these customers at December 31, 2003 totaled approximately $33,000, $22,000 and $12,000, respectively. The Company retains a security interest in hardware until the full purchase price, including taxes and additional charges have been paid. The Company maintains ongoing credit evaluations of its customers.
NOTE 3 — Costs, Estimated Profits and Billing on Uncompleted Contracts
Summarized as follows:

	2004	2003
Costs incurred on uncompleted contracts	$103,856	$442,135
Estimated profits	155,693	68,644

Total	259,549	510,779

Less: billings to date	225,599	378,934

Net	$33,950	$131,845

These amounts are included in the accompanying consolidated balance sheet under the following captions:

Costs and estimated profit in excess of billings on uncompleted contracts	$33,950	$131,845

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 4 — Fixed Assets
Fixed assets consist of the following components at December 31, 2004 and 2003:

	2004	2003
Machinery and equipment	$63,280	$61,511
Vehicles	81,564	81,564
Computer equipment	113,299	111,173
Software	657,982	546,795
Leasehold improvements	22,878	22,878

	939,003	823,921

Less accumulated depreciation	154,269	61,337

Fixed assets, net	$784,734	$762,584

NOTE 5 — Related Party Transactions
Amounts due to stockholders and affiliate represent unsecured demand obligations bearing interest at an annual rate of 6%.
NOTE 6 — Long-Term Debt
Long-term debt at December 31, 2004 and 2003 consist of the following:

	2004	2003
Vehicle note due in thirty-six (36) monthly installments of $556, including principal and interest at the prime rate (was 5.07% at December 31, 2004) per annum through March 2006, collateralized by the underlying vehicle.	$7,899	$14,566

Vehicle note due in thirty-six (36) monthly installments of $612, including principal and interest at 3.84% per annum through July 2006, collateralized by the underlying vehicle.	11,262	18,030

(Sub-total forward)	$19,161	$32,596

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 6 — Long-Term Debt, continued

	2004	2003
(Sub-total forward)	$19,161	$32,596

Vehicle note due in thirty-six (36) monthly installments of $596, including principal and interest at 4.14% per annum through August 2006, collateralized by the underlying vehicle.	11,491	18,015

Vehicle note due in thirty-six (36) monthly installments of $643, including principal and interest at 4.41% per annum through December 2006, collateralized by the underlying vehicle.	14,747	21,649

Total Long-Term Debt	45,399	72,260

Less: Current Maturities	27,710	26,861

Total Long-Term Debt, Net of Current Maturities	$17,689	$45,399

Annual maturities of long-term debt are as follows:

For the Year Ending
December 31,	Amount
2005	$27,710
2006	17,689

Total	$45,399

NOTE 7 — Capitalized Lease Obligations
During 2003, the Company obtained various equipment under capital leases expiring at various dates through February 2007 with effective interest rates varying from 9.94% to 27.68% per annum. Assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The leased equipment is included in property and equipment and is being depreciated over its estimated useful life.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 7 — Capitalized Lease Obligations, continued
Future annual minimum lease payments under these capital leases are:

For the Year Ending
December 31,	Amount
2005	$6,759
2006	4,795
2007	373

Total minimum lease payments	11,927

Less: amounts representing interest	1,666

Total capital lease obligation	10,261

Less: current portion	5,522

Capital lease obligation, less current portion	$4,739

The capitalized lease obligations are collateralized by equipment which has a cost of approximately $14,643 and accumulated depreciation of approximately $6,409 and $1,647 at December 31, 2004 and 2003, respectively. Equipment depreciation of $4,762 and $1,647 respectively, has been included in depreciation expense for the years ended December 31, 2004 and 2003.
NOTE 8 — Lease Commitments
The Company leases its facilities under non-cancelable operating leases. The New York City and San Diego facility leases expire in June 2009 and April 2005, respectively. In addition, the Company has various operating leases for office equipment. Rental expense under all operating leases for the year ended December 31, 2004 and 2003 was $139,148 and $78,626, respectively.
Future minimum rental payments under non-cancelable operating leases are summarized as follows:

For the Year Ending
December 31,	Amount
2005	$130,518
2006	110,975
2007	103,795
2008	98,831
2009	45,256

Total	$489,375

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9 — Mandatorily Redeemable Preferred Stock
Series A Preferred Stock
The terms of the Series A Stock are as follows:
Dividend Provisions: The holders of the Series A Stock are entitled to receive dividends at the rate of $.08 per share per annum (the “Series A Dividends”). Series A Dividends are payable when, as and if declared by the Board of Directors. As of December 31, 2004, no Series A Dividends were declared by the Company.
Liquidation Preference: The holders of Series A Stock are entitled to receive upon any liquidation or deemed liquidation, prior and in preference to any distribution or payment to the holders of common stock, an amount equal to $1.00 (the “Original Issue Price”) for each share of Series A Stock plus an amount equal to any declared but unpaid dividends on such respective shares.
Redemption: Upon the written request of the holders of at least 50% of the then-outstanding shares of Preferred Stock (the “Requesting Holders”), the Company shall on February 1, 2008 (the “Redemption Date”) redeem, all of the shares of Series A Stock held by the Requesting Holders for the sum of $1.00 per share and an amount equal to all dividends declared but unpaid thereon up to the Redemption Date.
Conversion: Each share of Series A Stock is convertible, at the option of the holder, at any time after the date of issuance, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price by the Series A Conversion Price. The initial Series A Conversion Price is $1.00 per share.
Automatic Conversion: Each share of Series A Stock is automatically converted into shares of common stock at the Series A Conversion Price at the time in effect for such shares immediately upon the earlier of the closing of (i) A Qualified Public Offering, as defined or, (ii) the date specified by writing consent or agreement of the holders of at least 75% of the then outstanding shares of Preferred Stock.
Voting Rights: Each share of Series A Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of Series A Stock held by such holder could then be converted.
Series A-1 Preferred Stock
In January 2004, the Company issued 1,000,000 shares of Series A-1 preferred stock and received proceeds of $1,000,000. The Series A-1 preferred Stock has a par value of $.001 per share.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9 — Mandatorily Redeemable Preferred Stock, continued
The terms of the Series A-1 Stock are as follows:
Dividend Provisions: The holders of the Series A-1 Stock are entitled to receive dividends at the rate of $.08 per share per annum (the “Series A-1 Dividends”). Series A-1 Dividends are payable when, and if declared by the Board of Directors.
Liquidation Preference: The holders of Series A-1 Stock are entitled to receive upon any liquidation or deemed liquidation, prior and in preference to any distribution or payment to the holders of common stock and Series A-1 holders, an amount equal to $2.00 (the “Original Issue Price”) for each share of Series A-1 Stock plus an amount equal to any declared but unpaid dividends on such respective shares.
Redemption: Upon the written request of the holders of at least 50% of the then-outstanding shares of Preferred Stock (the “Requesting Holders”), the Company shall on February 1, 2008 (the “Redemption Date”) redeem, all of the shares of Series A Stock held by the Requesting Holders for the sum of $2.00 per share and an amount equal to all dividends declared but unpaid thereon up to the Redemption Date.
Conversion: Each share of Series A-1 Stock is convertible, at the option of the holder, at any time after the date of issuance, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price by the Series A-1 Conversion Price. The initial Series A-1 Conversion Price is $1.00 per share.
Automatic Conversion: Each share of Series A-1 Stock is automatically converted into shares of common stock at the Series A-1 Conversion Price at the time in effect for such shares immediately upon the earlier of the closing of (i) A Qualified Public Offering, as defined or, (ii) the date specified by writing consent or agreement of the holders of at least 75% of the then outstanding shares of Preferred Stock.
Voting Rights: Each share of Series A-1 Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of Series A-1 Stock held by such holder could then be converted.
Series B and B-1 Preferred Stock
At various dates from August 2004 through October 2004, the Company issued 1,440,000 shares of Series B preferred stock. The Series B preferred stock has a par value of $.001 per share. The Company received proceeds of $900,000 or $.625 per share in connection with this issuance.
In August 2005, the Company issued 640,000 shares of Series B-1 preferred stock for two $200,000 promissory notes due to shareholders or $.625 per share. The par value of the Series B-1 preferred stock is $.001 per share.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9 — Mandatorily Redeemable Preferred Stock, continued
The terms of the Series B and B-1 Stock are as follows:
Dividend Provisions: The holders of the Series B and B-1 Stock are entitled to receive dividends at the rate of $.08 per share per annum (the “Series B and B-1 Dividends”). Series B and B-1 Dividends are payable when, as and if declared by the Board of Directors.
Liquidation Preference: The holders of Series B and B-1 Stock are entitled to receive upon any liquidation or deemed liquidation, prior and in preference to any distribution or payment to the holders of common stock, an amount equal to $3.125 and $1.25, respectively (the “Original Issue Price”) for each share of Series B and B-1 Stock plus an amount equal to any declared but unpaid dividends on such respective shares.
Redemption: Upon the written request of the holders of at least 50% of the then-outstanding shares of Preferred Stock (the “Requesting Holders”), the Company shall on February 1, 2008 (the “Redemption Date”) redeem, all of the shares of Series B and B-1 Stock held by the Requesting Holders for the sum of $3.125 and $1.25 per share respectively and an amount equal to all dividends declared but unpaid thereon up to the Redemption Date.
Conversion: Each share of Series B and B-1 Stock is convertible, at the option of the holder, at any time after the date of issuance, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Original Issue Price by the Series B and B-1 Conversion Price. The initial Series B and B-1 Conversion Price is $.625 per share.
Automatic Conversion: Each share of Series B and B-1 Stock is automatically converted into shares of common stock at the Series A Conversion Price at the time in effect for such shares immediately upon the earlier of the closing of (i) A Qualified Public Offering, as defined or, (ii) the date specified by writing consent or agreement of the holders of at least 75% of the then outstanding shares of Preferred Stock.
Voting Rights: Each share of Series B and B-1 Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of Series B and B-1 Stock held by such holder could then be converted.
NOTE 10 — Income Taxes
For the years ended December 31, 2004 and 2003, no income tax provision was recorded as a result of the Company incurring losses and the net deferred tax asset being fully offset by a valuation allowance due to the uncertainty of the realization of these accounts. At December 31, 2004 and 2003, the Company has net operating loss carryforwards of approximately $5,130,000 and $3,233,000, respectively, which can be utilized against future profits until 2024.

MAXIMUM PEFORMANCE GROUP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 10 — Income Taxes, continued
Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s gross deferred tax assets at December 31, 2004 of approximately $2,781,000 relate primarily to net operating loss carryforwards, deferred revenues, and depreciation and amortization. At December 31, 2004 and 2003, a valuation allowance was recorded to fully offset the net deferred tax assets.
NOTE 11 — Retirement Plan
MPG adopted and implemented a Safe Harbor 401(k) Plan for the plan year that begins January 1, 2003. For the 2003 plan year, the Company provided a matching contribution for eligible participants. The matching contribution was a dollar-for-dollar matching contribution on salary deferrals up to 3% of compensation and then fifty-cents on the dollar matching contribution on salary deferrals from 4% to 5% of compensation. The Company made contributions to the plan of $62,681 and $27,062 for the years ended December 31, 2004 and 2003, respectively. Participants are 100% vested in this matching contribution.
NOTE 12 — Subsequent Event
On March 1, 2005, the Company entered into a letter of intent to sell all of its outstanding capital stock to Lime Energy Co. (formerly known as Electric City Corp.) (“ELC”), a publicly held company which is in a similar line of business as MPG. The estimated purchase price of up to $7.5 million, is composed of cash and common stock of ELC. Closing of the sale is subject to various conditions contained in the letter agreement.

MAXIMUM PERFORMANCE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

March 31
2005
(unaudited)

Assets

Current Assets
Cash and cash equivalents	$11,760
Accounts receivable, net	300,604
Inventories	357,662
Advances to suppliers	407,086
Prepaid expenses and other	16,943

Total Current Assets	1,094,055

Net Property and Equipment	798,217

Other Assets	19,712

$1,911,984

See accompanying notes to condensed consolidated financial statements

MAXIMUM PERFORMANCE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

March 31,
2005
(unaudited)

Liabilities and Stockholders’ Equity

Current Liabilities
Current maturities of long-term debt and capital lease obligations	$33,434
Accounts payable	629,079
Accrued expenses	673,129
Customer advances	332,155
Due to stockholders	164,580
Due to affiliate	28,919
Billings in excess of costs and estimated earnings on uncompleted contracts	36,148
Deferred revenue	1,150,579

Total Current Liabilities	3,048,023

Long-Term Debt, less current maturities	14,074

Other Liabilities	9,227

Deferred Revenue	1,625,448

Total Liabilities	4,696,772

Mandatorily Redeemable Preferred Stock	2,306,300

Stockholders’ Deficit
Common stock, $.0001 par value; 12,647,508 shares authorized; none issued and outstanding	—
Accumulated deficit	(5,091,088)

Total Stockholders’ Deficit	(5,091,088)

$1,911,984

See accompanying notes to condensed consolidated financial statements

MAXIMUM PERFORMANCE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Three months ended, March 31	2005	2004

Revenue	$850,312	$300,292

Cost of Sales	477,042	379,599

Gross Profit (Loss)	373,270	(79,307)

Operating Expenses
Product support	80,377	121,598
Research and development	2,839	50,360
Depreciation and amortization	23,287	31,217
Selling expenses	140,705	201,500
General and administrative expenses	353,309	347,634

	600,517	752,309

Operating loss	(227,247)	(831,616)

Other Income (Expense)
Interest expense	(5,328)	(6,101)
Other expense	(5,954)	(3,470)

Total other income (expense)	(11,282)	(9,571)

Net Loss	$(238,529)	$(841,187)

See accompanying notes to condensed consolidated financial statements

MAXIMUM PERFORMANCE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Three months ended March 31	2005	2004

Cash Flow from Operating Activities

Net loss	$(238,529)	$(841,187)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	23,287	31,217
Accrued interest payable on notes payable	1,334	4,909
Changes in assets and liabilities
Accounts receivable	154,901	(391,300)
Inventories	23,536	24,675
Costs and estimates in excess of billings on uncompleted contracts	33,950	79,590
Billings in excess if costs and estimated earnings on uncompleted contracts	36,148	—
Advances to suppliers	(57,214)	—
Prepaid expenses and other current assets	6,465	(32,681)
Accounts payable	(55,989)	(256,897)
Accrued expenses	63,006	131,076
Deferred revenue	(101,104)	494,854
Customer advances	103,413	(185,226)
Other liabilities	(82)	837
Other assets	—	4,919

Net cash used in operating activities	(6,878)	(935,214)

Cash Flows Used In Investing Activities
Purchase of property and equipment	(36,770)	(33,567)

Net cash used in investing activities	(36,770)	(33,567)

Cash Flows Provided by (Used in) Financing Activities
Proceeds of loans from stockholders	165,000	30,500
Payment on loans from stockholders	(109,669)	(41,217)
Proceeds from long-term debt	—	2,126
Payment on long-term debt	(8,153)	(7,706)
Proceeds of loans to affiliate	—	23,521
Payment on loans to affiliate	(29)	(57,859)
Proceeds from issuance of mandatorily redeemable preferred stock	—	1,000,000

Net cash provided by financing activities	47,149	949,365

Net Increase (Decrease) in Cash and Cash Equivalents	3,501	(19,416)

Cash and Cash Equivalents, at beginning of period	8,259	31,114

Cash and Cash Equivalents, at end of period	$11,760	$11,698

Supplemental Disclosure of Cash Flow Information
Cash paid during the periods for interest	$1,610	$1,210
See accompanying notes to condensed consolidated financial statements

Maximum Performance Group, Inc.
Notes to Financial Statements
Note 1 — Basis of Presentation
The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31 2005. For further information, refer to the Company’s annual December 31, 2004 and 2003 financial statements and footnotes included elsewhere in this registration statement.
Note 2 — Inventories
Inventories consisted of the following:

March 31,
2005
Raw materials	$—

Work in process	—

Finished goods	357,662

$357,662

Note 2 — Related Party Transactions
As of March 31, 2005 the Company owed $164,580 and $28,919 to stockholders and affiliates, respectively. These amounts represent unsecured demand obligations bearing interest at an annual rate of 6%.
Note 3 — Customer Concentration
Two customers accounted for 54% and 11% of Company’s revenue during the three month period ended March 31, 2005. Accounts receivable from these customers at March 31, 2005 totaled approximately $25,000 and $36,000 respectively. One customer accounted for 64% of the Company’s revenue during the three month period ended March 31, 2004. Accounts receivable from this customer at March 31, 2004 totaled approximately $345,000.
Note 4 — Reclassification
Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

Note 5 — Subsequent Event
Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 29, 2005, by and among Lime Energy Co. (formerly known as Electric City Corp.), (“Lime Energy”) MPG Acquisition Corporation, a wholly-owned subsidiary of Lime Energy (“Merger Subsidiary”), and Maximum Performance Group, Inc. (“MPG”), on May 3, 2005, Lime Energy acquired MPG pursuant to the merger of MPG with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation under the name Maximum Performance Group, Inc.
The merger consideration consisted of approximately $1,644,000 in cash, approximately 2,520,000 shares of Lime Energy common stock and approximately 2,510,000 additional shares which have been placed in escrow. If MPG’s revenues during the two years following the merger exceed an aggregate of $5,500,000 the escrow shares will be released to the former stockholders of MPG at the rate of 202 shares for every $1,000 of revenue in excess of such amount. The escrow shares are also available to satisfy any indemnification claims which Lime Energy may have under the Merger Agreement. As a result of the merger, Merger Subsidiary became responsible for the liabilities of MPG. The acquisition will be recorded using the purchase method of accounting.

Report of Independent Registered Public Accounting Firm
Parke P.A.N.D.A. Corporation
Glendora, California
We have audited the accompanying balance sheets of Parke P.A.N.D.A. Corporation as of December 31, 2005 and 2004, and the related statements of income, stockholder’s equity and cash flows for the two year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parke P.A.N.D.A. Corporation at December 31, 2005 and 2004, and the results of its operations and its cash flows for the two year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Chicago, Illinois	/s/ BDO SEIDMAN, LLP
August 11, 2006

Parke P.A.N.D.A. Corporation
Balance Sheets

December 31,	2005	2004

Assets

Current Assets
Cash	$152,412	$5,579
Accounts receivable, net of allowance of $10,000 at December 31, 2005 and 2004	329,316	332,682
Inventories	158,796	57,312
Other	—	614

Total Current Assets	640,524	396,187

Net Property and Equipment (Note 3)	54,299	39,611

Intangibles, net of amortization of $2,059 and $1,602 at December 31, 2005 and 2004, respectively	229	686

	$695,052	$436,484

Parke P.A.N.D.A. Corporation
Balance Sheets

December 31,	2005	2004

Liabilities and Stockholder’s Equity

Current Liabilities
Line of credit (Note 4)	$—	$38,646
Current maturities of long-term debt (Note 5)	5,564	9,821
Accounts payable	235,355	111,005
Accrued expenses	56,698	30,187
Due to stockholder	—	32,332

Total Current Liabilities	297,617	221,991

Long-Term Debt, less current maturities (Note 5)	8,170	13,734

Total Liabilities	305,787	235,725

Commitments (Note 6)

Stockholder’s Equity
Common stock, no par value; 1,000,000 shares authorized, 1,000 issued and outstanding at December 31, 2005 and 2004	10,000	10,000
Accumulated earnings	379,265	190,759

Total Stockholder’s Equity	389,265	200,759

	$695,052	$436,484

Parke P.A.N.D.A. Corporation
Statements of Income

	Year ended	Year ended
	December 31,	December 31,
	2005	2004

Revenue	$3,342,731	$2,012,638

Expenses
Cost of sales	2,120,765	1,307,047
Selling, general and administrative	838,092	568,956

	2,958,857	1,876,003

Operating Income	383,874	136,635

Other Expense
Interest expense	8,300	8,940

Net Income	$375,574	$127,695

Parke P.A.N.D.A. Corporation
Statements of Stockholder’s Equity

				Total
	Common	Common	Accumulated	Stockholder’s
	Shares	Stock	Earnings	Equity

Balance, January 1, 2004	1,000	$10,000	$63,064	$73,064

Net income for the year ended December 31, 2004	—	—	127,695	127,695

Balance, December 31, 2004	1,000	$10,000	$190,759	$200,759

Stockholder distribution	—	—	(187,068)	(187,068)
Net income for the year ended December 31, 2005	—	—	375,574	375,574

Balance, December 31, 2005	1,000	$10,000	$379,265	$389,265

Parke P.A.N.D.A. Corporation
Statements of Cash Flows

	Year ended	Year ended
	December 31,	December 31,
	2005	2004

Cash Flows From Operating Activities
Net income	$375,574	$127,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,194	12,821
Changes in assets and liabilities
Accounts receivable	3,366	(62,751)
Inventories	(101,484)	(32,472)
Other current assets	614	24,509
Accounts payable	124,350	55,678
Accrued expenses	26,511	8,146

Net cash provided by operating activities	449,125	133,626

Cash Flows Used in Investing Activities
Purchase of property and equipment	(34,425)	(8,746)

Cash Flows Used in Financing Activities
Payments on line of credit	(38,646)	(91,370)
Payments on long-term debt	(9,821)	(9,512)
Shareholder advance	—	1,830
Payments on stockholder loan	(32,332)	—
Distribution to stockholder	(187,068)	—

Net cash used in financing activities	(267,867)	(99,052)

Net Increase in Cash	146,833	25,828

Cash, at beginning of year	5,579	(20,249)

Cash, at end of year	$152,412	$5,579

Supplemental Disclosure of Cash Flow Information
Interest paid during the year	$8,300	$8,940

Parke P.A.N.D.A. Corporation
Notes to Financial Statements
Note 1 — Description of Business
     Parke P.A.N.D.A. Corporation (the “Company”), a California S corporation headquartered in Glendora, California, is an energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users. The Company’s principal customers are located in California.
Note 2 — Summary of Significant Accounting Policies
     Inventories
     Inventories are stated at the lower of cost or market. Cost is determined utilizing the first-in, first-out (FIFO) method.
     Property and equipment
     Property and equipment are recorded at cost. Depreciation is calculated on the straight-line basis in amounts sufficient to amortize the cost of the assets over their estimated useful lives (generally three to five years) beginning when the asset is placed into service. Expenditures for maintenance and repairs are charged to operations as incurred.
     Impairment of Long-Lived Assets
     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. Our cash flow estimates are based on historical results adjusted to reflect our best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Our estimates of fair value represent our best estimate based on industry trends and reference to market rates and transactions.
     Revenue Recognition
     The Company’s contracts are of relatively short duration; therefore revenue is recognized on the completed contract basis. Based on the completed-contract method, revenue is recognized when delivery of the product has occurred and installation is complete, title has passed to the customer and collectability is reasonably assured.
     Allowance for Doubtful Accounts
     We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance is largely based upon specific knowledge of customers from whom collection is determined to be doubtful and our historical collection experience with such customers. If the financial condition of our customers or the economic environment in which they operate were to deteriorate, resulting in an inability to make payments, or if our estimates of certain customer’s ability to pay are incorrect, additional allowances may be required. At December 31, 2005 and 2004, the Company had a $10,000 allowance for doubtful accounts.
     Income Taxes
     The Company has elected “S” corporation status and, accordingly, is not a tax-paying entity for federal income tax purposes. Its stockholder has consented to include the losses or income of the Company on his individual federal tax returns. However, the Company is a tax-paying entity for California Franchise tax purposes.

Parke P.A.N.D.A. Corporation
Notes to Financial Statements
     Concentration of Risk
     Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash and accounts receivable. The Company places its cash with a high-credit quality financial institution to limit its credit exposure. During 2005 one customer accounted for approximately 20% of the Company’s revenue. There were no outstanding accounts receivable from this customer at December 31, 2005. No customer accounted for more than 10% of the Company’s revenue during 2004. The Company maintains ongoing credit evaluations of its customers.
     The Company has relationships with multiple suppliers and seeks competing bids for its material purchases. During 2005, the Company purchased approximately 39% and 38% of its materials from two suppliers of which approximately $27,000 and $86,000, respectively, was included in accounts payable at December 31, 2005. During 2004, the Company purchased approximately 73% of its materials from four suppliers, of which approximately $73,000 was included in accounts payable at December 31, 2004.
     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Advertising, Marketing and Promotional Costs
     Expenditures on advertising, marketing and promotions are charged to operations in the period incurred and totaled approximately $11,000 and $18,000 for the periods ended December 31, 2005 and 2004, respectively.
Note 3 — Property and Equipment
     Major classes of property and equipment consist of the following:

December 31,	2005	2004

Furniture	$530	$530
Office equipment	25,850	10,915
Transportation equipment	69,886	50,396

	96,266	61,841
Less accumulated depreciation	41,967	22,230

	$54,299	$39,611

Note 4 — Line of Credit
     The Company has a line of credit with a bank that provides for borrowings of the lesser of (1) $400,000, or 80% of the aggregate of eligible accounts receivable. The line of credit accrues interest on outstanding balances at the lender’s prime rate (7.25% as of December 31, 2005) plus 1.09% and matures on July 25, 2006. Borrowings under this line of credit are secured by substantially all of the Company’s assets and are guaranteed by the Company’s stockholder.

Parke P.A.N.D.A. Corporation
Notes to Financial Statements
There were borrowings of $0 and $38,646 under the line of credit at December 31, 2005 and 2004, respectively.
Note 5 — Long-Term Debt
     Long-term debt at December 31, 2005 and 2004 consisted of the following:

December 31,	2005	2004

Vehicle note due in forty-eight (48) monthly installments of $405, including principal and interest at 6.9% per annum, through January 2006	$403	$5,064

Vehicle note due in sixty (60) monthly installments of $430 through July 2008	13,331	18,491

Total debt	13,734	23,555

Less current portion	5,564	9,821

Total long-term debt	$8,170	$13,734

     The aggregate amounts of long-term debt maturing in each of the next five years as of December 31, 2005, are as follows:

2006	$5,564
2007	5,160
2008	3,010

$13,734

Note 6 — Lease Commitments
     The Company leases office space in Glendora, California from an entity owned by the Company’s stockholder which expires on January 1, 2007. Total rent expense for this office space was $26,400 during 2005.
     Future minimum rentals payments under this lease as of December 31, 2005 are as follows:

Year ending December 31,	Total

2006	$42,000

Total	$42,000

Parke P.A.N.D.A. Corporation
Notes to Financial Statements
Note 7 — Related Party Transactions
     As discuss in Note 6, the Company leases office space in a building owned by the Company’s stockholder.
     During the year ended December 31, 2005, the Company recognized revenue of $39,350 for the sale of products and services to a company which is majority owned by the Company’s stockholder. There were no accounts receivable from this customer as of December 31, 2005.
Note 8 — Subsequent Event
     On June 30, 2006, all of the capital stock of the Company was acquired by Lime Energy Co. (formerly known as Electric City Corp.) for $2.72 million in cash and Lime Energy Co. stock valued at $5 million.

PARKE P.A.N.D.A. CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET

June 30
2006
(unaudited)

Assets

Current Assets
Cash and cash equivalents	$1,710
Accounts receivable, net	711,598
Inventories	142,789
Prepaid expenses and other	7,088

Total Current Assets	863,185

Net Property and Equipment	79,917

Other Assets	115

$943,217

See accompanying notes to condensed consolidated financial statements

PARKE P.A.N.D.A. CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET

June 30,
2006
(unaudited)

Liabilities and Stockholder’s Equity

Current Liabilities
Line of credit	$400,000
Current maturities of long-term debt	10,172
Accounts payable	338,536
Accrued expenses	73,575
Customer advances	367

Total Current Liabilities	822,650

Long-Term Debt, less current maturities	35,591

Total Liabilities	858,241

Stockholder’s Equity
Common stock, no par value; 10,000 shares authorized; 10,000 issued and outstanding	10,000
Accumulated earnings	74,976

Total Stockholder’s Equity	84,976

$943,217

See accompanying notes to condensed consolidated financial statements

PARKE P.A.N.D.A. CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Six Months ended, June 30	2006	2005

Revenue	$1,883,830	$1,747,569

Expense
Cost of Sales	1,169,365	1,118,120
Selling, general and administrative	520,263	359,533

	1,689,628	1,477,653

Operating income	194,202	269,916

Other Expense
Interest expense	2,491	2,483

Net Income	$191,711	$267,433

See accompanying notes to condensed consolidated financial statements

PARKE P.A.N.D.A. CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Six Months ended June 30	2006	2005

Cash Flow from Operating Activities

Net income	$191,711	$267,433

Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	11,984	8,102
Changes in assets and liabilities
Accounts receivable	(382,282)	(666,904)
Inventories	16,007	9,096
Costs and estimated profits in excess of billings on uncompleted contracts	—	(81,380)
Prepaid expenses and other current assets	(7,088)	(186)
Accounts payable	103,181	259,067
Accrued expenses	16,877	57,251
Customer advances	367	—

Net cash used in operating activities	(49,243)	(147,521)

Cash Flows Used In Investing Activities
Purchase of property and equipment	(2,476)	(32,115)

Cash Flows (Used in) Provided by Financing Activities
Borrowings on line of credit, net of repayments	400,000	200,989
Payment on loans from stockholders	—	(15,000)
Payment on long-term debt	(2,983)	(4,871)
Stockholder distribution	(496,000)	—

Net cash (used in) provided by financing activities	(98,983)	181,118

Net (Decrease) Increase in Cash and Cash Equivalents	(150,702)	1,482

Cash and Cash Equivalents, at beginning of period	152,412	5,579

Cash and Cash Equivalents, at end of period	$1,710	$7,061

Supplemental Disclosure of Cash Flow Information
Cash paid during the periods for interest	$1,637	$2,483
Non-cash investing activity:
Financed capital purchase	$35,012	$—
See accompanying notes to condensed consolidated financial statements

Parke P.A.N.D.A. Corporation
Notes to Financial Statements
Note 1 — Basis of Presentation
The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2006 and 2005 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2006. For further information, refer to the Company’s annual December 31, 2005 and 2004 financial statements and footnotes included as exhibit 99.1 in this Form 8-K/A.
Note 2 — Inventories
Inventories consisted of the following:

June 30,
2006
Raw materials	$142,789

Work in process	—

Finished goods	—

$142,789

Note 3 — Customer Concentration
One customer accounted for 15% of Company’s revenue during the six month period ended June 30, 2006. Accounts receivable from this customer at June 30, 2006 totaled approximately $245,000. Two customers accounted for 21% and 11% of the Company’s revenue during the six month period ended June 30, 2005, respectively. Accounts receivable from these customers at June 30, 2005 were approximately $259,000 and $50,000, respectively.
Note 4 — Line of Credit
The Company has a line of credit with a bank that provides for borrowings of the lesser of $400,000, or 80% of the aggregate of eligible accounts receivable. The line of credit accrues interest on outstanding balances at the lender’s prime rate (8.25% as of June 30, 2006) plus 1.09% and matures on July 25, 2006. Borrowings under this line of credit are secured by substantially all of the Company’s assets and are guaranteed by the Company’s stockholder. There were borrowings of $400,000 and $239,635 under the line of credit at June 30, 2006 and 2005, respectively.

Note 5 — Related Party Transactions
The Company leases office space in Glendora, California from an entity owned by the Company’s stockholder. The lease expires on January 1, 2007. Total rent expense for this office space was $20,500 and $13,200 for the six months ended June 30, 2006 and 2005, respectively.
During the six months ended June 30, 2006, the Company recognized revenue of $30,895 for the sale of products and services to a company which is majority owned by the Company’s stockholder. There were no accounts receivable from this customer as of June 30, 2006.
Note 6 — Subsequent Event
Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 30, 2006, by and among Lime Energy Co. (formerly known as Electric City Corp.), (“Lime Energy”) MPG Acquisition Corporation, a wholly-owned subsidiary of Lime Energy (“Merger Subsidiary”), and Parke P.A.N.D.A. Corporation (“Parke”), Lime Energy acquired Parke pursuant to the merger of Parke with and into Merger Subsidiary, with Merger Subsidiary continuing as the surviving corporation under the name Parke Industries, LLC.
The merger consideration consisted of $2,720,000 in cash and 5,000,000 shares of Lime Energy common stock. As a result of the merger, Merger Subsidiary became responsible for the liabilities of Parke. The acquisition will be recorded using the purchase method of accounting.

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements with respect to Lime Energy Co. (formerly known as Electric City Corp.) are based on our historical consolidated financial statements. Set forth below are the following unaudited pro forma condensed combined financial statements:
•	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006, assuming the business combination between Lime Energy Co. and Parke P.A.N.D.A. Corporation occurred as of January 1, 2005 and combining the September 30, 2006 historical statement of operations for Lime Energy Co. and the June 30, 2006 historical statement of operations for Parke P.A.N.D.A. Corporation, and
•	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005, assuming the business combination between Lime Energy Co., Maximum Performance Group, Inc. and Parke P.A.N.D.A. Corporation occurred as of January 1, 2005 and combining the December 31, 2005 historical statement of operations for Lime Energy Co., the statement of operation for Maximum Performance Group, Inc. for the four months ended April 30, 2005 and the December 31, 2005 historical statement of operations for Parke P.A.N.D.A. Corporation. Maximum Performance Group, Inc. (“MPG”), a manufacturer of a line of HVAC controllers, was acquired effective May 1, 2005, thus the results of operations for the first four months of 2005 are not contained in the Lime Energy Co. historical financials for the twelve months ended December 31, 2005.
The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial statements do not reflect any benefits from potential cost savings or revenue synergies resulting from this business combination.
The merger will be treated as a purchase business combination for accounting purposes, and Parke P.A.N.D.A. Corporation’s assets acquired and liabilities assumed will be recorded at their fair value.
In connection with the business combination, Parke merged with and into the wholly owned subsidiary of Lime Energy (“Parke Acquisition LLC”). In connection with the merger, all membership interests of Parke Acquisition as of the merger date shall remain membership interests of the surviving corporation. In total Parke’s stockholder received $2,720,000 in cash and 5,000,000 shares of Lime Energy Co. common stock.
We have not completed a final assessment of the fair values of assets and liabilities of Parke and the related business integration plans. The assessment will not be completed until the full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets (some of which will have indefinite lives) and liabilities, including the establishment of any potential liabilities associated with business integration plans. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities.

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2006

		Historical
	Historical	Parke			Pro Forma
	Lime Energy	P.A.N.D.A.	Pro Forma		Lime Energy
	Co.	Corporation	Adjustments		Co.

Revenue	$4,611,321	$1,883,830	$—		$6,495,151

Expenses
Cost of sales	3,474,496	1,169,365	—		4,643,861
Selling, general and administrative	7,957,736	520,263	(156,450	)a	8,321,549
Impairment loss	760,488	—	—		760,488

	12,192,720	1,689,628	(156,450)		13,725,898

Operating income (loss)	(7,581,399)	194,202	156,450		(7,230,747)

Other Income (Expense)
Interest income	125,646	—	—		125,646
Interest expense	(3,256,755)	(2,491)	—		(3,259,246)

Total other expense	(3,131,109)	(2,491)	—		(3,133,600)

Income (loss) from continuing operations	(10,712,508)	191,711	156,450		(10,364,347)

Loss from discontinued operations	(21,425)	—	—		(21,425)

Net Income (Loss)	(10,733,933)	191,711	156,450		(10,385,772)

Plus Preferred Stock Dividends	(24,347,725)	—	—		(24,347,725)

Net Loss Available to Common Shareholder	$(35,081,658)	$191,711	$156,450		$(34,733,497)

Basic and diluted net loss per common share from:

Continuing operations	(1.83)				(1.43)
Discontinued operations	(0.00)				(0.00)
Basic and Diluted Net Loss Per Common Share	$(1.83)				$(1.43)

Weighted Average Common Shares Outstanding	19,198,805		5,000,000	b	24,315,289
			2,720,000	c

UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2005

		Maximum
		Performance				Historical
		Group Four				Parke			Pro Forma
	Historical Lime	Months Ended	Pro Forma			P.A.N.D.A.	Pro Forma		Lime Energy
	Energy Co.	April 30, 2005	Adjustments		Sub-total	Corporation	Adjustments		Co.

Revenue	$3,693,429	$256,682	$—		$3,950,111	$3,342,731	—		$7,292,842

Expenses
Cost of sales	3,691,854	581,729	—		4,273,583	2,120,765	—		6,394,348
Selling, general and administrative	6,078,098	1,126,106	235,882	d	7,440,086	838,092	439,000	e	8,717,178

	9,769,952	1,707,835	235,882		11,713,669	2,958,857	439,000		15,111,526

Operating income (loss)	(6,076,523)	(1,451,153)	(235,882)		(7,763,558)	383,874	(439,000)		(7,818,684)

Other Income (Expense) Interest income	58,737	—	—		58,737	—	—		58,737
Interest expense	(602,990)	(971)	—		(603,961)	(8,300)	—		(612,261)

Total other expense	(544,253)	(971)	—		(545,224)	(8,300)	—		(553,524)

Income (loss) from continuing operations	(6,620,776)	(1,452,124)	(235,882)		(8,308,782)	375,574	(439,000)		(8,372,208)

Loss from discontinued operations	(251,962)	—	—		(251,962)	—	—		(251,962)

Net Income (Loss)	(6,872,738)	(1,452,124)	(235,882)		(8,560,744)	375,574	(439,000)		(8,624,170)

Plus Preferred Stock Dividends	(1,851,345)	—	—		(1,851,345)	—	—		(1,851,345)

Net Loss Available to Common Shareholder	(8,724,083)	(1,452,124)	(235,882)		(10,412,089)	375,574	(439,000)		(10,475,515)

Basic and diluted net loss per common share from:

Continuing operations	(2.65)								(1.00)
Discontinued operations	(0.08)								(0.03)

Basic and Diluted Net Loss Per Common Share	(2.73)								(1.03)

Weighted Average Common Shares Outstanding	3,190,664						5,000,000	b	10,190,664
							2,720,000	c

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENTS OF OPERATIONS
          (a) To adjust amortization expense related to the Parke’s identifiable intangible assets assuming the business combination occurred as of January 1, 2005.
          (b) Represents the shares of Lime Energy common stock issued as consideration to Parke’s stockholder.
          (c) Represents that portion of the shares issued as part of the Private Placement to generate the cash used to acquire Parke assuming the business combination occurred as of January 1, 2005.
          (d) To record four additional months of amortization expense related to the Maximum Performance Group’s identifiable intangible assets assuming the business combination occurred as of January 1, 2005.
          (e) To record twelve months of amortization expense related to the Parke’s identifiable intangible assets assuming the business combination occurred as of January 1, 2005.